Exhibit 10.3

EXECUTION VERSION

RESTRUCTURING AGREEMENT

THIS RESTRUCTURING AGREEMENT (this “Agreement”) is made as of April 26, 2013, by and among Emisphere Technologies, Inc., a Delaware corporation (the “Company”), and (i) MHR Capital Partners Master Account LP, a limited partnership organized in Anguilla, British West Indies (“Master Account”), (ii) MHR Capital Partners (100) LP, a Delaware limited partnership (“Capital Partners (100)”), (iii) MHR Institutional Partners II LP, a Delaware limited partnership (“Institutional Partners II”) and (iv) MHR Institutional Partners IIA LP, a Delaware limited partnership (“Institutional Partners IIA”). Each of Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA shall be referred to herein as a “MHR Fund” and collectively as the “MHR Funds”.

WHEREAS, the MHR Funds hold the following notes issued by the Company:

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11% senior secured convertible notes due September 26, 2012 (the “Convertible Notes”) in an aggregate principal amount of $31,576,307 and with an aggregate outstanding balance (including accrued and unpaid interest) as of the date hereof of $32,919,901;

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promissory notes due September 26, 2012 (the “Reimbursement Notes”) in an aggregate principal amount of $600,000 and with an aggregate outstanding balance (including accrued and unpaid interest) as of the date hereof of $635,500;

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13% senior secured promissory notes (the “Bridge Notes”) in an aggregate principal amount of $1,400,000 and with an aggregate outstanding balance (including accrued and unpaid interest) as of the date hereof of $1,488,219;

WHEREAS, the MHR Funds hold the following warrants issued by the Company:

•	warrants A-25, A-26, A-27 and A-28 to purchase, in the aggregate, 3,729,323 shares of Common Stock (as defined herein), each dated August 21, 2009 and expiring August 21, 2014 (the “2009 Warrants”);

•	warrants A-34, A-35, A-36 and A-37 to purchase, in the aggregate, 865,000 shares of Common Stock, each dated June 8, 2010 and expiring August 21, 2014 (the “June 2010 Warrants”);

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warrants A-44, A-45, A-46, A-47, A-48, A-49, A-50 and A-51 to purchase, in the aggregate, 3,598,146 shares of Common Stock, each dated August 26, 2010 and expiring August 26, 2015 (the “August 2010 Warrants”);

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warrants A-66, A-67, A-68, A-69, A-70, A-71, A-72 and A-73 to purchase, in the aggregate, 3,805,307 shares of Common Stock, each dated July 6, 2011 and expiring July 6, 2016 (the “2011 Warrants”, and together with the 2009 Warrants, June 2010 Warrants and August 2010 Warrants, collectively, the “Existing Warrants”);

WHEREAS, the MHR Funds hold 18,478,365 shares of Common Stock;

WHEREAS, the Company did not pay the amounts due and payable under the Convertible Notes and the Reimbursement Notes on the respective maturity dates thereof;

WHEREAS, concurrently herewith, Novo Nordisk, the Company and Institutional Partners IIA are entering into that certain Amended and Restated Agreement (the “Amended and Restated Agreement”), pursuant to which Institutional Partners IIA and Novo Nordisk agree to execute that certain License Agreement;

WHEREAS, the Convertible Notes and the Bridge Notes are secured by a first priority security interest in substantially all assets of the Company pursuant to that certain Pledge and Security Agreement, dated September 26, 2005, as amended, by and between the Company and Institutional Partners IIA (the “Security Agreement”);

WHEREAS, the Company and the MHR Funds desire, subject to the terms and conditions set forth herein, to (i) amend and restate the Convertible Notes; (ii) amend the Security Agreement; (iii) amend and restate the Reimbursement Notes, (iv) amend and restate the Bridge Notes; (v) amend and restate the Existing Warrants and (vi) provide for the issuance of the New Warrants (as defined herein).

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1. DEFINITIONS

(a) As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“2009 Warrants” has the meaning ascribed to such term in the Recitals.

“2011 Warrants” has the meaning ascribed to such term in the Recitals.

“Affiliate” shall mean, with respect to any Person hereto, any corporation or other business entity which directly or indirectly through stock ownership or through any other arrangement either controls, is controlled by or is under common control with, such Person. The term “control” shall mean the power to direct the affairs of such Person by reason of ownership of voting stock or other equity interests, by Contract or otherwise.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Amended and Restated Convertible Notes” means the Convertible Notes, as amended and restated pursuant to this Agreement.

“Amended and Restated Warrants” means the Existing Warrants, as amended and restated pursuant to this Agreement.

“August 2010 Warrants” has the meaning ascribed to such term in the Recitals.

“Bridge Notes” has the meaning ascribed to such term in the Recitals.

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“Capital Partners (100)” has the meaning ascribed to such term in the Preamble.

“Closing” has the meaning ascribe to such term in Section 2(b).

“Closing Date” has the meaning ascribe to such term in Section 2(b).

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning ascribed to such term in the Preamble.

“Contract” means any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation.

“Convertible Notes” has the meaning ascribed to such term in the Recitals.

“Existing Warrants” has the meaning ascribed to such term in the Recitals.

“Fairness Opinion” means the opinion of the Financial Advisor, in the form attached hereto as Exhibit J.

“Financial Advisor” means Roth Capital Partners, LLC.

“Institutional Partners II” has the meaning ascribed to such term in the Preamble.

“Institutional Partners IIA” has the meaning ascribed to such term in the Preamble.

“Investment Agreement” means the Investment and Exchange Agreement, dated September 26, 2005, among the Company, MHR Capital Partners (500) LP, Capital Partners (100), Institutional Partners II and Institutional Partners IIA.

“June 2010 Warrants” has the meaning ascribed to such term in the Recitals.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

“GLP-1 Amendment No. 2” means Amendment No. 2 to that certain Development and License Agreement (GLP-1), by and between the Company and Novo Nordisk, dated as of the date hereof.

“Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

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“License Agreement” means that certain License Agreement, dated the date hereof, by and between Novo Nordisk and Institutional Partners IIA.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, security deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Loan Agreement” means the Senior Secured Term Loan Agreement, dated September 26, 2005, between the Company and Institutional Partners IIA.

“Master Account” has the meaning ascribed to such term in the Preamble.

“Material Adverse Effect” means, individually or together with other adverse effects, any material adverse effect on the liabilities, operations, financial condition, tangible or intangible properties, business or results of operations of the Company and its subsidiaries taken as a whole or the ability of the Company to consummate the transactions contemplated hereby; provided, however, that any such effects resulting from (i) any change affecting the pharmaceutical industry generally; (ii) any change in general United States economic conditions; (iii) any change in law, rule or regulation or GAAP; except, in the case of each of (i), (ii) and (iii), to the extent that such changes affect the Company disproportionately to the pharmaceutical industry taken as a whole; (iv) any change, event, occurrence or state of facts directly arising out of or resulting from any action taken, or the failure to take an action, by the Company with the MHR Funds’ express written consent or in accordance with the express written instructions of the MHR Funds or as otherwise expressly required or explicitly and specifically permitted to be taken by the Company pursuant to the terms of this Agreement; or (v) any change in the Company’s stock price or any failure by the Company to meet revenue or earnings projections published by industry analysts (provided that this clause (v) shall not be construed as providing, or be used or relied upon for any determination, that the change, event, occurrence or state of facts giving rise to such change or failure does not constitute, cause, contribute to or result in a Material Adverse Effect) shall in each case not be considered when determining if a Material Adverse Effect has occurred.

“MHR Funds” has the meaning ascribed to such term in the Preamble.

“New Warrants” has the meaning ascribed to such term in Section 2.

“Novo Nordisk” means Novo Nordisk A/S, a Danish corporation.

“Payment Defaults” means the Company’s failure to pay to the MHR Funds the principal and interest due and payable on September 26, 2012 under the terms of the Convertible Notes and the Reimbursement Notes.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated association or Governmental Authority, or any political subdivision, department or agency of any Governmental Authority.

“PIK Notes” has the meaning ascribed to such term in Section 8(d).

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“Reimbursement Notes” has the meaning ascribed to such term in the Recitals.

“Security Agreement” has the meaning ascribed to such term in the Recitals.

“Special Committee” means the special committee of independent directors of the Company, formed for the purpose of considering, negotiating and evaluating this Agreement and the transactions contemplated hereby.

SECTION 2. THE TRANSACTIONS

(a) Transactions. Subject to the terms and conditions of this Agreement, on the Closing Date, the following transactions shall be effected and consummated:

(i) New Warrants. The Company shall issue to the MHR Funds warrants to purchase 10,000,000 shares of Common Stock (the “New Warrants”) in the form set forth on Exhibit A hereto.

(ii) Amendment and Restatement of Convertible Notes. The Convertible Notes shall be amended and restated in accordance with the Form of Amended and Restated Convertible Note attached hereto as Exhibit B, in an aggregate principal amount equal to (x) $31,576,307 plus (y) any accrued and unpaid interest on the Convertible Notes as of the Closing Date.

(iii) Amendment and Restatement of 2009 Warrants. The 2009 Warrants shall be amended and restated in accordance with the Form of Amended and Restated 2009 Warrant attached hereto as Exhibit C.

(iv) Amendment and Restatement of June 2010 Warrants. The June 2010 Warrants shall be amended and restated in accordance with the Form of Amended and Restated June 2010 Warrant attached hereto as Exhibit D.

(v) Amendment and Restatement of August 2010 Warrants. The August 2010 Warrants shall be amended and restated in accordance with the Form of Amended and Restated August 2010 Warrant attached hereto as Exhibit E.

(vi) Amendment and Restatement of 2011 Warrants. The 2011 Warrants shall be amended and restated in accordance with the Form of Amended and Restated 2011 Warrant attached hereto as Exhibit F.

(vii) Amendment and Restatement of Reimbursement Notes. The Reimbursement Notes shall be amended and restated in accordance with the Form of Amended and Restated Reimbursement Note attached hereto as Exhibit G (the “Amended and Restated Reimbursement Notes”), in an aggregate principal amount equal to (x) $600,000 plus (y) any accrued and unpaid interest on the Reimbursement Notes as of the Closing Date.

(viii) Amendment and Restatement of Bridge Notes. The Bridge Notes shall be amended and restated in accordance with the Form of Amended and Restated

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Bridge Note attached hereto as Exhibit H (the “Amended and Restated Bridge Notes”), in an aggregate principal amount equal to (x) $1,400,000 plus (y) any accrued and unpaid interest on the Bridge Notes as of the Closing Date.

(ix) Security Agreement Amendment. The Security Agreement shall be amended in accordance with the Form of Security Agreement Amendment attached hereto as Exhibit I (the “Security Agreement Amendment”).

(b) Closing. The closing of the transactions contemplated herein (“Closing”) shall take place upon the satisfaction or waiver of the conditions set forth in Section 6 herein, or on such other day as is mutually agreed to in writing by the parties hereto (the day on which the Closing takes place, the “Closing Date”).

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the MHR Funds, as of the date hereof and as of the Closing Date, as follows:

(a) Organization. The Company is (i) duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted, and (ii) qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) Due Authorization. The Company has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and its obligations hereunder have been duly authorized and do not and will not constitute a breach or violation, or constitute a default under, the organizational documents of the Company; and this Agreement and each other document or agreement to be executed by the Company in connection with the execution, delivery and performance of this Agreement will each constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c) No Anti-Dilution. (i) There are no Contracts, commitments, understandings or arrangements by which, as a result of the consummation of the transactions contemplated hereby, the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents, and (ii) the consummation of the transactions contemplated hereby will not trigger any anti-dilution adjustments and will not obligate the Company to issue shares of Common Stock, Common Stock Equivalents or other securities to any Person (other than the MHR Funds) and will not result in a right of any holder of Common Stock Equivalents or other Company securities (other than the MHR Funds) to adjust the exercise, conversion, exchange or reset price under any of such securities.

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(d) Issuance of Securities. The New Warrants, the Amended and Restated Convertible Notes, the Amended and Restated Warrants, the Amended and Restated Reimbursement Notes, the Amended and Restated Bridge Notes and the Common Stock into which the New Warrants, the Amended and Restated Convertible Notes, the Amended and Restated Reimbursement Notes, the Amended and Restated Bridge Notes and the Amended and Restated Warrants may be exercised or converted, when so issued and delivered by the Company, will have been (i) duly and validly authorized, issued, fully paid and nonassessable, free and clear of any Lien, and no Person will have any preemptive right of subscription, purchase or share issuance in respect thereof, and (ii) free of any restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws. The Company has duly authorized and reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Amended and Restated Convertible Notes, Amended and Restated Reimbursement Notes, Amended and Restated Bridge Notes, the exercise of the New Warrants and the exercise of the Amended and Restated Warrants in accordance with their respective terms and this Agreement.

(e) No Conflicts. The execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the execution of the Security Agreement Amendment, and the issuance and delivery of the New Warrants, the Amended and Restated Convertible Notes, the Amended and Restated Reimbursement Notes, the Amended and Restated Bridge Notes and the Amended and Restated Warrants, by the Company does not, and the performance by the Company of its obligations contemplated hereunder and thereunder will not, (i) violate or contravene any provision of the Company’s Amended and Restated Certificate of Incorporation, Bylaws or similar organizational documents of the Company; (ii) constitute or result in a breach or violation of, or a default under, the acceleration of any obligations of, or the creation of any Lien on the assets of, the Company or any of its subsidiaries (with or without notice, lapse of time or both) pursuant to any Contract that is binding upon the Company or any of its subsidiaries, or any change in the rights or obligations of any party under any of such Contracts; (iii) require the Company or any of its subsidiaries to obtain the consent, waiver, authorization or approval of any Person which has not already been obtained; or (iv) violate, contravene or conflict with any award, judgment, decree or other order of any Governmental Authority, any statute, law, rule, regulation or other requirement of any Governmental Authority, or any permit, license, registration or other approval or authorization of any Governmental Authority.

(f) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than filings with the United States Securities and Exchange Commission, the Over-the-Counter Bulletin Board and any other filings as may be required by any state securities agencies), any court, Governmental Authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under this Agreement and the transactions contemplated hereby, in each case, in accordance with the terms hereof or thereof.

(g) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill

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(including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Amended and Restated Certificate of Incorporation, Bylaws or similar organizational documents of the Company or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the MHR Funds or any of their respective Affiliates, as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Amended and Restated Convertible Notes, the Amended and Restated Reimbursement Notes, the Amended and Restated Bridge Notes, the Amended and Restated Warrants and New Warrants. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable to the MHR Funds or any of their respective Affiliates, any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company.

(h) Dilutive Effect. The Company acknowledges that its obligation to issue shares of Common Stock upon conversion of the Amended and Restated Convertible Notes, the Amended and Restated Reimbursement Notes, the Amended and Restated Bridge Notes, the exercise of the Amended and Restated Warrants and the exercise of the New Warrants in accordance with their respective terms and this Agreement is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(i) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance and delivery of the Amended and Restated Convertible Notes, the Amended and Restated Reimbursement Notes, the Amended and Restated Bridge Notes, the Amended and Restated Warrants and New Warrants will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(j) Information Provided for Fairness Opinion. The information provided by the Company to the Financial Advisor, in connection with the delivery of the Fairness Opinion, taken as a whole, was true, complete and accurate in all material respects as of the dates such information was furnished to the Financial Advisor and is true, complete and accurate in all material respects, taken as a whole, as of the date hereof.

(k) Receipt of Fairness Opinion. The Special Committee has received the Fairness Opinion and true and correct copies thereof have been delivered to the Company’s board of directors.

(l) No Brokers. No agent, broker, investment banker, Person or firm is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement based in any way on any arrangements, agreements or understandings made by or on behalf of the Company or any of its Affiliates.

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SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE MHR FUNDS

Each MHR Fund hereby represents and warrants to the Company, severally and not jointly, as of the date hereof and as of the Closing Date, as follows:

(a) Organization. Such MHR Fund is duly organized, validly existing, and in good standing under the respective laws of the jurisdiction of its formation.

(b) Due Authorization. Such MHR Fund has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such MHR Fund of this Agreement and its obligations hereunder have been duly authorized, and this Agreement and each other document or agreement to be executed by such MHR Fund in connection with the execution, delivery and performance of this Agreement will each constitute the valid and legally binding obligation of such MHR Fund, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by such MHR Fund does not, and the performance by such MHR Fund of its obligations contemplated hereunder and thereunder will not (i) violate the organizational documents of such MHR Fund, (ii) violate any material agreement to which such MHR Fund is a party or by which such MHR Fund or any of its property or assets is bound, or (iii) violate, contravene or conflict with any law, rule, regulation, judgment, injunction, order or decree applicable to such MHR Fund.

(d) Status. Such MHR Fund is an “accredited investor,” as such term is defined in Rule 501 of Regulation D under of the Securities Act of 1933.

(e) No Brokers. No agent, broker, investment banker, Person or firm is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement based in any way on any arrangements, agreements or understandings made by or on behalf of such MHR Fund or any of its Affiliates.

SECTION 5. MHR FUNDS WAIVER

(a) Subject to the consummation of the transactions contemplated hereby and effective as of the Closing Date, the MHR Funds waive the following, solely to the extent such provisions would be triggered or otherwise implicated by the issuance of the Amended and Restated Reimbursement Notes, the Amended and Restated Bridge Notes, the Amended and Restated Warrants or New Warrants, or by the issuance of shares of Common Stock upon exercise of the Amended and Restated Reimbursement Notes, the Amended and Restated Bridge Notes, the Amended and Restated Warrants or New Warrants: (i) the application of any anti-dilution adjustments to the rate of conversion or conversion price of the Amended and Restated Convertible Notes as set forth in the Amended and Restated Convertible Notes and (ii) the application of any anti-dilution adjustments to the rate of exchange or exercise price of the Amended and Restated June 2010 Warrants as set forth in the Amended and Restated June 2010 Warrants.

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(b) The waiver set forth in this Section 5 will only become effective upon the Closing. If the Closing does not occur for any reason, or if this Agreement is terminated in accordance with its terms prior to the occurrence of the Closing, the waiver set forth in this Section 5 will become void ab initio, without any liability of any of the parties hereto under this Agreement. The Company acknowledges that nothing in the waiver set forth in this Section 5 shall be construed as a waiver of the MHR Funds’ rights with respect to any future issuance, sale, conversion or exercise of securities of the Company or any other transaction or upon any other event.

SECTION 6. CONDITIONS TO CLOSING

(a) Conditions to Obligations of the MHR Funds. The obligations of the MHR Funds to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver in writing, at or prior to the Closing Date, of each of the following conditions:

(i) Each of the representations and warranties of the Company set forth in this Agreement and in the Amended and Restated Convertible Notes shall be true and correct in all respects as of the Closing Date.

(ii) No law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement or making the consummation of the transactions contemplated by this Agreement illegal.

(iii) The Amended and Restated Agreement and License Agreement shall have been executed by each of the parties thereto and shall have become effective.

(iv) The expenses set forth in Section 8(e) shall have been paid in full.

(v) Since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(vi) The Company shall have received $10 million from Novo Nordisk pursuant to GLP-1 Amendment No. 2.

(vii) The Company shall have executed and delivered to the MHR Funds, or caused the execution and delivery to the MHR Funds of, each of the deliverables set forth in Section 6(c).

(b) Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver in writing, at or prior to the Closing Date, of each of the following conditions:

(i) Each of the representations and warranties of the MHR Funds set forth in this Agreement shall be true and correct in all respects as of the Closing Date.

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(ii) No law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement or making the consummation of the transactions contemplated by this Agreement illegal.

(iii) The MHR Funds shall have executed and delivered to the Company, or caused the execution and delivery to the Company of, each of the deliverables set forth in Section 6(d).

(c) Closing Deliveries by the Company. At the Closing, the Company shall deliver, or cause to be delivered, to the MHR Funds:

(i) duly executed counterparts to each of the Amended and Restated Convertible Notes;

(ii) duly executed copies of each of the Amended and Restated Warrants;

(iii) duly executed copies of each of the New Warrants;

(iv) duly executed copies of each of the Amended and Restated Reimbursement Notes;

(v) duly executed copies of each of the Amended and Restated Bridge Notes;

(vi) duly executed counterparts to the Security Agreement Amendment; and

(vii) a certificate, dated as of the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company confirming that (i) the representations and warranties of the Company contained in this Agreement and the Amended and Restated Convertible Notes are true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, other than those representations and warranties that are made as of another date, in which case such representations and warranties shall be true and correct as of such other date, (ii) all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company at or prior to the Closing Date have been performed and complied with, (iii) except for the Payment Defaults, no default or event of default has occurred under the Convertible Notes or the Loan Agreement, and (iv) the Company has received $10 million from Novo Nordisk pursuant to GLP-1 Amendment No. 2.

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(d) Closing Deliveries by the MHR Funds. At the Closing, the MHR Funds shall deliver, or cause to be delivered, to the Company:

(i) duly executed counterparts to each of the Amended and Restated Convertible Notes;

(ii) duly executed counterparts to the Security Agreement Amendment; and

(iii) a certificate, dated as of the Closing Date, signed by an authorized signatory of the MHR Funds, confirming that the representations and warranties of the MHR Funds contained in this Agreement are true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, other than those representations and warranties that are made as of another date, in which case such representations and warranties shall be true and correct as of such other date.

SECTION 7. TERMINATION

(a) This Agreement may be terminated at any time prior to the Closing:

(i) by the mutual written consent of the Company and the MHR Funds;

(ii) by the MHR Funds, if any of the conditions to the Closing set forth in Section 6 herein are incapable of being satisfied at the Closing; or

(iii) by either the Company or the MHR Funds, if the Closing shall not have occurred by May 24, 2013; provided, however, that the right to terminate this Agreement under this Section 7(a)(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in the failure of, the Closing to occur on the Closing Date and nothing contained herein shall relieve such party from liability for breach of this Agreement.

SECTION 8. MISCELLANEOUS

(a) References to Convertible Notes. After the Closing, all references to the Convertible Notes in the Investment Agreement, Loan Agreement, Security Agreement and any other documents that were executed and delivered in connection therewith shall be deemed to be references to the Amended and Restated Convertible Notes.

(b) No Further Modifications, etc. Unless and until the Closing occurs, the Convertible Notes, the Reimbursement Notes, the Bridge Notes and the Existing Warrants shall remain unchanged and in full force and effect. The Company hereby renews, reaffirms, ratifies and confirms the terms and provisions of the Convertible Notes, the Reimbursement Notes, the

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Bridge Notes and the Existing Warrants and acknowledges and agrees that the Convertible Notes, the Reimbursement Notes, the Bridge Notes and the Existing Warrants remain in full force and effect without impairment and without modification except as specifically provided herein, and that except as specifically provided herein no rights or remedies of the MHR Funds have been waived or shall be deemed to have been waived by virtue of the execution and delivery of this Agreement by the parties hereto. Following the Closing, the Convertible Notes, the Reimbursement Notes, the Bridge Notes and the Existing Warrants shall have no further force or effect.

(c) No Amendments to GLP-1 Amendment No. 2. The Company shall not amend or agree to amend the GLP-1 Amendment No. 2 without the prior written consent of the MHR Funds.

(d) Reservation of Shares. So long as the Amended and Restated Convertible Notes, the Amended and Restated Bridge Notes, the Amended and Restated Reimbursement Notes and any additional notes issued by the Company in a form substantially similar to the form of the Amended and Restated Convertible Notes, the Amended and Restated Bridge Notes or the Amended and Restated Reimbursement Notes as payment in kind of interest (the “PIK Notes”) remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of shares of Common Stock issuable upon the conversion of the Amended and Restated Convertible Notes, the Amended and Restated Bridge Notes, the Amended and Restated Reimbursement Notes and the PIK Notes in accordance with their terms.

(e) Transaction Expenses. The Company shall pay all reasonable legal fees and expenses of the MHR Funds relating to the negotiation and execution of this Agreement, the Bridge Notes, the Amended and Restated Agreement, the License Agreement and the transactions contemplated hereby and thereby incurred through the Closing Date in the amounts notified by the MHR Funds to the Company prior to the Closing Date. The Company shall pay such fees and expenses provided in this Section 8(e) by wire transfer of immediately available funds to the accounts specified therefor by the MHR Funds, on or prior to the Closing Date.

(f) Successors and Assigns. This Agreement shall inure to the benefit of, be binding upon and be enforceable by and against the parties hereto and their respective successors and permitted assigns. This Agreement is not assignable by either the Company or the MHR Funds to any Person whatsoever without the prior written consent of the Company or the MHR Funds, as applicable, and any attempted assignment without such written consent shall be null and void; provided that any MHR Fund may assign this Agreement to any of its Affiliated funds without the prior written consent of the Company.

(g) Governing Law and Jurisdiction. This Agreement shall be governed exclusively by, construed and enforced in accordance with, the laws of the State of New York. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper

13

venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 8(h) hereof, such service to become effective ten (10) days after such mailing.

(h) Notices. All notices and other communications given to any party hereto pursuant to this Note shall be in writing and shall be delivered by hand, fax or email (and in the case of fax or email, receipt confirmed immediately via telephone), or mailed first class postage prepaid, registered or certified mail, addressed as follows:

If to the Company, to:

Emisphere Technologies, Inc.

4 Becker Farm Road, Suite 103

Roseland, NJ 07068

Attention: Michael R. Garone, Chief Financial Officer

Phone:	(973) 532-8000
Fax:	(973) 422-0125
Email:	mgarone@emisphere.com

with a copy to:

Pierce Atwood LLP

100 Summer St, Suite 2250

Boston, MA 02110

Attn: Timothy C. Maguire, Esq.

Phone:	(617) 488-8100
Fax :	(617) 824-2020
Email:	tmaguire@pierceatwood.com

If to the MHR Funds, to:

MHR Fund Management LLC

40 West 57th Street, 24th Floor

New York, NY 10019

Fax number: (212) 262-9356

Attention: Janet Yeung

Phone:	(212) 262-0005
Fax:	(212) 262-9356
Email:	jyeung@mhrfund.com

with a copy to:

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Attn: Doron Lipshitz, Esq.; David Schultz, Esq.

Phone:	(212) 326-2000
Fax:	(212) 326-2061
Email:	dlipshitz@omm.com, dschultz@omm.com

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Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or if by overnight courier or, if sent by mail, upon actual receipt.

(i) Specific Performance. The MHR Funds and the Company agree that, in the event that either of them were to violate any provision of this Agreement or fail to perform any obligation under this Agreement in accordance with its specific terms, the other party would suffer irreparable injury, for which there may be no adequate remedy at law. Consequently, the MHR Funds and the Company agree that, in the event of a breach or threatened breach of this Agreement by any party hereto, the other party shall be entitled, in addition to any other remedies to which they may be entitled at law, to equitable relief, including an injunction, to prevent any breaches and to enforce specifically this Agreement’s terms and provisions. The MHR Funds and the Company also agree that any such equitable relief may be sought without the obligation of posting any bond or surety.

(j) Waivers. No failure or delay on the part of the MHR Funds in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right or of any obligation of the Company shall be effective unless given in writing and executed by the MHR Funds. No waiver of any such right shall be deemed a waiver of any other right hereunder.

(k) Amendment. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

(l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(m) Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

(n) Further Assurances. The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the MHR Funds may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. In furtherance of the foregoing, the Company shall allocate the various securities to be issued at the Closing among the MHR Funds as the MHR Funds will notify the Company.

[The Remainder of This Page is Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

EMISPHERE TECHNOLOGIES, INC.

By:	/s/ Michael R. Garone
Name:	Michael R. Garone
Title:	Chief Financial Officer

[Restructuring Agreement Signature Page]

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By:	MHR ADVISORS LLC,
its General Partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR CAPITAL PARTNERS (100) LP

By:	MHR ADVISORS LLC,
its General Partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS II LP

By:	MHR INSTITUTIONAL ADVISORS II LLC,
its General Partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR INSTITUTIONAL ADVISORS II LLC,
its General Partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

[Restructuring Agreement Signature Page]

EXHIBIT A

FORM OF NEW WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

EMISPHERE TECHNOLOGIES, INC.

WARRANT

Original Issue Date: [ ], 2013

Warrant No. A-[XX]

EMISPHERE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, [NAME OF HOLDER] or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [NUMBER] shares of Common Stock (as defined below) of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.50 per share (as adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time on or after the Original Issue Date and through and including the Expiration Date (as defined below), and subject to the following terms and conditions:

This Warrant is one of a series of warrants issued pursuant to that certain Restructuring Agreement dated April 26, 2013, by and between the Company and each of the Persons party thereto (the “Restructuring Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.”

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in Section 18.

2. List of Warrant Holders. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. List of Transfers; Restrictions on Transfer.

(a) This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

(b) The Company shall register any such transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (in accordance with Section 3(e)), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a new Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the new Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the new Warrant that the Holder has in respect of this Warrant.

(c) This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 3(e)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

(e) Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to this Section 3 or Section 7, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Original Issue Date, and (iv) shall have the same rights and conditions as this Warrant.

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4. Exercise and Duration of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 4 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including the Expiration Date. At 5:00 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding. In addition, if cashless exercise would be permitted under Section 4(c) of this Warrant, then all or part of this Warrant may be exercised by the registered Holder utilizing such cashless exercise provisions at any time, or from time to time, on or after the Original Issue Date and through and including the Expiration Date.

(b) The Holder may exercise this Warrant by delivering to the Company an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed. If such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”). The date the Exercise Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. Additionally, at the request of the Holder, if this Warrant shall have been exercised in part and the Holder shall have surrendered this Warrant certificate, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c) Notwithstanding anything contained herein to the contrary, if at the time of exercise hereof, a Registration Statement (as defined in the Registration Rights Agreement) is not effective (or the prospectus contained therein is not available for use) for the resale by the Holder of all of the Warrant Shares, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is

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(1) both executed and delivered pursuant to Section 4 hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 4 hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 4 hereof and (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 4 hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(d) In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

5. Delivery of Warrant Shares.

(a) On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and the Warrant Shares can be issued without restrictive legends, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Warrant Shares cannot be issued without restrictive legends, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a cashless exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of (x) the close of the (3rd) third Trading Day after delivery of

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an Exercise Notice and (y) the Trading Day in which the Company receives the Aggregate Exercise Price (such later date, the “Share Delivery Deadline”) shall not be deemed to be a breach of this Warrant.

(b) If by the Share Delivery Deadline, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s sole discretion, either (i) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock times (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice.

(c) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation

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hereof, or in lieu of and substitution for this Warrant, a new Warrant (in accordance with Section 33(e)), but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a new Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a new Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the new Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (the “Required Reserve Amount”, and such reservation failure, an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) outstanding shares of Common Stock into a larger number of shares, or (iii) combines (by combination, reverse stock split or otherwise) outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the

6

number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by Section 9(a)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable) (without regard to any limitations on exercise hereof), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the shareholders of the Company as of immediately prior to the transaction own less than a majority of the outstanding stock of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) and (b) of this Section 9, the number of Warrant Shares

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that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(g) Notice of Events. The Company will give written notice to the Holder at least two (2) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation. Notwithstanding the foregoing, the failure deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company (including its subsidiaries), the Company shall simultaneously file such notice with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

10. Payment of Exercise Price. The Holder shall pay the Exercise Price by delivering immediately available funds to the Company unless the Holder has specified a “Cashless Exercise” in the applicable Exercise Notice.

11. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Closing Bid Price of one Warrant Share on the applicable Exercise Date.

12. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) upon confirmation of receipt, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or e-mail address specified in this Section at or prior to 5:00 p.m. (New York City time) on a Trading Day (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (ii) the next Trading Day after the date of confirmation of receipt, if

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such notice or communication is delivered via facsimile or electronic mail at the facsimile number or e-mail address specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices or communications shall be: if to the Company, to Emisphere Technologies, Inc., 4 Becker Farm Road, Suite 103, Roseland, New Jersey 07068, Attention: Chief Financial Officer, Facsimile No.: (973) 422-0125, e-mail address: mgarone@emisphere.com (or such other address as the Company shall indicate in writing in accordance with this Section) or (ii) if to the Holder, to the address, facsimile number or e-mail address appearing on the Warrant Register (or such other address as the Company shall indicate in writing in accordance with this Section).

13. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

14. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, as amended, its Bylaws as amended or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

15. Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving

9

rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the number of Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. If a disputed determination or arithmetic calculation is submitted to the investment bank or the accountant (as the case may be) pursuant to this Section 16, then the prevailing party in such determination or calculation shall be reimbursed by the other party for its costs and expenses (including any and all fees and expenses charged by the investment back or accountant) incurred in connection with the determination or calculation (as the case may be).

16. Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder that is reasonably necessary to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant. The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

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17. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

(b) This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

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18. Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Bloomberg” means Bloomberg, L.P.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

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(e) “Common Stock” means (i) the Company’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(f) “Expiration Date” means July 8, 2019.

(g) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(h) “Principal Market” means the OTC Bulletin Board.

(i) “Registration Rights Agreement” means that certain Registration Rights Agreement, dated September 26, 2005, by and among the Company, the Holder and the other Persons party thereto, as may be amended from time to time.

(j) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than (4.5) four and a half hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder and the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

EMISPHERE TECHNOLOGIES, INC.

By:
Name:	Michael R. Garone
Title:	Chief Financial Officer

[Warrant Signature Page]

EXERCISE NOTICE

EMISPHERE TECHNOLOGIES, INC.

AMENDED AND RESTATED WARRANT NO. A-[XX] DATED             , 2013

Ladies and Gentlemen:

(1) Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to Warrant Shares; and/or
a “Cashless Exercise” with respect to Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at              [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $        .

(2) Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

(3) Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below,              Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, to the following address:

HOLDER

(Print name)

By:

Title:

AMENDED AND RESTATED WARRANT ORIGINALLY ISSUED             , 2013

WARRANT NO. A-[XX]

FORM OF ASSIGNMENT

To be completed and signed only upon transfer of Warrant

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                      the right represented by the within Warrant to purchase                      shares of Common Stock to which the within Warrant relates and appoints                      attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:	TRANSFEROR:

(Print name)

By:

Title:

TRANSFEREE:

(Print name)

(Address of Transferee)

In the presence of:

16

EXHIBIT B

FORM OF AMENDED AND RESTATED CONVERTIBLE NOTE

AMENDED AND RESTATED 13% SENIOR SECURED CONVERTIBLE NOTE

$[ ]	[ ,2013]

N-[XX]

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS (II) PURSUANT TO RULE 144 OF THE SECURITIES ACT OR (III) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

THIS SECURITY IS SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS AS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SECURITY UPON WRITTEN REQUEST.

FOR VALUE RECEIVED, EMISPHERE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [MHR Entity] LP, a [            ] limited partnership (the “Holder”), the principal amount of [            ] MILLION DOLLARS ($[        ]), on the terms set forth herein. The obligations under this Amended and Restated 13% Senior Secured Convertible Note (this “Note”) are secured by a first priority security interest in substantially all assets of the Company pursuant to the Security Agreement and the other Security Documents.

1. Definitions; Interpretation.

(a) Definitions. The following terms shall have the meanings ascribed to them below:

“Additional Documentation” has the meaning ascribed to such term in Section 3(b).

“Additional Shares of Common Stock” has the meaning ascribed to such term in Section 3(d)(iv).

“Affiliate” means, as to any Person, any other Person (i) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (ii) who is a director or officer (A) of such Person; (B) of any Subsidiary of such Person; or (C) of any Person described in clause (i) above with respect to such Person; or (iii) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Exchange Act, as is in effect on the date hereof) of 10% or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person; provided that notwithstanding anything else herein to the contrary, any Permitted Holder shall be deemed not to be an Affiliate of the Company or any Subsidiary. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

“Affiliate Transaction” has the meaning ascribed to such term in Section 7(m).

“Asset Sale” means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, a sale/leaseback transaction, and the sale or transfer of any FDA licenses or approvals) other than any sale, lease, conveyance or other disposition involving assets or rights (or a series of related sales, leases, conveyances or other dispositions) having a fair market value less than $50,000 individually (which fair market value shall in each case be determined as of the date of such disposition), and other than sales, conveyances or transfers of inventory in the ordinary course of business consistent with past practices with the prior written consent of the Holder (which shall not be unreasonably withheld); and (ii) the issuance or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company’s Subsidiaries. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Subsidiary or by a Subsidiary to the Company or to another Subsidiary; (ii) an issuance or sale of Equity Interests by a Subsidiary to the Company or to another Subsidiary; (iii) a sale or other disposition of property or equipment that has become worn out, obsolete or otherwise unsuitable for its purpose; (iv) a disposition of Cash Equivalents; (v) Restricted Payments made in accordance with Section 7(q); and (vi) the exercise of rights (including foreclosure) in respect of any Lien permitted by Section 7(i).

“Bankruptcy Code” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Board of Directors” means the board of directors of the Company.

“Budget” means the Company’s operating budget, as updated and amended from time to time pursuant to Section 7(b)(iii). A copy of the Budget covering the period from January 1, 2013 through December 31, 2013 is attached hereto as Exhibit F.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Capital Expenditures” means for any Person in respect of any period, the aggregate of all expenditures incurred by such Person during such period that are or should be included in “additions to property, plant or equipment” or similar items reflected in the Cash Flow Statement, provided, however, that Capital Expenditures for the Company and its Subsidiaries shall not include: (i) Capital Expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such Capital Expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Company and its Subsidiaries within six (6) months of receipt of such proceeds (or, if not made within such period of six (6) months, are committed to be made during such period), (ii) interest capitalized during such period, and (iii) the purchase of property, plant or equipment made within six (6) months of the sale of any asset to the extent purchased with the proceeds of such sale (or, if not made within such period of six (6) months, to the extent committed to be made during such period).

“Capital Expenditures Cap” means, for any fiscal year of the Company, an amount as set forth in the Budget for such fiscal year.

“Capital Lease” means, for any Person, a lease of any interest in any kind of property (whether real, personal or mixed) or asset by such Person as lessee that is, should be or should have been recorded as a “capital lease” on the balance sheet of such Person in accordance with GAAP.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability of the Company under a Capital Lease that would at that time be required to be capitalized on a balance sheet, with the stated maturity being the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means (i) Dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 6 months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of 6 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 6 months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of “B” or better, (iv) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group and in each case maturing within 6 months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.

“Cash Flow Statement” means the consolidated statements of cash flows of the Company.

“Change of Control” shall be deemed to have occurred when (i) any person (as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 under the Exchange Act) of a majority of the combined voting power of the Common Stock; (ii) the Company merges or consolidates with or into another Person as a result of which the stockholders of the Company immediately prior to the consummation of such transaction do not own at least 50% of the outstanding voting securities of the remaining, consolidated or successor entity, as the case may be, or the Company sells or disposes of all or substantially all of its assets to any Person; (iii) the liquidation, dissolution, or the winding up of the affairs of the Company; or (iv) during any 12 month-period following the Closing Date, individuals who at the beginning of such period constituted the Board of Directors (and any new members of the Board of Directors whose election by the Board of Directors or whose nomination for election by the Company’s stockholders was approved by (A) a vote of a majority of the members of the Board of Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (B) the Permitted Holders), cease for any reason to constitute a majority of the Board of Directors.

“Closing Date” means [            ], 2013.

“Code” or “UCC” means the Uniform Commercial Code in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to the Holder’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” has the meaning ascribed to such term in Section 2.1 of the Security Agreement.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company Intellectual Property” constitutes all present and future Intellectual Property owned, controlled, licensed or used by the Company or necessary to the conduct of the business of the Company.

“Company Ongoing SEC Documents” has the meaning ascribed to such term in Section 7(cc).

“Company SEC Documents” has the meaning ascribed to such term in Section 6(k).

“Confidential Information” means all proprietary and confidential information or materials possessed or developed, whether developed before or after the date hereof; including without limitation, information or materials on substances, formulations, technology, equipment, data, reports, Know-How, sources for supply, patent position and business plans, inventions, discoveries, improvements and methods, marketing techniques or plans, manufacturing and other plant designs, location of operations, and any other information regarding business operations.

“Consolidated Free Cash Flow” means, for any period, (a) Net Income (Loss), plus (b) without duplication and to the extent not already increasing Net Income (Loss), the sum of (i) any extraordinary or nonrecurring gain realized in cash during such applicable period, (ii) cash interest income, (iii) cash dividends from the Company’s Subsidiaries and (iv) the amount related to items that were deducted from or not added to net income in connection with calculating Net Income (Loss) to the extent such items represented cash received by the Company or any Subsidiary or did not represent cash paid by the Company or any Subsidiary, during such applicable period (for the avoidance of doubt, any cash received through debt or equity financing transactions during a period will not be included in the calculation of consolidated free cash flow for that period), minus (c) without duplication and to the extent not already reducing Net Income (Loss), the sum of (i) Taxes paid in cash by the Company and its Subsidiaries during such applicable period, (ii) Consolidated Interest Expense for such applicable period, (iii) Capital Expenditures during such applicable period that are paid in cash minus any Indebtedness incurred in connection with any such Capital Expenditures; provided that for any applicable period, the amount of Capital Expenditures deducted pursuant to this subclause (iii) shall not exceed the Capital Expenditures Cap for such fiscal year, (iv) the amount related to items that were added to or not deducted from net income in calculating Net Income (Loss) to the extent such items represented a cash payment by the Company and its Subsidiaries or did not represent cash received by the Company and its Subsidiaries, in each case during such applicable period, and (v) the amount of any future investment in business development, market development, product development or capital expenditures approved in writing by MHR. All of the terms contained within the definition of “Consolidated Free Cash Flow” (including such terms contained within any defined terms) shall be determined in accordance with GAAP consistent with the Company’s practice as of the date hereof.

“Consolidated Interest Expense” means, with respect to the Company for any period, the sum of, without duplication, to the extent paid in cash: (1) the aggregate of the interest expense of the Company and its Subsidiaries for such period, including, without limitation (a) any amortization of debt discount and amortization or write-off of deferred financing costs (including the amortization of costs relating to interest rate caps or other similar agreements), (b) all capitalized interest and (c) the interest portion of any deferred payment obligation, and (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period.

“Conversion Amount” means the portion of the principal amount of this Note being converted plus any accrued and unpaid interest thereon through the Conversion Date each as specified in the Notice of Conversion.

“Conversion Date” means, for any conversion, the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Company at or before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Company.

“Conversion Price” means $1.25 per share of Common Stock, subject to adjustments as set forth herein.

“Conversion Shares” has the meaning ascribed to such term in Section 3(a).

“Convertible Securities” has the meaning ascribed to such term in Section 3(d)(iv)(A).

“Copyright Licenses” means all written agreements granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

“Daily Market Price” means, as of any date of determination, the closing sale price for the Common Stock, for the Trading Day of such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such Trading Day or that are not otherwise reflected in such closing price and further subject to adjustment as provided herein) on the principal United States securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the closing sale price for the Common Stock on the OTC Bulletin Board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the closing sale price as reported in the “pink sheets” by the Pink Sheets LLC, in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date which was a Trading Day. If the Daily Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Daily Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Holder and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

“Delivery Period” has the meaning ascribed to such term in Section 3(c).

“Default” means any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning ascribed to such term in Section 2(b).

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security into which they are convertible, or for which they are exchangeable, at the option of the holder thereof), or upon the happening of any event, mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.

“Disregarded Securities” has the meaning ascribed to such term in Section 3(d)(iv)(E).

“Dollars” or “$” means lawful money of the United States.

“DTC” has the meaning ascribed to such term in Section 3(c).

“DTC Transfer” has the meaning ascribed to such term in Section 3(c).

“Environmental Law” means any present and future federal, state, local or foreign laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, including but not limited to those relating to Hazardous Substances.

“Equity Interest” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and all options, warrants or other rights to purchase or acquire any of the foregoing; and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to the Company or any Subsidiary, any trade or business (whether or not incorporated) that, together with the Company or Subsidiary, is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to the Company or any Subsidiary or ERISA Affiliate, (i) the complete or partial withdrawal (as such terms are defined in Sections 4203 and 4205 of ERISA, respectively) of the Company or any Subsidiary or ERISA Affiliate from any Multiemployer Plan; (ii) the institution of proceedings to terminate a Multiemployer Plan by the PBGC; (iii) the failure by the Company or any Subsidiary or ERISA Affiliate to make when due required contributions to a Multiemployer Plan unless such failure is cured within 30 days; (iv) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (v) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (vi) the loss of a Qualified Plan’s qualification or tax exempt status; or (vii) any other event or condition that could constitute grounds for the imposition of material liability with respect to any Plan and which, if curable, is not cured within 30 days.

“Event of Default” has the meaning ascribed to such term in Section 8(a).

“Excepted Transaction” has the meaning ascribed to such term in Section 7(v).

“Excess Consolidated Free Cash Flow” has the meaning ascribed to such term in Section 4(b)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Issuances” has the meaning ascribed to such term in Section 3(d)(v).

“Extraordinary Event” has the meaning ascribed to such term in Section 3(d)(iii).

“FDA” means the Food and Drug Administration, as from time to time constituted, created under the Food and Drug Act of 1906.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and “Guaranteed,” “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Guarantors” means any Subsidiary of the Company that executes a guaranty in accordance with Section 7(t).

“Hazardous Substances” includes, but is not limited to, any and all substances defined, listed or otherwise classified as pollutants, hazardous wastes, medical wastes, hazardous substances, radiological substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws, or that may have a negative impact on human health or the environment.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into by the Company which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Income Statement” means the consolidated statements of operations of the Company.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives or other financial products; (iii) all obligations of such Person as a lessee under Capital Leases; (iv) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed; (v) all obligations of such Person to pay the deferred purchase price of assets; (vi) all obligations of such Person owing under Hedge Agreements; and (vii) any obligations of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness of such other Person under any of clauses (i) through (vi) above.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Know-How, Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Rate” has the meaning ascribed to such term in Section 2(b).

“Investment Agreement” means Investment and Exchange Agreement, dated September 26, 2005 among the Company, the Lender, MHR Capital Partners (500) LP, MHR Capital Partners (100) LP, and MHR Institutional Partners II LP.

[”Investment Guidelines” means the Company’s Corporate Investment Policy, a copy of which is attached hereto as Exhibit D.]

“Investments” means, (i) any direct or indirect purchase or other acquisition by the Company or any Subsidiary of any Equity Interest, or other ownership interest in, any other Person, and (ii) any direct or indirect loan, advance or capital contribution by the Company or any Subsidiary to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

“IRC” means the Internal Revenue Code of 1986, and the Treasury Regulations (final, temporary and, as applicable, proposed) promulgated thereunder.

“Know-How” means any and all proprietary unpatented technical information, data, ideas, test results, inventions, instructions, processes, knowledge, techniques, discoveries,

formulae, specifications, designs, regulatory filings, and biological or other materials (including, without limitation, biological, chemical, toxicological, physical and analytical, safety, manufacturing and quality control data and information).

“Knowledge” means, with respect to the knowledge of the Company, the knowledge of the chief executive officer or the chief financial officer of the Company after due and diligent inquiry.

“Lender” means the Lender under the Loan Agreement on the Closing Date.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, security deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Line of Business” means (i) the Company’s development, manufacturing, marketing and sales of Eligen® Oral B12 throughout the world, either alone or with corporate partners, (ii) the Company acquiring through in-licensing or internal development and marketing other medical foods and products incorporating Eligen®, (iii) the Company’s continued development of improved dosage forms of drugs, either alone or with corporate partners, by applying its proprietary Eligen® technology to those drugs or licensing its Eligen® technology to partners who apply it to their products, and (iv) the continuation of the Company’s existing agreements with Novartis and Novo Nordisk for products containing the Eligen® technology.

“Loan Agreement” means the Senior Secured Term Loan Agreement, dated September 26, 2005, between the Company and the Lender.

“Loan Documents” means this Note, the Investment Agreement, the Restructuring Agreement, the Security Documents and any certificates, instruments, agreements or other documents executed in connection herewith or therewith.

“Mandatory Redemption” has the meaning ascribed to such term in Section 4(b)(i).

“Mandatory Redemption Date” has the meaning ascribed to such term in Section 4(b)(i).

“Mandatory Redemption Price” has the meaning ascribed to such term in Section 4(b)(i).

“Material Adverse Effect” means, individually or together with other adverse effects, any material adverse effect on the liabilities, operations, financial condition, tangible or intangible properties, business or results of operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to consummate the transactions contemplated hereby or by the other Loan Documents; provided, however, that any such effects resulting from (i) any change affecting the pharmaceutical industry generally, (ii) any change in general United States economic conditions, (iii) any change in law, rule or regulation or GAAP; except, in the case of each of (i), (ii) and (iii), to the extent that such changes affect the Company disproportionately to the pharmaceutical industry taken as a whole; (iv) any change, event, occurrence or state of facts directly arising out of or resulting from any action taken, or the failure to take an action, by the Company with the Holder’s express written consent or in accordance with the express written instructions of the Holder or as otherwise expressly required or explicitly and specifically permitted to be taken by the Company pursuant to the terms of the Loan Agreement, this Note, the other Loan Documents or the Investment Agreement; or (v) any change in the Company’s stock price or any failure by the Company to meet revenue or earnings projections published by industry analysts (provided that this clause (v) shall not be construed as providing, or be used or relied upon for any determination, that the change, event, occurrence or state of facts giving rise to such change or failure does not constitute, cause, contribute to or result in a Material Adverse Effect) shall in each case not be considered when determining if a Material Adverse Effect has occurred.

“Maturity Date” means September 26, 2017.

“MHR” means MHR Fund Management LLC and any successor thereto.

“Milestones” means the milestones described and set forth in Exhibit E.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which the Company or any Subsidiary or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Cash Proceeds,” with respect to any issuance or sale of Equity Interests or Indebtedness, means the cash proceeds of such issuance or sale net of all reasonable and customary attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes actually paid as a result thereof.

“Net Income (Loss)” means the amount ascribed to the term “Net Income (Loss)” in the Income Statement plus Non-cash Charges less any Non-cash Gains for such period; provided that, unless otherwise approved by the Holder, in the event that the aggregate amount of costs and expenses in the Income Statement exceed the aggregate amount of costs and expenses specified therefor during the relevant period in the Budget, the aggregate amount of costs and expenses for purposes of determining Net Income (Loss) for purposes of this definition shall be reduced to the aggregate amount of costs and expenses specified therefor during the relevant period in the Budget.

“Non-cash Charges” means the aggregate depreciation, amortization and other non-cash expenses, charges, commissions, discounts, yields and other fees reducing Net Income (Loss) for such period, including, without limitation, the amortization of intangible assets, deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits.

“Non-cash Gains” means the aggregate non-cash gains or income increasing Net Income (Loss) for such period.

“Non-Domestic Intellectual Property” means any and all Intellectual Property other than Intellectual Property arising under the laws of the United States.

“Notes” means this Note and all other 13% Senior Secured Convertible Notes issued from time to time by the Company in a form substantially similar to this Note.

“Notice of Conversion” has the meaning ascribed to such term in Section 3(b).

“Obligation” means all principal of and interest (including all interest that accrues after the commencement of any case or proceeding by or against Holder in bankruptcy, whether or not allowed in such case or proceeding) on this Note, and any penalties, fees, charges, expenses, indemnification payments, reimbursements and any other sum chargeable to the Company under this Note or any of the other Loan Documents (other than the Investment Agreement).

“Officers’ Certificate” means a certificate signed by the chief executive officer and the chief financial officer of the Company and delivered to the Holder.

“Optional Redemption” has the meaning ascribed to such term in Section 4(a)(i).

“Optional Redemption Date” has the meaning ascribed to such term in Section 4(a)(ii).

“Optional Redemption Price” has the meaning ascribed to such term in Section 4(a)(i).

“Options” has the meaning ascribed to such term in Section 3(d)(iv)(A).

“OTCBB” has the meaning ascribed to such term in Section 6(d).

“Ownership Change” has the meaning ascribed to such term in Section 6(y).

“Patent Licenses” means all agreements, whether written or oral, providing for the grant of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith; (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; and (iii) all rights to obtain any reissues or extensions of the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Perfected Lien” means a legal, valid and enforceable perfected, first priority lien and security interest under the internal laws of the relevant state in the United States (without reference to conflicts of law) for the benefit of the Holder, pursuant to the Security Documents.

“Peril” means, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the “all-risk” endorsement then in use in the jurisdictions where the properties of the Company and its Subsidiaries are located.

“Permitted Holders” means MHR and any Related Party or Affiliate of MHR.

“Permitted Liens” means the following: (i) Liens granted to secure payment of the Obligations; (ii) Liens imposed by law for taxes (other than payroll taxes), assessments or charges of any governmental authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP to the satisfaction of the Holder, in its sole discretion; (iii) (A) statutory Liens of landlords (provided that any such landlord has executed a landlord waiver and consent in form and substance satisfactory to the Holder, in its sole discretion); and (B) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP to the satisfaction of the Holder, in its sole discretion; (iv) Liens (A) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations; or (B) arising as a result of progress payments under government contracts; (v) purchase money Liens in connection with the purchase by the grantor of such Lien of equipment in the normal course of business; (vi) Liens subordinated in all respects to the Lien securing payment of the Obligations on terms and conditions and pursuant to an agreement in form and substance satisfactory to the Holder in its sole discretion; (vii) Liens to secure the financing of insurance premiums for insurance policies obtained pursuant to and in compliance with Section 7(i), provided, that such Liens are limited to the proceeds (including loss payments) of the insurance policies so financed, un-earned premiums on and dividends under such insurance policies, and the Company’s interest under any state insurance guarantee funds that may arise relating to such insurance policies; and (viii) to the extent constituting a Lien, the transfer of technology licenses in the ordinary course of business of the Company and otherwise permitted or disclosed hereunder.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization or government, or any political subdivision, department or agency of any government.

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that the Company or any Subsidiary or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Company or any Subsidiary.

“Precedent Obligations” has the meaning ascribed to such term in Section 19.

“Proceeding” has the meaning ascribed to such term in Section 10.

“Proposed Transactions” means the transactions contemplated by the Investment Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated September 26, 2005, by and among the Company, the Lender, MHR Capital Partners (500) LP, MHR Capital Partners (100) LP, and MHR Institutional Partners II LP, as amended from time to time.

“Related Party” means (1) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Holder, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2) acting solely in such capacity, (4) any investment fund or other entity controlled by, or under common control with, the Holder or the principals that control the Holder, or (5) upon the liquidation of any entity of the type described in the immediately preceding clause (4), the former partners or beneficial owners thereof to the extent any Voting Stock may still be held by such entity.

“Repayment Date” means the date on which all Obligations are irrevocably repaid in full, in Dollars, to the Holder or converted into Common Stock pursuant to the terms hereof.

“Restricted Payment” means, with respect to the Company or any Subsidiary, (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of any Equity Interest of such Person, other than a payment or distribution of Equity Interests in connection with the exercise of any warrant, option or other right to acquire Equity Interests permitted under or issued pursuant to any Transaction Document or the Restructuring Agreement; (ii) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of any Equity Interest of such Person or any other payment or distribution made in respect thereof, either directly or indirectly, other than a payment made in Equity Interests in connection with the exercise of any warrant, option or other right to acquire Equity Interests permitted under or issued pursuant to any Transaction Document or the Restructuring Agreement; (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interest of such Person now or hereafter outstanding, other than a payment made in Equity Interests in connection with the exercise of any warrant, option or other right to acquire Equity Interests permitted under or issued pursuant to any Transaction Document or the Restructuring Agreement; (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Equity Interests of such Person or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (v) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person, except as otherwise permitted hereunder, in the other Loan Documents or the other Transaction Documents, and other than payment of compensation in the ordinary course of business to stockholders who are employees of such Person; and (vi) any payment of management or Board fees (or other fees of a similar nature) or out-of-pocket expenses in connection therewith by such Person to any Stockholder.

“Restructuring Agreement” means the Restructuring Agreement, dated as of April 26, 2013, by and among the Company, the Lender, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP and MHR Institutional Partners II LP.

“Retiree Welfare Plan” means, at any time, a welfare plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment (other than (i) coverage mandated by applicable laws, including without limitation, COBRA continuation coverage; (ii) death benefits or retirement benefits under any “employee pension plan”, as that term is defined in Section 3(2) of ERISA; (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any Subsidiary or ERISA Affiliate; or (iv) benefits, the full direct cost of which is borne by current or former employees (or beneficiary thereof)).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the Pledge and Security Agreement, dated September 26, 2005, as amended from time to time, by and between the Company and MHR Institutional Partners IIA LP, a copy of which, including all amendments thereto, is attached hereto as Exhibit B.

“Security Documents” means the collective reference to the Security Agreement (including the Security Agreement (Copyrights); Security Agreement (Patents); Security Agreement (Trademarks) and Security Agreement (Domain Name Registrations) attached thereto), any account control agreements delivered pursuant to the Loan Documents, any Subsidiary Guaranty, any Subsidiary Security Agreement, the UCC financing statements required to be filed and all other security documents hereafter delivered to the Holder in connection with granting a Lien on any of the assets of the Company or a Subsidiary to secure the Obligations.

“Stockholder” means, with respect to any Person, each holder of any Equity Interests of such Person.

“Subsidiary” means (i) as to the Company, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by the Company or one or more of its Subsidiaries; and (ii) as to any other Person, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries. Unless otherwise specified in this Note or any Loan Document, references to a Subsidiary refer to a Subsidiary of the Company.

“Subsidiary Guaranty” means a guaranty agreement executed by a Subsidiary pursuant to Section 7(t), in form and substance satisfactory to the Holder, the Company and such Subsidiary, guaranteeing payment of the Obligations and providing, without limitation, that such Subsidiary shall be bound by the covenants set forth in this Note, and shall make such representations and warranties as the Holder may require.

“Subsidiary Security Agreement” means a pledge and security agreement executed by a Subsidiary pursuant to Section 7(t), substantially in the form of the Security Agreement, and otherwise in form and substance satisfactory to the Holder, the Company and such Subsidiary, securing payment of the Obligations.

“Taxes” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature that is imposed by any government or taxing authority.

“Trademark Licenses” means, collectively, each agreement, whether written or oral, providing for the grant of any right to use any Trademark.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto; and (ii) the right to obtain all renewals thereof.

“Trading Day” shall mean any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

“Transaction Documents” shall have the meaning ascribed thereto in the Investment Agreement.

“Trigger Issuance” has the meaning ascribed to such term in Section 3(d)(iv).

“United States” means the United States of America.

“Voting Stock” of a Person means all classes of Equity Interests or other interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

(b) Interpretation. The headings of the articles and sections of this Note are included for convenience of reference. They shall not affect the construction of any provision of this Note. References herein to articles, sections, subsections or exhibits without further identification of the document to which reference is made are references to provisions or parts of this Note. The words “herein,” “hereof” and “hereunder” are used in this Note to refer to this Note as a whole including all Exhibits and Schedules, as the same may from time to time be amended, restated, modified, or supplemented and not to any particular section, subsection, or clause contained in this Note or any such Exhibit or Schedule. The meaning given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference to statute shall be construed to refer to such statute as amended from time to time, and any rules and regulations promulgated thereunder; and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.

2. Payments of Interest and Principal. Subject to the provisions of this Note, payments of principal plus interest on the unpaid principal balance of this Note outstanding from time to time, and any applicable additional payments shall be payable in accordance with the following:

(a) Maturity. On the Maturity Date, the Company shall repay the outstanding principal of this Note, all interest accrued on this Note, all fees and all other obligations due or accrued to the Holder unless this Note is earlier converted or redeemed in full pursuant to Sections 3 or 4 hereof. If the Maturity Date is a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. Contemporaneously with the repayment of this Note, the Holder shall surrender this Note, duly endorsed, at the office of the Company.

(b) Interest. Interest shall accrue on the outstanding principal of this Note during the period commencing on the date hereof and terminating on the Maturity Date at an annual interest rate (the “Interest Rate”) equal to 13.00% per annum, compounded monthly, and will be payable in arrears semi-annually on each June 30th and December 31st in kind through issuance to the Holder of additional Notes (in a form substantially similar to the form of this Note with appropriate notations for the date of issuance and initial principal amount), up to and including the Maturity Date. So long as an Event of Default has occurred and is continuing, at the election of the Holder, interest shall accrue on all outstanding Obligations at a rate equal to 2% per annum above the Interest Rate (“Default Rate”). Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand and, if not paid when due, shall itself bear interest as provided in this Section.

(c) Payments. Except as provided in Section 2(b), all payments of principal, interest, fees and other amounts due hereunder shall be made by the Company in Dollars by wire transfer or by any other method approved in advance by the Holder to the account of the Holder at the address of the Holder set forth in Section 11 hereof or at such other place designated by the Holder in writing to the Company.

(d) Acceleration of the Maturity Date. Notwithstanding anything to the contrary contained herein, this Note shall become due and payable together with all accrued interest due on the outstanding principal amount hereunder upon the occurrence of an Event of Default in accordance with Section 8(b) hereof.

3. Conversion.

(a) Conversion at the Option of the Holder. The Holder may, at any time and from time to time on or after the date hereof, convert all or any part of the outstanding principal amount of this Note, plus all accrued interest thereon through the Conversion Date, into a number of fully paid and nonassessable shares of Common Stock (“Conversion Shares”) upon surrender of this Note. The number of shares of Common Stock issuable upon surrender of this Note shall be determined in accordance with the following formula:

Conversion Amount

Conversion Price

(b) Mechanics of Conversion. In order to effect a conversion pursuant to this Section 3, the Holder shall: (a) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion, attached hereto as Exhibit A (the “Notice of Conversion”), to the Company and (b) surrender or cause to be surrendered this Note, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Company. Upon receipt by the Company of a facsimile copy of a Notice of Conversion from a Holder, the Company shall within two (2) Business Days send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, advising the Holder of any additional documentation reasonably required by the transfer agent for the Common Stock to issue the Conversion Shares in the manner provided in the Notice of Conversion (the “Additional Documentation”) and the name and telephone number of a contact person at the Company regarding the conversion. The Company shall not be obligated to issue Conversion Shares upon a conversion unless either this Note is delivered to the Company as provided above, or the Holder notifies the Company that such certificates have been lost, stolen or destroyed and delivers the documentation to the Company required by Section 14.

(c) Delivery of Conversion Shares Upon Conversion. Upon the surrender of this Note accompanied by a Notice of Conversion and any Additional Documentation, the Company shall, no later than the later of (a) the second Business Day following the Conversion Date and (b) the third Business Day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 14) (the “Delivery Period”), issue and deliver to the Holder or its nominee (x) that number of Conversion Shares issuable upon conversion of the portion of this Note being converted and (y) a new Note in the form hereof representing the balance of the principal amount hereof not being converted, if any. If the Company’s transfer agent is participating in the Depositary Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Holder thereof is not then required to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Conversion Shares to the Holder by crediting the account of the Holder or its nominee with DTC, as specified in the Notice of Conversion, through its DTC Deposit Withdrawal Agent Commission System (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Conversion Shares. Further, the Holder may instruct the Company to deliver to the Holder physical certificates representing the Conversion Shares in lieu of delivering such shares by way of DTC Transfer.

(d) Adjustment to Conversion Price. The Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(i) Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits. If the Company, at any time while this Note is outstanding, (A) shall pay a stock dividend on its Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii) Subscription Rights. If the Company, at any time while this Note is outstanding, shall fix a record date for the distribution to all of the holders of Common Stock evidence of its indebtedness or assets or rights, options, warrants or other securities entitling them to subscribe for, purchase, convert to, exchange for or to otherwise acquire any security (excluding those referred to in Section 3(d)(i) above), then in each such case the Conversion Price at which this Note shall thereafter be exercisable shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, the denominator of which shall be the average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to the record date mentioned above, and the numerator of which shall be such average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to such record date less the then fair market value at such record date of the portion of such evidence of indebtedness or assets or rights, options, warrants or other securities so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding twenty percent (20%) of the net assets of the Company, such fair market value shall be determined by an appraiser selected by the Holder and reasonably acceptable to the Company. The Company shall pay for all such appraisals. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(iii) Other Events. In case of (A) any reclassification of the Common Stock into other securities of the Company, (B) any compulsory share exchange pursuant to which the

Common Stock is converted into other securities, cash or property or (C) any merger or consolidation with or into any persons, or any sale or other disposition of all or substantially all of the assets of the Company to any person (each of (A), (B) or (C), an “Extraordinary Event”), the Holder shall have the right thereafter to convert this Note into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Extraordinary Event, that the Holder would have been entitled to receive had it converted this Note immediately prior to such Extraordinary Event (without taking into account any limitations or restrictions on the convertibility of this Note). In the case of an Extraordinary Event, the terms of any such Extraordinary Event shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 3(d)(iii) upon any conversion following such Extraordinary Event. This provision shall similarly apply to successive Extraordinary Events. For the avoidance of doubt, nothing contained in this clause (iii) shall be construed to impair the Company’s or the Holder’s rights under Section 5.

(iv) Issuance of Additional Shares of Common Stock. Except as provided in subsection (v) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (iv)(A) through (iv)(H) hereof, deemed to have issued or sold, any Additional Shares of Common Stock (defined below) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold in the Trigger Issuance. For purposes of this subsection (iv), “Additional Shares of Common Stock” means all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (iv), other than Excluded Issuances (as defined in subsection (v) hereof).

For purposes of this subsection (iv), the following subsections (iv)(A) to (iv)(H) shall also be applicable (subject, in each such case, to the provisions of subsection (v) hereof) and to each other subsection contained in this subsection (iv):

(A) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection (iv)(D), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(B) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection (iv)(D), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection (iv).

(C) Change in Warrant Price or Amount. Notwithstanding the provisions of subsection (iii), if the exercise price provided for in any warrants of the Company on the date hereof is below the Conversion Price and (i) such exercise price is reduced, the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of such reduction in exercise price by an amount equal to the product of (x) the original exercise price minus (y) the reduced exercise price and (2) a fraction, the numerator of which is the number of shares of Common Stock that may be acquired upon exercise, if any, of the warrants whose exercise price is reduced and the denominator of which is the aggregate number of shares of Common Stock that may be acquired upon exercise of all of the outstanding warrants or (ii) the Company amends the terms of such warrants to increase the number of shares of Common Stock that may be acquired upon exercise of the warrants, the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of amendment by an amount equal to the product of (1) (x) the original exercise price minus (y) the product of the original exercise price and a fraction, the numerator of which is the old number of shares for which the warrants were exercisable immediately prior to such amendment and the denominator of which is the new number of shares for which the warrants are exercisable immediately following such amendment and (2) a fraction, the numerator of which is the number of shares of Common Stock that may be acquired upon exercise, if any, of the warrants whose exercise price is reduced and the denominator of which is the aggregate number of shares of Common Stock that may be acquired upon exercise of all of the outstanding warrants.

(D) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection (iv)(A) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections (iv)(A) or (iv)(B), or the rate at which Convertible Securities referred to in subsections (iv)(A) or (iv)(B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(E) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor will be the amount received by the Company therefor, after deduction of all underwriting discounts or allowances in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average Daily Market Price for the ten (10) Trading Days with respect to such securities thereof prior to the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving Company, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving Company as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. Notwithstanding anything to the contrary contained herein, if Common Stock, Options or Convertible Securities are issued, granted or sold in conjunction with each other as part of a single transaction or in a series of related transactions, and one or more of such securities are issued, granted or sold for a price below fair market value (when the aggregate value of such securities is compared with the aggregate amount of consideration received by the Company therefor), the Holder may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the difference between the fair value of and the amount paid for any type of securities issued, granted or sold in such transaction or series of transactions (the “Disregarded Securities”). If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this subsection (iv)(E) for the issuance of the Disregarded Securities or upon any conversion or exercise thereof. For example, if the Company were to issue convertible notes having a face value of $1,000,000 and warrants to purchase shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of issuance of such warrants in exchange for $1,000,000 of consideration, the fair value of the warrants would be subtracted from the $1,000,000 of consideration received by the Company for the purposes of determining the price per share of Common Stock issuable upon conversion of the convertible notes and for purposes of determining any adjustment to the Conversion Price hereunder as a result of the issuance of the Convertible Securities. The Holder shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Company does not agree to such fair market value calculation within three (3) Business Days after receipt of such calculation along with reasonably detailed supporting documentation from the Holder, then such fair market value will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Holder (which investment banker or other expert shall not have been engaged or otherwise employed by the Holder within one (1) year of the date of such engagement hereunder) and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

(F) Other Action Affecting Conversion Price. If the Company takes any action affecting the Common Stock after the date hereof that would be covered by this Section 3, but for the manner in which such action is taken or structured, which would in any way diminish the value of this Note then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

(G) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided, however, that any such adjustment in the Conversion Price shall be reversed or shall not become effective, as applicable, if the Company abandons the action to which the record date pertains.

(H) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned Subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (iv).

(v) Excluded Issuances. Notwithstanding anything to the contrary contained herein, the Company shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) Common Stock, Options and Convertible Securities for a total consideration of less than $10,000,000 during any 24-month period; (B) Common Stock, Options or Convertible Securities issued to employees or consultants of the Company in connection with their employment or engagement by the Company pursuant to an equity compensation plan in effect as of April 26, 2013, or as approved by the Board of Directors, which are granted in the ordinary course of business and consistent with past practice; (C) Common Stock or Convertible Securities to employees or consultants of the Company in connection with their employment or engagement by the Company pursuant to an equity purchase plan in effect as of April 26, 2013, or as approved by the Board of Directors, which are granted in the ordinary course of business and consistent with past practice; (D) Common Stock upon the conversion or exercise of any warrants outstanding on the date hereof as disclosed in Schedule 3(d)(v), except as set forth in subsection (iv)(C) above; or (E) Common Stock, Options or Convertible Securities that are issued at or above the market price at the time of issuance; and (F) Common Stock, Options or Convertible Securities approved by the Holder (collectively, “Excluded Issuances”).

(vi) Weighted Average Adjustment for Issuances. In the event that at any time or from time to time the Company shall issue or sell Common Stock, Options or Convertible Securities subject to Section 3(d)(iv) for no consideration or for a per share consideration that is greater than the applicable Conversion Price at the time of such issuance or sale but less at the time of such issuance or sale than the Daily Market Price, then the Conversion Price in effect immediately prior to each such issuance or sale will immediately be reduced to the price determined by multiplying the Conversion Price, in effect immediately prior to such issuance or sale, by a fraction, (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Daily Market Price on the last Trading Day immediately preceding such issuance or sale and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale.

(e) Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing bid price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Company, at its own expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.

4. Redemption.

(a) Optional Redemption.

(i) The Company may redeem this Note, in whole or in part, at any time, at a redemption price (the “Optional Redemption Price”) equal to the principal amount of this Note, plus accrued and unpaid interest thereon through the date of such redemption, if at the time of any such redemption all of the Common Stock into which this Note (or a portion thereof subject to such redemption) is convertible is freely transferable by the Holder without any restriction pursuant to registration or exemption under all applicable United States federal and state securities laws (such redemption, an “Optional Redemption”); provided, that the minimum amount of Notes to be redeemed under any single Optional Redemption shall not be less than $500,000. Notwithstanding anything to the contrary in this Section 4(a), until the Optional Redemption Price is paid, in full, the Holder may convert all or any part of the outstanding principal amount of this Note, plus accrued interest thereof through the Conversion Date, into a number of Conversion Shares in accordance with Section 3 hereof.

(ii) The Company shall give written notice in respect of an Optional Redemption to each Holder pursuant to Section 11 at least twenty (20) but not more than thirty (30) days before the date of such Optional Redemption (the “Optional Redemption Date”). In the case of any Optional Redemption of the Notes in part, the balance of the Notes to be redeemed pursuant to Section 4(a)(i) shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal balances thereof. The Company shall apply any amounts to be used for Optional Redemption pursuant to this Section 4(a), first, to pay accrued and unpaid interest on the Notes, if any, then to redeem the principal amount of the Notes or any portion thereof. Each notice in respect of an Optional Redemption given pursuant to this Section 4(a)(ii) shall state (A) the Optional Redemption Date,

(B) the projected Optional Redemption Price of the Notes to be redeemed, (C) in the case of an Optional Redemption of the Notes in part, the portion of the outstanding balance of the Notes that is expected to be redeemed and the aggregate balance of Notes to be outstanding after such partial Optional Redemption, (D) that Notes to be redeemed in an Optional Redemption in whole must be surrendered (which action may be taken by any Holder or its authorized agent) to the Company to collect the Optional Redemption Price on such Notes, and specifying the procedures for such surrender and (E) that, unless the Company fails to pay the Optional Redemption Price, interest on Notes (or the portion thereof) called for Optional Redemption shall cease to accrue after the Optional Redemption Date.

(iii) If notice in respect of an Optional Redemption for any Notes shall have been given as provided in Section 4(a)(ii), such Notes shall become due and payable on the Optional Redemption Date at the applicable Optional Redemption Price, and, unless there is a default in the payment of the applicable Optional Redemption Price, interest on such Notes shall cease to accrue on and after such Optional Redemption Date. Upon presentation and surrender of such Notes to the Company in accordance with the notice given pursuant to Section 4(a)(ii), such Notes shall be paid and redeemed at the applicable Optional Redemption Price on the Optional Redemption Date.

(iv) Upon surrender of a Note that is redeemed in part pursuant to Section 4(a)(i) the Company shall execute for the Holder (at the Company’s expense) a new Note (in a form substantially similar to the form of this Note with appropriate notations for the date of issuance and initial principal amount) equal in principal balance to the unredeemed portion of the Note surrendered; provided, that the denomination of such Note does not and will not fall below $100,000.

(v) All Notes that are redeemed pursuant to Section 4(a) will be surrendered to the Issuer for cancellation and may not be reissued or resold.

(b) Mandatory Redemption.

(i) In the event that the Consolidated Free Cash Flow for any fiscal year of the Company, commencing with the fiscal year ending December 31, 2013, is greater than (x) $10,100,000 in the case of the fiscal year ending December 31, 2013 and (y) $100,000 in the case of any subsequent fiscal year of the Company, then the Company shall use 40% of such Consolidated Free Cash Flow for such fiscal year (the “Excess Consolidated Free Cash Flow”) to redeem the Notes (such redemption, a “Mandatory Redemption”), at a redemption price (the “Mandatory Redemption Price”) equal to the principal amount of such Notes, plus accrued and unpaid interest thereon through the Mandatory Redemption Date. The “Mandatory Redemption Date” means the date that is thirty (30) days after the end of any fiscal year of the Company, commencing with the fiscal year ending December 31, 2013, for which the Consolidated Free Cash Flow is greater than (x) $10,100,000 in the case of the fiscal year ending December 31, 2013 or (y) $100,000 in the case of any subsequent fiscal year of the Company, or, if such date falls on a day other than a Business Day, the next date that is a Business Day. Notwithstanding anything to the contrary in this Section 4(b), until the Mandatory Redemption Price is paid, in full, the Holder may convert all or any part of the outstanding principal amount of this Note, plus accrued interest thereof through the Conversion Date, into a number of Conversion Shares in accordance with Section 3 hereof.

(ii) In the case of any Mandatory Redemption of the Notes in part, the principal balance of the Notes to be redeemed pursuant to Section 4(b) shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid balances thereof. The Company shall apply the Excess Consolidated Free Cash Flow, first, to pay accrued and unpaid interest on the Notes, if any, then to redeem the principal amount of the Notes or any portion thereof.

(iii) Written notice in respect of any Mandatory Redemption under Section 4(b) shall be given by the Company to the Holder pursuant to Section 11 within ten (10) days of the end of such fiscal year. Such notice shall state: (A) the Mandatory Redemption Price; (B) in the case of a Mandatory Redemption of the Notes in part, the portion of the outstanding balance of the Notes that is expected to be redeemed and the aggregate balance of Notes to be outstanding after such partial Mandatory Redemption; (C) that Notes to be redeemed in whole must be surrendered (which action may be taken by any Holder or its authorized agent) to the Company to collect the Mandatory Redemption Price for such Notes, and specifying the procedures for such surrender, and (D) that, unless the Company fails to pay the Mandatory Redemption Price, interest on Notes (or the portion thereof) called for Mandatory Redemption shall cease to accrue after the Mandatory Redemption Date. Such notice shall also include a certificate of the Chief Financial Officer of the Company certifying the amount of the Excess Consolidated Free Cash Flow and setting out in detail a calculation thereof.

(iv) Notes called for redemption pursuant to Section 4(b) shall become due and payable on the Mandatory Redemption Date at the applicable Mandatory Redemption Price, and, unless there is a default in the payment of the applicable Mandatory Redemption Price, interest on such Notes shall cease to accrue on and after such Mandatory Redemption Date. Upon presentation and surrender of such Notes to the Company in accordance with the notice pursuant to Section 4(b)(iii), such Notes shall be paid and redeemed at the applicable Mandatory Redemption Price on the Mandatory Redemption Date. Upon surrender of a Note that is redeemed in part pursuant to Section 4(b), the Company shall execute for the Holder (at the Company’s expense) a new Note (in a form substantially similar to the form of this Note with appropriate notations for the date of issuance and initial principal amount) equal in principal balance to the unredeemed portion of the Note surrendered.

(v) All Notes that are redeemed pursuant to Section 4(b) will be surrendered to the Issuer for cancellation and may not be reissued or resold.

5. Ranking. This Note shall be senior Indebtedness of the Company, ranking senior to all other Indebtedness and future Indebtedness of the Company in all respects, including in right of payment in full in cash.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder, as of the date hereof and each other date required to be made hereunder or under the other Transaction Documents (except to the extent such representations and warranties expressly relate only to an earlier date, in which case such representations and warranties shall be correct and accurate in all material respects on and as of such earlier date), the following:

(a) The Company is (i) duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted, and (ii) qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) The execution, delivery and performance by the Company of this Note and the other Transaction Documents, and its obligations hereunder and thereunder, have been duly authorized and do not and will not constitute a breach or violation, or constitute a default under, the organizational documents of the Company; and this Note and each other Transaction Document to be executed by the Company will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c) The execution, delivery and performance by the Company of the Loan Documents do not, and the performance by it of its obligations contemplated thereunder will not, (i) violate or contravene any provision of the Company’s articles of incorporation, bylaws or similar organizational documents; (ii) except as set forth on Schedule 6(c)(ii), constitute or result in a breach or violation of, or a default under, the acceleration of any obligations of, or the creation of any Lien on the assets of, the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any contract that is binding upon the Company or any of its Subsidiaries, or any change in the rights or obligations of any party under any of such contracts; (iii) except pursuant to the Loan Documents, and except as set forth on Schedule 6(c)(iii), require the Company or any of its Subsidiaries to obtain the consent, waiver, authorization or approval of any person which has not already been obtained; or (iv) violate, contravene or conflict with any award, judgment, decree or other order of any governmental entity, any statute, law, rule, regulation or other requirement of any governmental entity in the United States or elsewhere, or any permit, license, registration or other approval or authorization of any governmental entity.

(d) Other than filings pursuant to federal and state securities laws or filings required to be made with the Over-the-Counter Bulletin Board (the “OTCBB”) directly related to the execution and delivery of the Transaction Documents, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any court or governmental authority or regulatory or self-regulatory entity in connection with the execution and delivery of this Note, the other Loan Documents or the Proposed Transactions.

(e) No event has occurred that could constitute a Default or Event of Default, or could cause a default or event of default to occur, under any agreement or instrument evidencing any Indebtedness of the Company as a result of the issuance of this Note.

(f) No consent or approval of, or notice to, any creditor of the Company or any Subsidiary (other than the Holder and the “Investor” under the Investment Agreement) is required by the terms of any agreement or instrument evidencing any Indebtedness of the Company or any Subsidiary for the Company’s execution or delivery of, or the performance of the obligations of the Company under, this Note or the Loan Documents or the consummation of the transactions contemplated hereby or thereby or the consummation of the other Proposed Transactions.

(g) There are no (i) except as otherwise disclosed on Schedule 6(g), material civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or threatened against the Company or any of its Subsidiaries; or (ii) except as otherwise specifically disclosed in accordance herewith or as otherwise permitted herein, material obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances that could result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries.

(h) Each of the Company and its Subsidiaries has good and marketable title to, or leasehold interest in, all real property and other property and assets owned by it, free and clear of all Liens or other encumbrances securing Indebtedness (other than Permitted Liens), and, subject to Section 7(p), its obligations under both this Note and the other Loan Documents rank senior to all other existing Indebtedness and future Indebtedness of the Company in all respects, including in right of payment in full in cash.

(i) The Company’s (i) audited financial statements dated December 31, 2012 and for the fiscal year ended on that date; and (ii) consolidated balance sheet dated December 31, 2012 and the related Income Statements and Cash Flow Statements for the portion of the Company’s fiscal year ended on that date, each as heretofore delivered to the Holder are complete and correct, have been prepared in accordance with GAAP. The audited financial statements of the Company dated December 31, 2012 and for the fiscal year ended on that date have been certified by a firm of independent accountants as fairly presenting the financial condition of the Company as at that date and the results of its operations for that fiscal year or portion thereof.

(j) Since December 31, 2012, there has not been (i) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company; or (iii) any change by the Company or any of its Subsidiaries in accounting principles, practices or methods.

(k) The Company has filed all required reports, schedules, registration statements and other documents with the SEC since April 30, 2002. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and all other reports, registration statements, definitive proxy statements or information statements, including any certifications pursuant to Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002 or similar certifications, filed by the Company or any Subsidiary subsequent to April 30, 2002, under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed (collectively, the “Company SEC Documents”), with the SEC, (i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (ii) as of its filing date, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Company SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the Income Statements and Cash Flow Statements or equivalent statements in such Company SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

(l) The Company has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and (ii) has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Note, to the Company’s auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(m) Since January 1, 2012, the Company has not received written notice from the SEC or any other governmental entity that any of its accounting policies or practices, or any of the documents filed by the Company or filed or furnished by its officers, are or may be the subject of any review, inquiry, investigation or challenge by the SEC or other governmental entity, other than comments received by the Company from the SEC in connection with periodic reports filed by the Company under the Exchange Act or registration statements filed by the Company under the Securities Act, which comments are resolved prior to the due date for filing the Company’s next annual report on Form 10-K. Since January 1, 2012, neither the Company’s independent public accounting firm, nor any employee, director, advisor or other agent or Affiliate of the Company has informed the Company that such Person has any material questions, challenges or disagreements regarding or pertaining to the Company’s accounting policies or practices or the Company’s internal controls over financial reporting.

(n) Schedule 6(n) contains a true and complete list of, and the Company has delivered to the Holder copies of all documents creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K of the SEC) effected by or to which the Company is a party since January 1, 2004.

(o) Except as set forth on Schedule 6(o), the Company has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or any Affiliate.

(p) To the Knowledge of the Company, McGladrey & Pullen LLP and PricewaterhouseCoopers LLP, which have expressed their opinions with respect to the financial statements of the Company audited by them and included in the Company SEC Reports (including the related notes), is and has been throughout the period covered by such financial statements, (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Rule 2-01 of Regulation S-X of the SEC; (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related Rules of the SEC; and (iv) in compliance with the rules of the Public Company Accounting Oversight Board. Schedule 6(p) contains a true and complete list of all non-audit services performed by PricewaterhouseCoopers LLP for the Company from November 1991 until January 2010 and McGladrey & Pullen LLP since January 2010.

(q) The execution and delivery of this Note and the other Loan Documents is not subject to any tax, duty, fee or other charge, including, without limitation, any registration or transfer tax, stamp duty or similar levy.

(r) (i) Schedule 6(r) lists all Plans and separately identifies all Pension Plans, Multiemployer Plans and Welfare Plans, including all Retiree Welfare Plans as of the date hereof. Copies of all such listed Plans, together with a copy of the most recently filed Form IRS/DOL 5500 for each such Plan have been made available to the Holder prior to the date hereof. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and, to the Knowledge of the Company, nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in material compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither the Company, nor any Subsidiary, nor any ERISA Affiliate has failed to make any material contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any Plan. Neither the Company, nor any Subsidiary, nor any ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject the Company or any Subsidiary to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(ii) (A) Except as disclosed on Schedule 6(r), neither the Company, nor any Subsidiary, nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to any Title IV Plan; (B) there are no pending, or to the Knowledge of the Company or any Subsidiary, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; and (C) neither the Company, nor any Subsidiary, nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan.

(s) The Company’s use, storage, treatment and disposal of Hazardous Substances is and has been in full compliance with Environmental Law; (i) there has been no unpermitted release, discharge, emission or escape into the environment of Hazardous Substances; (ii) the Company has all permits necessary and required for its use, storage, treatment and disposal of Hazardous Substances; and (iii) the Company does not know of, and has not received, any written notice or other communication from any person or entity (including but not limited to a governmental entity) of a possible claim or liability pursuant to any Environmental Law, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing.

(t) (i) The Company owns, either exclusively or jointly, all right, title and interest in and to (free and clear of all Liens other than Permitted Liens) or is licensed to use all the Company Intellectual Property, including, without limitation, the Patents, Trademarks and Copyrights listed on Schedule 6(t), and, except as set forth on Schedule 6(t), has exclusive rights to use, sell, license, assign, transfer, convey, dispose of, or otherwise commercially exploit the Company Intellectual Property.

(ii) Schedule 6(t) lists all of the Company’s Patents, Trademarks, registered Copyrights and material Know-How, and, to the extent applicable, the jurisdiction(s) in which each item of Company Intellectual Property was or is filed or registered, including the respective application or registration numbers and dates, and an indication as to whether each such item of Company Intellectual Property is owned exclusively or jointly. Each item of Company Intellectual Property is in compliance with all formal legal requirements (including payment of filing, examination, annuity and maintenance fees and proofs of use) and is valid and subsisting. In connection with all Company Intellectual Property owned, either exclusively or jointly by the Company, the Company represents and warrants, and in connection with all third-party Company Intellectual Property, the Company represents and warrants to Company’s Knowledge, that all necessary registration, maintenance and renewal fees have been paid and all necessary documents and certificates in connection with such Company Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting, prosecuting and maintaining such Company Intellectual Property.

(iii) The operation of the business of the Company as currently conducted or currently contemplated to be conducted does not and will not infringe or misappropriate the Intellectual Property of any third party, violate any right of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

(iv) Other than as described in Schedule 6(t), no Person has asserted or threatened to assert any claims (A) contesting the right of the Company to use, exercise, sell, license, transfer or dispose of any Company Intellectual Property or any products, processes or materials covered thereby in any manner; or (B) challenging the ownership, validity or enforceability of any Company Intellectual Property. No owned Company Intellectual Property and, to the Company’s Knowledge, no third-party Company Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement related to or restricting in any manner the licensing, assignment, transfer, use or conveyance thereof by the Company.

(v) The Company has not received any written notice or otherwise has Knowledge of any pending or threatened claim, order or proceeding with respect to any Company Intellectual Property and, to the Company’s Knowledge, no Company Intellectual Property is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

(vi) The Company has required all professional and technical employees who provided services to the Company in connection with the Company Intellectual Property to execute agreements under which such employees are and were required to convey to the Company ownership of all inventions and developments conceived or created by them in the course of their employment with the Company. To the Company’s Knowledge, none of the activities of the Company’s professional and technical employees who are providing services to the Company in connection with the Company Intellectual Property is violating any agreement between any such employees and their former employers.

(vii) Other than as described in Schedule 6(t), the Company has not received any opinion of counsel regarding any third party Intellectual Property or any owned Company Intellectual Property.

(viii) To the Company’s Knowledge, the Company has complied with its obligation under 37 CFR § 1.56(a) to disclose to the United States Patent and Trademark Office, during the pendency of any United States patent application comprising the owned Company Intellectual Property. None of the Company’s Patents is involved in any interference or opposition proceeding, and, to the Company’s Knowledge, no such proceeding is being threatened with respect to any of the Patents.

(ix) To the extent that any Intellectual Property has been developed or created independently or jointly by an independent contractor or other third party for the Company, or is incorporated into any of the Company products, the Company has a written agreement with such independent contractor or third party and Company thereby has obtained exclusive or joint ownership of all such independent contractor’s or third party’s Intellectual Property in such work, material or invention by operation of law or valid assignment, or has acquired rights sufficient to use such Intellectual Property in the business of the Company as currently conducted and as contemplated to be conducted by virtue of a license.

(x) Schedule 6(t) lists all agreements pertaining to Company Intellectual Property including without limitation, agreements pursuant to which the Company either receives or grants rights in Intellectual Property. The Company is, and will be, in compliance with all terms and conditions of all, and is not and will not be in violation of any, licenses, sublicenses and other agreements, relating to Intellectual Property to which it is a party, whether acquiring or granting rights, or otherwise. Except as set forth in Schedule 6(t), the Company has no Knowledge of any assertion, claim or threatened claim, or facts that could serve as a basis of any assertion or claim, that the Company has breached or defaulted on any terms or conditions of such licenses, sublicenses and other agreements, and the Company has no basis to believe that any other party to such licenses, sublicenses and other agreements is in breach or in default of any terms or conditions thereof.

(xi) The Company has disclosed trade secrets of the Company included in the Know-How only to Persons that have executed written confidentiality agreements governing the use or disclosure of such trade secrets, except to the extent the Company disclosed such information in connection with making filings related to any Company Intellectual Property with governmental or regulatory authorities.

(xii) The Company has taken all reasonably prudent or necessary steps to protect and preserve the confidentiality of its material Confidential Information, and with respect to all other Confidential Information the Company has taken all commercially reasonable steps to protect and preserve the confidentiality of such Confidential Information. Without limiting the foregoing, the Company has and enforces a policy requiring each employee and consultant of the Company to execute a proprietary rights and confidentiality agreement, and all current and former employees and consultants of the Company have executed such an agreement.

(xiii) Except as set forth on Schedule 6(t)(xiii), the Company has not received any adverse written notice from the FDA or any other Authority since January 1, 2011 (i) regarding the approvability of product candidates of the Company or (ii) alleging any violation of any law, policy, guideline, rule or regulation by the Company. Schedule 6(t)(xiii) sets forth (i) all of the Company’s regulatory correspondence received from the FDA or any other similar Authority since January 1, 2011, which correspondence has been provided to the Holder and (ii) all of the permits issued to the Company by the FDA or any other similar Authority. During the last five years no officer, employee or agent of the Company, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other authority, failed to disclose a material fact required to be disclosed to the FDA or any other authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made which would violate any law, policy, guideline, rule or regulation.

(u) The provisions of the Security Documents are effective to create in favor of the Holder a legal, valid and enforceable lien and security interest in all right, title and interest of the Company in the “Collateral” described therein. Upon the filing of proper financing statements in the offices in the jurisdictions listed on Schedule 6(u), the Holder shall have a perfected first priority security interest or lien on all right, title and interest of the Company in the “Collateral” described therein, which can be perfected by such filing, subject only to the existence of any Permitted Liens.

(v) The businesses of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any material state, local, federal, foreign or domestic laws, rules, regulations or court orders and none of the transactions contemplated in this Note or the other Loan Documents (including, without limitation, the borrowing hereunder and the use of the proceeds thereof), or the Proposed Transactions, will violate or result in a violation of Section 7 of the Exchange Act, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(w) The written materials delivered or caused to be delivered, by or on behalf of the Company, to the Holder in connection with this Note and the other Loan Documents and the other transactions contemplated by this Note do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(x) The Company and its Subsidiaries have filed, or caused to be filed, in a timely manner, all federal, state and other tax returns and reports required to be filed, and have paid, in a timely manner, all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable. All information in such tax returns, reports and declarations is true, complete and correct in all respects.

(y) To the best Knowledge of the Company, since the date three years prior to the Closing Date, the Company has not undergone an “ownership change” as such term is defined for purposes of Section 382 of the IRC, and the Treasury Regulations (final, temporary and, as applicable, proposed) promulgated thereunder (an “Ownership Change”).

(z) Set forth on Schedule 6(z) is a list, as of the date hereof, of all of the real property interests held by the Company and its Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property.

(aa) As of the date hereof, the authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock of which 60,687,478 shares were issued and outstanding, of which 289,732 are held as treasury shares; and (ii) 2,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued and outstanding. Each of the outstanding shares of capital stock or other securities of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Liens, other than Permitted Liens. Except as set forth in Schedule 6(aa), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any Subsidiary, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(bb) The Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its businesses including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction and acts of vandalism, and complying with the requirements set forth in Section 7(j) hereof. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

7. Covenants.

(a) Governmental Authorizations. The Company shall obtain, make and keep in full force and effect all authorizations from and registrations with governmental authorities that may be required for the validity or enforceability against the Company of this Note and the other Loan Documents.

(b) Financial Statements; Reporting. (i) The Company shall furnish to the Holder, within 45 days of the close of each of the first 3 quarters of each fiscal year, its consolidated and consolidating balance sheets as at the close of such quarter and its income statement and statement of changes in financial position for such quarter, prepared in accordance with GAAP, applied on a basis consistent with that used in preparing its audited financial statements for prior years, certified by its chief financial officer as fairly presenting the financial condition of the Company and its Subsidiaries as at the close of that quarter and the results of its operations for such quarter, subject to changes resulting from audit and normal year-end adjustments.

(ii) The Company shall furnish to the Holder, within 90 days of the close of each fiscal year commencing with the fiscal year ending December 31, 2012, its consolidated and consolidating balance sheets as at the close of such fiscal year and its income statement and statement of changes in financial position for such fiscal year, prepared in accordance with GAAP, applied on a basis consistent with that used in preparing its audited financial statements for prior years, certified by a firm of independent accountants selected by it and acceptable to the Holder as fairly presenting the financial condition of the Company and its Subsidiaries as at the close of such fiscal year and the results of its operations for such fiscal year. The certification shall include or be accompanied by a statement that, during the examination by that firm of those financial statements, that firm observed or discovered no Default or Event of Default (or a detailed description of any Default or Event of Default so observed or discovered).

(iii) The Company shall furnish to the Holder, not later than November 30 of each year a revised annual operating budget, which in any case, upon review and written approval of the Holder (which approval shall not be unreasonably withheld), shall thereafter constitute the Budget.

(iv) The Company shall deliver to the Holder on the first Business Day of each month, a compliance certificate certifying that (1) no Default or Event of Default has occurred and is continuing, and (2) the representations and warranties of the Company set forth in this Note and in each other Loan Document are true and correct as if made on such date (except for representations made as of a specified earlier date, which shall remain true as of such earlier date). A form of such compliance certificate is attached hereto as Exhibit C.

(v) The Company shall furnish to the Holder not later than the 15th day of each month a variance report detailing any variances from the Budget during the previous month.

(vi) The Company shall furnish to the Holder from time to time such other statements and information as the Holder may reasonably request.

(vii) Promptly upon the resignation of any person from the Board of Directors, the Company shall provide the Holder with a copy of the resignation letter of such person, together with any waiver letters, indemnity agreements and other documents or instruments executed or delivered in connection with such resignation.

(c) ERISA. The Company and its Subsidiaries shall not, and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event. The Company and its Subsidiaries shall not, and shall not cause or permit any ERISA Affiliate to, adopt, sponsor, maintain or contribute to any Title IV Plan.

(d) Maintenance of Property. The Company shall keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(e) Maintenance of Existence; Lines of Business. The Company shall preserve, renew and keep in full force and effect its corporate existence and its rights, privileges, franchises and licenses (including, but not limited to, licenses required by the FDA and other applicable agencies) necessary or desirable in the normal conduct of its business. The Company shall not be engaged in any line of business other than the Line of Business.

(f) Compliance with Laws. The Company shall comply in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, Tax laws, and ERISA and the rules and regulations promulgated thereunder).

(g) Books and Records; Inspection Rights. The Company shall keep proper books and records in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company shall permit the Holder and representatives of the Holder to inspect its property, books and records at any reasonable times, and to make copies of such books and records as the Holder (or its representative) shall desire.

(h) Notices of Default. The Company shall promptly notify the Holder of each Default or Event of Default, and each other event that has or could have a materially adverse effect on its ability to perform its obligations under this Note or another Loan Document, together with a detailed description of such Default, Event of Default or other event, and all actions taken or to be taken in response thereto.

(i) Liens and Encumbrances. The Company shall not create or permit to be created or exist any Lien on any of its property now owned or hereafter acquired, other than Permitted Liens.

(j) Insurance. The Company shall maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Company will in any event maintain:

(i) Casualty Insurance against loss or damage covering all of the tangible real and personal property and improvements of the Company by reason of any Peril in such amounts (subject to such deductibles as shall be satisfactory to the Holder) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (i) in the case of fixed assets and equipment (including vehicles), at least equal to 100% of the actual replacement cost of such assets (including foundation, footings and excavation costs), subject to deductibles as aforesaid; and (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid.

(ii) Automobile liability insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by the Company) at any time located at, or used in connection with, its properties or operations in such amounts as are then customary for vehicles used in connection with similar properties and businesses, but in any event to the extent required by applicable law.

(iii) Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties (and adjoining streets, sidewalks and waterways) of the Company, in such amounts as are then customary for property similar in use in the jurisdictions where such properties are located.

(iv) Workers’ compensation insurance (including Employers’ Liability Insurance) to the extent required by applicable law.

(v) Product liability insurance against claims for bodily injury, pain and suffering, death or property damage resulting from the use of products developed, tested or sold by the Company in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Company.

(vi) Other insurance as generally carried by owners of similar properties and businesses, in such amounts and against such risks as are then customary for property similar in use.

Such insurance shall name the Holder as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days’ notice to the Holder. The Company will advise the Holder promptly of any policy cancellation, reduction or amendment. Any proceeds received by the Holder on account of any such insurance policy referred to in this Section 7(j) shall be applied by the Holder promptly to reduce the outstanding amount of the Obligations then due and payable.

Without limiting the obligations of the Company under the foregoing provisions of this Section, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section, then the Holder may, but shall have no obligation so to do, procure insurance covering the interests of the Holder in such amounts and against such risks as the Holder shall deem appropriate, and the Company shall reimburse the Holder in respect of any premiums paid by the Holder in respect thereof.

(k) Consolidations, Mergers. The Company shall not, directly or indirectly, by operation of law or otherwise, merge with or consolidate with another Person, liquidate, windup or dissolve itself, or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets or acquire by purchase or otherwise the business or assets of, or stock of, another Person; except (i) that any Subsidiary may merge into or consolidate with any other Subsidiary; and (ii) any Subsidiary may merge with or consolidate into the Company; provided that the Company is the surviving organization.

(l) Asset Sales. The Company shall not, and shall not permit any Subsidiary to, without the prior written consent of the Holder (which shall not be unreasonably withheld) directly or indirectly, consummate any Asset Sale.

(m) Transactions With Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, the Company delivers to the Holder a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, and an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (A) the payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company or indemnification and similar arrangements, consulting fees, employee salaries, bonuses, employment agreements, compensation or employee benefit arrangements or incentive arrangements with any officer, director or employee of the Company or any Subsidiary (including benefits under the foregoing); (B) Restricted Payments made in compliance with Section 7(q); (C) loans or advances to employees and reimbursement of actual out-of-pocket expenses incurred by officers, directors and employees, in each case in the ordinary course of business in an amount not to exceed $100,000 individually and $200,000 in the aggregate during any fiscal year; and (D) the Proposed Transactions.

(n) Notice of Tax Exemption. If an exemption is obtained at any time from any present or future Taxes that would otherwise be due in respect of any payment to be made by the Company under this Note or any other Loan Document, the Company shall promptly deliver to the Holder a certified copy of the documents evidencing that exemption.

(o) Payment of Taxes. The Company shall pay all Taxes, assessments and other governmental charges of any kind imposed on or in respect of its income or any of its businesses or assets, or in respect of Taxes and other amounts it is required by law to withhold from amounts paid by it to its employees, before any penalty or interest accrues on the amount payable and before any Lien or other encumbrance on any of its property exists as a result of nonpayment; provided, however, that the Company shall not be required by this Section to pay any amount if it is diligently contesting its alleged obligation to pay that amount in good faith through appropriate proceedings and maintains appropriate reserves or other provisions in respect of the contested amount as may be required under GAAP.

(p) Limitation on Indebtedness. The Company and its Subsidiaries, on a consolidated basis, shall not directly or indirectly incur, create, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of, including, without limitation, by way of assumption or acquisition in a business combination any Indebtedness other than (i) pursuant to this Note, the other Loan Documents, the Investment Agreement or the other Transaction Documents; (ii) any Indebtedness that is by its terms expressly subordinated in all respects to the Obligations, on terms and conditions satisfactory to the Holder, in its sole discretion; and (iii) Indebtedness secured by Permitted Liens.

(q) Restricted Payments. The Company shall not, and shall not permit any Subsidiary, directly or indirectly, to make a Restricted Payment other than, so long as no Event of Default shall have occurred and be continuing, or shall result therefrom, (i) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Equity Interests of the Company (other than Disqualified Equity Interests and other than Equity Interests issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent capital contribution received by the Company from its stockholders; or (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is subordinated to the Obligations, made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company; provided, that such newly issued Indebtedness is subordinated to the Obligations on the same terms as the Indebtedness so purchased, repurchased, redeemed, defeased, acquired or retired.

(r) Notices. The Company shall promptly give notice to the Holder of: (i) any change in the Company or its operations that would adversely affect the interests of the Holder in any material respect; (ii) any default by the Company in its obligations under the documentation governing any Indebtedness; (iii) any breach by the Company of any other contract; (iv) any litigation involving the Company or a Subsidiary; (v) any material governmental notifications and proceedings, including approval and denial notices by the FDA; (vi) any Person which has become a 5-percent stockholder, as such term is defined for purposes of Section 382 of the IRC and the Treasury Regulations (final, temporary and, as applicable, proposed) promulgated thereunder and (vii) any other development that causes or could reasonably be expected to cause a Material Adverse Effect.

(s) Cancellation of Indebtedness. The Company shall not cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm’s length basis and in the ordinary course of its business consistent with past practices and settlement of accounts in the ordinary course of business.

(t) Subsidiaries. Neither the Company nor any Subsidiary shall acquire or create another Subsidiary without the prior consent of the Holder, and such newly acquired or created Subsidiary shall promptly execute a Subsidiary Guaranty and a Subsidiary Security Agreement, and such other documents and such other documents and instruments as the Holder may reasonably require, and the Company or such Subsidiary acquiring or creating such new Subsidiary shall pledge the stock of the newly acquired or created Subsidiary as Collateral.

(u) Limitation on Issuance of Equity Interests of Subsidiaries. The Company shall not sell, and shall not permit any Subsidiary, directly or indirectly, to issue or sell, any shares of Equity Interests of a Subsidiary (including options, warrants, or other rights to purchase shares of such Equity Interests) except: (i) to the Company or a wholly owned Subsidiary of the Company; or (ii) issuances of director’s qualifying shares or sales to foreign nationals of shares of Equity Interests of foreign Subsidiaries, to the extent required by applicable law.

(v) Maintenance of NOLs. Neither the Company, any Subsidiary nor any Affiliate of any thereof, shall enter into any transaction which could reasonably be expected to cause the Company, any Subsidiary or any Affiliate of any thereof to undergo an Ownership Change, other than an Excepted Transaction. For purposes of this Section 7(v), “Excepted Transaction” shall mean (a) any transaction contemplated under the Restructuring Agreement, the Loan Agreement, this Note, the other Loan Documents, the Investment Agreement, the Registration Rights Agreement and any other certificate, instrument, agreement or other document executed or to be executed in connection therewith, and (b) any other financing transaction undertaken or to be undertaken by the Company (i) with the prior written consent of the Holder (such consent not to be unreasonably withheld or delayed), or (ii) with respect to which the Board of Directors has considered the effect of such proposed financing transaction on the availability to the Company, any Subsidiary or any Affiliate of any thereof of net operating losses or associated tax benefits pursuant to Section 382 of the IRC arising from or related to such proposed financing transaction, and obtained the advice of outside counsel or accountants that such transaction has been structured to minimize any negative effect on the availability of such net operating losses or associated tax benefits. For the avoidance of doubt, and notwithstanding anything to the contrary herein, any change in the availability of net operating losses arising from or related to any Excepted Transactions shall not constitute a breach of or a Default or an Event of Default under this Note.

(w) Intellectual Property. (i) The Company shall conduct continuously and operate actively its business according to good business practices, including, without limitation, maintaining all of its licenses, Patents, Copyrights, Know-How, design rights, trade names, trade secrets and trademarks and taking all actions necessary to enforce and protect the validity and enforceability of all intellectual property rights or other right included in the Company Intellectual Property.

(ii) The Company (either itself or through licensees) will not do any act, or omit to do any act, whereby any of its Patents may become forfeited, abandoned or dedicated to the public, unless the Holder gives its prior written consent, which shall not be unreasonably withheld or delayed.

(iii) The Company (either itself or through licensees) will continue to use each of its Trademarks in order to maintain such Trademark in full force free from any claim of abandonment for non-use, unless the Holder gives its prior written consent, which shall not be unreasonably withheld or delayed.

(iv) The Company will not (either itself or through licensees) do any act whereby any of its Copyrights may fall into the public domain, unless the Holder gives its prior written consent, which shall not be unreasonably withheld or delayed.

(v) The Company (either itself or through licensees) will not infringe the Intellectual Property rights of any other Person.

(vi) The Company will notify the Holder immediately if it knows, or has reason to know, that any application or registration relating to any Company Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any agency, court or tribunal in any country) regarding, the Company’s ownership of, or the validity of, or the enforceability of, any Company Intellectual Property or the Company’s right to register the same or to own and maintain the same.

(vii) Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Company shall promptly report such filing to the Holder. Upon the request of the Holder, the Company shall execute and deliver to the Holder, any and all agreements, instruments, documents, and papers as the Holder may reasonably request to evidence the Holder’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Company relating thereto or represented thereby.

(viii) The Company will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all Company Intellectual Property owned by it.

(ix) In the event that any Company Intellectual Property is infringed upon or misappropriated or diluted by a third party, the Company shall (i) take such actions as reasonably necessary to protect such Company Intellectual Property; and (ii) promptly notify the Holder after the Company learns thereof and, to the extent, in its reasonable judgment, the Company determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(x) Investments. The Company shall not make or permit to remain outstanding any Investments except:

(i) Investments outstanding on the date hereof and identified in Schedule 7(x)(i).

(ii) Deposit accounts with banks.

(iii) Investments in the Company or a Subsidiary.

(iv) Hedging Agreements entered into in the ordinary course of the Company’s financial planning and not for speculative purposes.

(v) Advances to officers, directors and employers of such Person in the ordinary course of business (provided that such advances have been approved by a majority of the disinterested members of the Board of Directors).

(vi) Accounts receivable in the ordinary course of business on reasonable and customary trade terms.

(vii) Other investments in accordance with the Investment Guidelines.

(y) Subsidiary Indebtedness. The Company shall not permit the aggregate principal amount of Indebtedness (other than the Obligations) of its Subsidiaries at any time to exceed $1,000,000.

(z) Restrictive Agreements. (i) The Company shall not, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (A) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets; or (B) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary.

(ii) (A) The foregoing paragraph, however, shall not apply to (x) restrictions and conditions imposed by law or by this Note, the other Loan Documents, the Investment Agreement and the other contracts, agreements and other documents entered into in connection therewith; and (y) restrictions and conditions existing on the date hereof identified on Schedule 7(z)(ii), (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition); and (B) Clause (A) of paragraph (i) above shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Note if such restrictions or conditions apply only to the property or assets securing such Indebtedness; and (y) customary provisions in leases and other contracts restricting the assignment thereof.

(aa) Limitation on Layering. Notwithstanding the provisions of Section 7(p), the Company shall not incur any Indebtedness that is subordinate or junior in right of payment to the Obligations, and senior in any respect in right of payment to any Indebtedness permitted under clause (iii) of Section 7(p).

(bb) Clinical Trials. The Company will take all reasonable and necessary steps to pursue clinical evaluations related to the approvability or approval of product candidates including making all necessary filings with the FDA or other authority. The Company will not voluntarily cease any such material clinical evaluations without the Holder’s approval.

(cc) SEC Filing Compliance. The Company shall file all required reports, schedules, registration statements and other documents with the SEC. Each report, registration statement, definitive proxy statement and information statement, including any certifications pursuant to Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002 or similar certifications, filed by the Company or any Subsidiary under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, the “Company Ongoing SEC Documents”), with the SEC, (i) shall comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (ii) as of its filing date, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Company Ongoing SEC Document (including the related notes and schedules thereto) shall fairly present the financial position of the entity or entities to which it relates as of its date, and each of the Income Statements and Cash Flow Statements or equivalent statements in such Company Ongoing SEC Documents (including any related notes and schedules thereto) shall fairly present the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

(dd) Non-Domestic Intellectual Property. As soon as practicable after the date that the Company shall acquire any item of Non-Domestic Intellectual Property, but in no event later than the date twenty Business Days thereafter, the Company shall take all actions necessary or advisable to perfect to the maximum extent permitted or recognized under applicable law (or attain the functional equivalent of perfection of) the security interest granted to the Holder in Non-Domestic Intellectual Property constituting Collateral, other than specific items of Non-Domestic Intellectual Property reasonably requested by the Company in writing, including a description thereof in reasonable detail (including without limitation identifying information for such item, a description thereof, its location and an estimated Dollar value therefor), which the Holder reasonably consents in writing is not subject to perfection (or the functional equivalent of perfection cannot be obtained) of the security interest therein; provided, however, that any failure to so perfect during such twenty Business Day period, as may be extended pursuant to this Section 7(dd), other than a failure arising from the Company or any agent of the Company failing to take any such necessary or advisable action, shall not during such period constitute an Event of Default hereunder or under any other Loan Document. Upon the perfection (or the functional equivalent of perfection) of the Holder’s security interest in an items of Non-Domestic

Intellectual Property constituting Collateral, the Company shall as soon as reasonably practicable cause the delivery to the Holder of a legal opinion of its outside counsel with respect to such perfection (or functional equivalent) in form consistent, to the extent applicable, with other legal opinions delivered by the Company’s counsel under this Note and the other Transaction Documents and reasonably acceptable to the Holder. Upon written request by the Company to the Holder for consent to the non-perfection (or functional equivalent) of the security interest in any item of Non-Domestic Intellectual Property, complying with this Section 7(dd), the Holder shall endeavor to deliver a determination with respect to such request within two Business Days after receipt thereof, provided, that in the event the Holder shall not render such determination within two Business Days, the twenty Business Day period during which the Company is otherwise obligated pursuant to this Section 7(dd) to perfect the security interest in such item shall automatically be extended by the number of Business Days equal to the number of Business Days after such two Business Day period through the date the Holder renders such determination.

(ee) Company Milestones. The Company shall furnish to the Holder such information as the Holder may reasonably request in connection with the status of the Company’s efforts to achieve the Milestones on, or prior to, the applicable milestone deadline set forth on Exhibit E.

8. Events of Default.

(a) If one or more of the following events (each an “Event of Default”) occurs and is continuing, the Holder shall be entitled to exercise any or all of the remedies set forth in Section 8(b).

(i) The Company fails to pay any Obligation as and when that amount becomes due and payable.

(ii) The Company fails to perform or observe any covenant or agreement other than those referred to in Section 8(a)(i) and does not remedy the failure on or before the 10th day after it occurs.

(iii) Any representation or warranty of the Company in this Note or any other Loan Document proves to have been incorrect, incomplete or misleading in any material respect at the time it was made or deemed to have been made; provided, however, that the Company’s inability to provide the certification described in Section 7(b)(iv)(2) hereof shall not constitute an Event of Default under this Note or the other Loan Documents.

(iv) Any of the Security Documents shall cease, for any reason, to be in full force and effect; or (ii) the Lien created by any of the Security Documents shall fail to constitute a Perfected Lien in the Collateral; provided, that (A) solely with respect to any individual item of Collateral having a fair market value of $25,000 (as reasonably determined by the Company in good faith and reasonably agreed to by the Holder) or less, such failure to maintain a Perfected Lien in such item of Collateral shall not constitute an Event of Default unless the Company does not remedy such failure on or before the 5th day after such failure occurs, (B) such failure to maintain a Perfected Lien in such item of Collateral shall not constitute an Event of Default if such failure results solely from any action or failure to act on the part of the Holder (following notice thereof from the Company) to maintain such Perfected Lien and which action or failure to act contravenes the provisions of this Note, the other Loan Documents or applicable law, and (C) notwithstanding anything herein or in any Loan Document to the contrary, the failure to perfect (or attain the functional equivalent of perfection of) the security interest granted to the Holder in any Non-Domestic Intellectual Property constituting Collateral prior to the date required therefor pursuant to Section 7(dd), shall not constitute an Event of Default.

(v) The Company or any Subsidiary (A) fails to pay any of its other Indebtedness as and when that Indebtedness becomes due and payable; or (B) fails to perform or observe any covenant or agreement to be performed or observed by it contained in any other agreement or in any instrument evidencing any of its Indebtedness (and any cure period under such other agreement or instrument shall have expired) and, as a result of the failure, any other party to that agreement or instrument is entitled to exercise the right to accelerate the maturity of any amount owing thereunder.

(vi) (A) A court enters a decree or order for relief with respect to the Company in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (B) the continuance of any of the following events for 45 days unless dismissed, bonded or discharged: (x) an involuntary case is commenced against the Company, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, or over all or a substantial part of its property, is entered; or (z) a receiver, trustee or other custodian is appointed without the consent of the Company, for all or a substantial part of the property of the Company.

(vii) (A) The Company commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (B) the Company makes any assignment for the benefit of creditors; or (C) the Board of Directors adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 8(a)(vii).

(viii) Any governmental authorization necessary for the performance of any obligation of the Company under this Note or the Loan Documents, or the consummation of the Proposed Transactions, is not or fails to remain valid and subsisting in full force and effect.

(ix) Any governmental authority or court takes any action that, in the determination of the Holder could have a Material Adverse Effect on the Company.

(x) One or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Company and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company to enforce any such judgment.

(xi) The Company sells or otherwise disposes of all or a substantial part of its assets or ceases to conduct all or a substantial part of its business as now conducted, or merges or consolidates with any other Person without the prior written consent of the Holder.

(xii) The Common Stock is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, The Nasdaq Stock Market, The Nasdaq SmallCap Market, The New York Stock Exchange, The American Stock Exchange and is not eligible for trading on the OTCBB for an aggregate of 10 Trading Days in any 9 month-period.

(xiii) The Company fails to achieve any of the Milestones set forth on Exhibit E on or prior to the applicable milestone deadline set forth thereon.

(b) If any Event of Default occurs and is continuing, the Holder may, by notice to the Company, (i) declare the obligations of the Holder hereunder to be terminated, whereupon those obligations shall terminate; and (ii) declare all amounts payable hereunder or under the Loan Documents by the Company that would otherwise be due after the date of termination to be immediately due and payable, whereupon all those amounts shall become immediately due and payable, all without diligence, presentment, demand of payment, protest or notice of any kind, which are expressly waived by the Company; provided, however, that if any event of a kind referred to in Section 8(a)(vi) or Section 8(a)(vii) occurs, the obligations of the Holder hereunder shall immediately terminate, and all amounts payable hereunder by the Company that would otherwise be due after the occurrence of that event shall become immediately due and payable without any such notice or other formality waived by the Company in this Section.

(c) Right of Setoff. If any amount payable hereunder is not paid as and when due, the Company authorizes the Holder and each Affiliate of the Holder to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of setoff, banker’s Lien, counterclaim or otherwise, against any assets of the Company in any currency that may at any time be in the possession of the Holder or that Affiliate, at any branch or office, to the full extent of all amounts due and payable to the Holder hereunder.

(d) Rights Not Exclusive. The rights provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law.

9. Governing Law. This Note shall, pursuant to Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, be construed and interpreted in accordance with the law of the State of New York.

10. Jurisdiction. (a) The Company irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the Borough of Manhattan in respect of any action or Proceeding relating in any way to this Note or any Note (a “Proceeding”). The Company irrevocably appoints CT Corporation System, which currently maintains a New York City office situated at 111 Eighth Ave., 13th Floor, New York, New York 10011, as its agent to receive service of process or other legal summons for purposes of any Proceeding. So long as the Company has any obligation under this Note, it will maintain a duly appointed agent in New York City acceptable to the Holder for the service of such process or summons and, if it fails to maintain such an agent, any such process or summons may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to the Company at its address for notices hereunder.

(b) The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any Proceeding in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum.

(c) The Company further irrevocably waives, to the fullest extent permitted by applicable law, any claim that any Proceeding should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Company relating in any way to this Note or any other Loan Document, whether or not commenced earlier. To the fullest extent permitted by applicable law, the Company shall take all measures necessary for the Proceeding to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Company.

11. Notices. All notices and other communications given to any party hereto pursuant to this Note shall be in writing and shall be delivered by hand, fax or email (and in the case of fax or email, receipt confirmed immediately via telephone), or mailed first class postage prepaid, registered or certified mail, addressed as follows:

If to the Company, to:

Emisphere Technologies, Inc.

4 Becker Farm Road, Suite 103

Roseland, NJ 07068

Attention: Chief Financial Officer

Phone:	(973) 532-8000
Fax:	(973) 422-0125
Email:	mgarone@emisphere.com

with a copy to:

Pierce Atwood LLP

100 Summer St, Suite 2250

Boston, MA 02110

Attn:	Timothy C. Maguire, Esq.
Phone:	(617) 488-8100
Fax :	(617) 824-2020
Email:	tmaguire@pierceatwood.com

If to the Holder, to:

[MHR Entity] LP

c/o MHR Fund Management LLC

40 West 57th Street, 24th Floor

New York, NY 10019

Fax number: (212) 262-9356

Attention: Janet Yeung

Phone:	(212) 262-0005
Fax:	(212) 262-9356
Email:	jyeung@mhrfund.com

with a copy to:

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Attn:	Doron Lipshitz, Esq.
David Schultz, Esq.
Phone:	(212) 326-2000
Fax:	(212) 326-2061
Email:	dlipshitz@omm.com
dschultz@omm.com

Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or if by overnight courier or, if sent by mail, upon actual receipt.

12. Waivers. No failure or delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right or of any obligation of the Company shall be effective unless given in writing and executed by the Holder. No waiver of any such right shall be deemed a waiver of any other right hereunder.

13. Amendment. This Note may be amended only by an instrument in writing executed by the parties hereto.

14. Replacement of Note. Upon the loss, theft, destruction or mutilation of this Note, and upon the execution and delivery by the Holder to the Company of an affidavit in form and substance reasonably acceptable to the Company attesting to such loss, theft, destruction or mutilation, as the case may be, and an agreement, in form and substance reasonably acceptable to the Company indemnifying and holding the Company harmless from and against any liability or damages arising therefrom, the Company shall execute and deliver in lieu thereof a new Note, dated the date of the Note being replaced, in the same principal amount.

15. Further Assurances. The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Holder may reasonably request in order to carry out the intent and accomplish the purposes of this Note and the consummation of the transactions contemplated hereby.

16. Survival. The obligations of the Company under Sections 9 through 13 and 17 through 19 shall survive the full repayment and the cancellation of this Note and the termination of the other obligations of the Company hereunder.

17. Successors and Assigns. This Note shall inure to the benefit of, be binding upon and be enforceable by and against the parties hereto and their respective successors and permitted assigns.

18. Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

19. Nature of Obligations. The Obligations under this Note, all other 13% Senior Secured Convertible Notes issued by the Company in a form substantially similar to this Note and the other Loan Documents referred to herein and therein are executed and delivered in substitution for, but not in satisfaction of, the obligations under all 11% Senior Secured Convertible Notes issued pursuant to the Investment Agreement, the Loan Agreement and the Loan Documents referred to therein (collectively, the “Precedent Obligations”) and this Note shall not constitute a refinancing, substitution or novation of the Precedent Obligations.

[The Remainder of This Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Note to be signed and to be dated the day and year first above written.

EMISPHERE TECHNOLOGIES, INC.

By:
	Name:	Michael R. Garone
	Title:	Chief Financial Officer

Agreed and Assented to by Holder:

[MHR Entity] LP

By:	[MHR Entity] LLC,
its General Partner

By:
Name:	Janet Yeung
Title:	Authorized Signatory

EXHIBIT E

Milestone Schedule

The following shall each constitute a “Milestone” for purposes of the Note:

Net Product Sales Milestones:

1.	The Company shall have Net Product Sales during the fiscal year ended December 31, 2014 of at least $5.5 million.

2.	The Company shall have Net Product Sales during the fiscal year ended December 31, 2015 of at least $17.5 million.

3.	The Company shall have Net Product Sales during the fiscal year ended December 2016 of at least $34.0 million.

Operational Performance Milestones

1.	The Company shall have executed a license or distribution agreement for the sale of Eligen-B12 in at least one (1) Approved Jurisdiction on or prior to December 31, 2013.

2.	The Company shall have executed one or more license or distribution agreements for the sale of Eligen-B12 in at least two (2) additional Approved Jurisdictions (for a total of at least three (3) Approved Jurisdictions) on or prior to December 31, 2014.

3.	The Company shall have executed one or more license or distribution agreements for the sale of Eligen-B12 in at least two (2) additional Approved Jurisdictions (for a total of at least five (5) Approved Jurisdictions) on or prior to December 31, 2015.

4.	The Company shall have executed a license or distribution agreement for the sale of Eligen-B12 in one (1) additional Approved Jurisdiction (for a total of at least six (6) Approved Jurisdictions) on or prior to December 31, 2016.

In the event that the Company does not satisfy one of the Operational Performance Milestones set forth above, the Company shall have a grace period of four (4) months to satisfy such Operational Performance Milestone. The foregoing grace period shall only be available one time and shall not affect the total number of license or distribution agreements that must be executed in subsequent periods. For example, in the event that the Company does not execute any license or distribution agreement for the sale of Eligen-B12 in an Approved Jurisdiction on or prior to December 31, 2013, the Company must execute (a) one license or distribution agreement for the sale of Eligen-B12 in an Approved Jurisdiction by April 30, 2014 and (b) license and distribution agreements in at least three (3) Approved Jurisdictions on or prior to December 31, 2014.

Eligen-B12 Manufacturing Milestone

1.	The Company shall have at least 4.5 million tablets of Eligen-B12 manufactured and available for commercial sale on or prior to April 26, 2014.

“Approved Jurisdiction” means any of the following countries or territories: Argentina, Australia, Brazil, Canada, Chile, China, France, Hong Kong, Germany, India, Israel, Italy, Japan, Mexico, New Zealand, Peru, Singapore, Spain, South Korea, Switzerland, Turkey, United Kingdom or United States and such other countries with comparable economic or strategic profiles as may be agreed by the Company and MHR in writing from time to time.

“Net Product Sales” means Revenues for the applicable fiscal year resulting solely from the sale of the Company’s products that are not combined or proposed to be combined with proprietary technology or products of any other Person. The determination as to whether Net Product Sales for any fiscal year shall have met or exceeded the applicable Milestone shall be made on the date that the Company’s independent registered public accounting firm delivers the audit report to the Board of Directors and stockholders of the Company regarding the financial statements of the Company for such fiscal year.

“Revenues” means the amount ascribed to “Revenues” in the Income Statement.

EXHIBIT C

FORM OF AMENDED AND RESTATED 2009 WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

EMISPHERE TECHNOLOGIES, INC.

WARRANT

Warrant No. A-[ ]	Original Issue Date: August 21, 2009

EMISPHERE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, [    ] or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [                ] shares of common stock, $0.01 par value (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.50 per share (as adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time on or after the Original Issue Date and through and including July 8, 2019 (the “Expiration Date” ), and subject to the following terms and conditions:

This Warrant is one of a series of warrants issued pursuant to that certain Securities Purchase Agreement dated August 19, 2009, by and between the Company and each of the purchasers identified therein (the “Purchase Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.”

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2. List of Warrant Holders. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. List of Transfers; Restrictions on Transfer.

(a) This Warrant and the Warrant Shares are subject to the restrictions on transfer set forth in this Section 3.

(b) The Company shall register any such transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant.

(c) If, but only if, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the Holder is an Affiliate of the Company, and transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

4. Exercise and Duration of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including the Expiration Date. Subject to Section 11 hereof, at 5:00 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding. In addition, if cashless exercise would be permitted under Section 10(b) of this Warrant, then all or part of this Warrant may be exercised by the registered Holder utilizing such cashless exercise provisions at any time, or from time to time, on or after the Original Issue Date and through and including the Expiration Date.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised. The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. Additionally, at the request of the Holder, if this Warrant shall have been exercised in part and the Holder shall have

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surrendered this Warrant certificate, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (provided that, if a registration statement is not then effective and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement is not then effective or the Warrant Shares are not freely transferable without volume restrictions or current public information requirements pursuant to Rule 144 under the Securities Act. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. If the Warrant Shares can be issued without restrictive legends, the Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through the Depository Trust and Clearing Corporation, DWAC system or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust and Clearing Corporation.

(b) If by the close of the third Trading Day after delivery of an Exercise Notice, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s sole discretion, either (i) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares, times (B) the closing bid price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

(c) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to

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enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall

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be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the shareholders of the Company as of immediately prior to the transaction own less than a majority of the outstanding stock of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction or (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the

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Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(g) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 10 Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all reasonable steps to give Holder the practical opportunity to exercise this Warrant prior to such time; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

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10. Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a) Cash Exercise. The Holder may deliver immediately available funds; or

(b) Cashless Exercise. If an Exercise Notice is delivered at a time when a resale registration statement on Form S-3 covering the resale of the Warrant Shares is not then effective, then the Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

If, but only if, at any time after the Original Issue Date there is no effective registration statement registering the Warrant Shares, the Company shall use its best efforts to file a new registration statement on Form S-3 pursuant to General Instruction I.B.4(a)(3) (including compliance with General Instruction I.B.4(b) and I.B.4(c) as required thereby) registering the Warrant Shares issuable upon exercise of the Warrant.

11. Limitations on Exercise.

(a) Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this Section. The Company’s obligation to issue

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shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and, except as provided below, shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation; provided, that, if, as of 5:00 p.m., New York City time, on the Expiration Date, the Company has not received written notice that the shares of Common Stock may be issued in compliance with such limitation, the Company’s obligation to issue such shares shall terminate. This provision shall not restrict the number of shares of Common Stock that a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. By written notice to the Company, the Holder may waive the provisions of this Section but any such waiver will not be effective until the 61st day after such notice is delivered to the Company, nor will any such waiver effect any other Holder. This provision shall not apply to Holders who, together with Affiliates, as of the Closing Date beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) in excess of 5% of the total number of issued and outstanding shares of Common Stock.

(b) Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this Section. The Company’s obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and, except as provided below, shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation; provided, that, if, as of 5:00 p.m., New York City time, on the Expiration Date, the Company has not received written notice that the shares of Common Stock may be issued in compliance with such limitation, the Company’s obligation to issue such shares shall terminate. This provision shall not restrict the number of shares of Common Stock that a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. This provision shall not apply to Holders who, together with Affiliates, as of the Closing Date beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) in excess of 10% of the total number of issued and outstanding shares of Common Stock.

12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Exercise Date.

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13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section at or prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices or communications shall be: if to the Company, to Emisphere Technologies, Inc., 4 Becker Farm Road, Suite 103, Roseland, New Jersey 07068, Attention: Chief Financial Officer, Facsimile No.: (973) 422-0125 (or such other address as the Company shall indicate in writing in accordance with this Section) or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register (or such other address as the Company shall indicate in writing in accordance with this Section).

14. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that

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such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

EMISPHERE TECHNOLOGIES, INC.

By:

Name:	Michael R. Garone

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EXERCISE NOTICE

EMISPHERE TECHNOLOGIES, INC.

AMENDED AND RESTATED WARRANT NO.      DATED AUGUST     , 2009

Ladies and Gentlemen:

(1) The undersigned hereby elects to exercise the above-referenced Warrant with respect to shares of Common Stock. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ Cash Exercise under Section 10(a)

☐ Cashless Exercise under Section 10(b)

(3) If the Holder has elected a Cash Exercise, the holder shall pay the sum of $         to the Company in accordance with the terms of the Warrant.

(4) Pursuant to this Exercise Notice, the Company shall deliver to the Holder the number of Warrant Shares determined in accordance with the terms of the Warrant.

(5) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

HOLDER

(Print name)

By:

Title:

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AMENDED AND RESTATED WARRANT ORIGINALLY ISSUED AUGUST     , 2009

AMENDED AND RESTATED WARRANT NO.

FORM OF ASSIGNMENT

To be completed and signed only upon transfer of Warrant

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto              the right represented by the within Warrant to purchase                  shares of Common Stock to which the within Warrant relates and appoints              attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:	TRANSFEROR:

(Print name)

By:

Title:

TRANSFEREE:

(Print name)

(Address of Transferee)

In the presence of:

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EXHIBIT D

FORM OF AMENDED AND RESTATED JUNE 2010 WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

EMISPHERE TECHNOLOGIES, INC.

WARRANT

Warrant No.	Original Issuance Dated: June 8, 2010

Emisphere Technologies, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [MHR entity] or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [                ] shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (as adjusted from time to time as provided in Section 7, each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.50 (as adjusted from time to time as provided in Section 7, the “Exercise Price”), at any time and from time to time, in whole or in part, on or after the date hereof through and including July 8, 2019 (the “Expiration Date”), and subject to the following terms and conditions.

1. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

2. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase

Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

3. Exercise and Duration of Warrant.

(a) This Warrant shall be exercisable by the registered Holder at any time and from time, in whole or in part, on or after the date hereof to and including the Expiration Date. At 5:00 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b) A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”

(c) The Company shall have a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Warrant Shares upon exercise of the Warrant.

4. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three trading days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends. If the Holder provides or previously provided the necessary account information to the Company, the Company shall issue and deliver such Warrant Shares in a balance account of the Holder with the Depository Trust Company through its Deposit Withdrawal Agent Commission System. The Holder, or any person or entity so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon request of the Holder, use commercially reasonable efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(b) This Warrant is exercisable on or after the date hereof, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate representing Warrant Shares by the third trading day after the date on which delivery of such certificate is required by this Warrant, and if after such third trading day, but prior to cure by the Company, the Holder purchases (in an open market

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transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three trading days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased less the aggregate Exercise Price (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock), solely with respect to such exercise, shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

(d) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

5. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrant in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments of Section 7). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of

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Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

7. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 7.

(a) Stock Dividends and Splits.

(i) If the Company, at any time while this Warrant is outstanding, (A) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (B) subdivides outstanding shares of Common Stock into a larger number of shares, or (C) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (A) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (B) or (C) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(ii) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a)(i) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(b) Adjustment for Reclassification, Exchange and Substitution. If at any time while this Warrant is outstanding, the Common Stock issuable upon exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, this Warrant will thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of exercise of this Warrant and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment in this Section 7.

(c) Adjustments for Other Dividends and Distributions. In the event the Company, at any time or from time to time while this Warrant is outstanding, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Holder would have been entitled to receive had this Warrant been exercised into Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 7 with respect to the rights of the Holder.

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(d) Adjustment for Mergers or Reorganizations, etc. Any reorganization, recapitalization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property while this Warrant is outstanding (other than a transaction covered by Sections 7(a) or (c)) is referred to herein as an “Organic Change”. Prior to the consummation of any such Organic Change, the Company shall make appropriate provision (as determined in good faith by the Board of Directors of the Company and the Holder) to ensure that the Holder shall have the right to receive, in lieu of or in addition to (as the case may be) such shares of Common Stock immediately acquirable and receivable upon exercise of this Warrant, the kind and amount of securities, cash or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company and the Holder) shall be made with respect to the Holder’s rights and interests to ensure that the provisions of this Section 7 shall thereafter be applicable to the Warrant (including, in the case of any Organic Change where the successor entity or purchasing entity is other than the Company, an immediate reduction to the Exercise Price to the value of the Common Stock reflected by the terms of the Organic Change and a corresponding increase in the number of shares of Common Stock acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Exercise Price then in effect immediately prior to such Organic Change). The Company shall not effect any reorganization, recapitalization, consolidation or merger unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Holder) the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire; provided, that any assumption shall not relieve the Company of its obligations hereunder.

(e) Adjustments to the Conversion Prices for Certain Dilutive Issuances.

(i) Special Definitions. For purposes of this Section 7(e), the following definitions apply:

(A) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 7(e)(iii), deemed to be issued) by the Company after the original issue date of this Warrant other than shares of Common Stock issued or issuable:

(1) to officers, directors or employees of, or consultants to, the Company pursuant to stock option or stock purchase plans or agreements in effect on or prior to September 26, 2005 and on terms approved by the Company’s Board of Directors and granted, sold or awarded in the ordinary course of business and consistent with past practice;

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(2) for an aggregate consideration (determined pursuant to Section 7(e)(v) hereof) of not more than $10,000,000 during any 24-month period;

(3) for which adjustment of the Exercise Price is made pursuant to Section 7(e)(iv).

(B) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(C) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(ii) No Adjustment of Exercise Price. Any provision herein to the contrary notwithstanding, no adjustment to the Exercise Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 7(e)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Exercise Price in effect on the date of, and immediately prior to, such issue.

(iii) Deemed Issuance of Additional Shares of Common Stock. In the event the Company, at any time or from time to time while this Warrant is outstanding, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) no further adjustments to the Exercise Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Exercise Price shall effect Common Stock previously issued upon conversion of the Company’s preferred stock); and

(C) no readjustment pursuant to clause (A) or (B) above shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (i) the Exercise Price on the original adjustment date or (ii) the Exercise Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

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(iv) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. (a) Subject to the last sentence of subsection (b) below, in the event the Company, at any time while this Warrant is outstanding, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7(e)(iii) without consideration or for consideration per share less than the closing price per Share of Common Stock as reported on a publicly traded exchange (“Market Price”) on the last full trading day immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Exercise Price then in effect, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Market Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all Convertible Securities had been fully converted into shares of Common Stock and any outstanding Options bearing an exercise price which is lower than the price at which the Additional Shares of Common Stock were issued had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 7(e) (including those resulting from issuances of Additional Shares of Common Stock deemed to be issued pursuant to Section 7(e)(iii)), the number of Warrant Shares shall be adjusted by multiplying such number of Warrant Shares by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect after giving effect to such adjustment.

(b) In the event the Company, at any time while this Warrant is outstanding, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7(e)(iii)) with a purchase price, conversion price or exercise price, respectively, that is less than the Exercise Price in effect immediately prior to the time of such issuance or sale, then and in each such case the then-existing Exercise Price shall be reduced, as of the close of business on the effective date of such issuance or sale, to the lowest purchase price, conversion price or exercise price at which any Additional Shares of Common Stock were issued or sold. In the event that both subsections (iv)(a) and (iv)(b) hereof may apply to any issuance, sale or deemed issuance or sale, then only this section (b) shall be deemed to apply to such transaction.

(v) Determination of Consideration. For purposes of this Section 7(e), the consideration received by the Company in connection with the issuance of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

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(2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined by the Board of Directors in good faith; and

(3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both cash and property, be the proportion of such consideration so received, computed as provided in clauses (I) and (2) above, as determined by the Board of Directors in good faith.

(B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 7(e)(iii) relating to Options and Convertible Securities shall be determined by dividing:

(i) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(f) Other Events. If any event occurs that would adversely affect the Holder’s rights but not expressly provided for by this Section 7 (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and number of Warrant Shares subject to this Warrant so as to protect the Holder’s rights; provided, however, that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 7.

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(g) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(h) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 7, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(i) Notice of Corporate Events; Termination. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating, or solicits. stockholder approval for any merger, sale or similar transaction pursuant to which Common Stock is converted or exchanged for cash, securities or property or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 15 calendar days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

8. Payment of Exercise Price. The Holder shall pay the Exercise Price by (i) paying to the Company cash in immediately available funds or (ii) providing a written notice to the Company that the Holder is exercising this Warrant on a “cashless” exercise basis by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of this Warrant which, when multiplied by the Fair Market Value of the Common Stock is equal to the aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant). For purposes hereof, “Fair Market Value” means:

(a) If the security is traded on a securities exchange or through the NASDAQ National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the securities on such exchange or quotation system, or, if there has been no sales on any such exchange or quotation system on any day, the average of the highest bid and lowest asked prices on such exchange or quotation system as of 4:00 p.m., New York time, or, if on any day such security is not traded on an exchange or quoted in the NASDAQ Stock Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated or any similar successor organization, in each such case averaged over a period of ten (10) business days consisting of the business day as of which Fair Market Value is being determined and the nine (9) consecutive business days prior to such day; or

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(b) If at any time such security is not listed on any securities exchange or quoted in the NASDAQ Stock Market System or the over-the-counter market, the Fair Market Value shall be the fair value thereof, as determined jointly by the Board of Directors and the Holder. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company’s Board of Directors and the Holder. The determination of the appraiser shall be final and binding upon the parties and the Company shall pay the fees and expenses of such appraiser.

9. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

10. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a trading day, (ii) the next trading day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a trading day or later than 5:00 p.m. (New York City time) on any trading day, (iii) the trading day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(a) If to the Company, to:

4 Becker Farm Road

Suite 103

Roseland, NJ 07068

Attention: Chief Financial Officer

Phone: (973) 532-8000

Fax: (973) 422-0125

Email: mgarone@emisphere.com

with a copy to:

Pierce Atwood LLP

100 Summer Street #2250

Boston, MA 02110

Attn: Timothy C. Maguire, Esq.

Phone: (617).488.8100

Fax: (617).824.2020

Email: tmaguire@pierceatwood.com

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(b) If to the Holder, to:

[MHR entity]

c/o MHR Fund Management LLC

40 West 57th Street, 24th Floor

New York, NY 10019

Fax number: (212) 262-9356

Attention: Janet Yeung

Phone: (212) 262-0005

Fax: (212) 262-9356

Email: jyeung@mhrfund.com

with a copy to:

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Attn: Doron Lipshitz, Esq.

David Schultz, Esq

Phone: (212) 326-2000

Fax: (212) 326-2061

Email: dlipshitz@omm.com

dschultz@omm.com

11. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

12. Loss, Theft or Destruction of Warrant. In the event that the Holder notifies the Company that this Warrant has been lost, stolen or destroyed, then a replacement Warrant, identical in all respects to the original Warrant (except for any adjustment pursuant hereto to the Exercise Price or number of Warrant Shares issuable hereunder, if different from the numbers shown on the original Warrant) shall be delivered to the Holder by the Company, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by the Company in connection with such Warrant.

13. Miscellaneous.

(a) This Warrant may be assigned by the Holder. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

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(b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its shareholder books or records in any mariner which interferes with the timely exercise of this Warrant.

(c) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF THE PURCHASE AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

EMISPHERE TECHNOLOGIES, INC.

By:
Name:	Michael R. Garone
Title:	Chief Financial Officer

[June 2010 Warrant Signature Page]

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: Emisphere Technologies, Inc.

The undersigned is the Holder of Warrant No.      (the “Warrant”) issued by Emisphere Technologies, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

The Warrant is currently exercisable to purchase a total of                  Warrant Shares.

The undersigned Holder hereby exercises its right to purchase                  Warrant Shares pursuant to the Warrant.

The holder shall pay the sum of $         to the Company or hereby exercises the Warrant on a “cashless exercise” basis in accordance with the terms of the Warrant.

Pursuant to this exercise, the Company shall deliver to the holder                  Warrant Shares in accordance with the terms of the Warrant.

Following this exercise, the Warrant shall be exercisable to purchase a total of Warrant Shares.

Dated: ,	Name of Holder

(Print

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

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FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          the right represented by the within Warrant to purchase                  shares of Common Stock of Emisphere Technologies, Inc. to which the within Warrant relates and appoints                                          attorney to transfer said right on the books of Emisphere Technologies, Inc. with full power of substitution in the premises.

Dated:             ,

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

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EXHIBIT E

FORM OF AMENDED AND RESTATED AUGUST 2010 WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

EMISPHERE TECHNOLOGIES, INC.

WARRANT

Warrant No. A-[XX]	Original Issue Date: August 25, 2010

EMISPHERE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, [NAME OF HOLDER] or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [NUMBER] shares of Common Stock (as defined below) of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.50 per share (as adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time on or after the Original Issue Date and through and including the Expiration Date (as defined below), and subject to the following terms and conditions:

This Warrant is one of a series of warrants issued pursuant to that certain Securities Purchase Agreement dated August 25, 2010 (the “Subscription Date”), by and between the Company and each of the purchasers identified therein (the “Purchase Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.”

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in Section 18.

2. List of Warrant Holders. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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3. List of Transfers; Restrictions on Transfer.

(a) This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(g) of the Purchase Agreement.

(b) The Company shall register any such transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (in accordance with Section 3(e)), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a new Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the new Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the new Warrant that the Holder has in respect of this Warrant.

(c) This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 3(e)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) If, but only if, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the Holder is an affiliate of the Company, and transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

(e) Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to this Section 3 or Section 7, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this

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Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Original Issue Date, and (iv) shall have the same rights and conditions as this Warrant.

4. Exercise and Duration of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 3 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including the Expiration Date. At 5:00 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding. In addition, if cashless exercise would be permitted under Section 4(c) of this Warrant, then all or part of this Warrant may be exercised by the registered Holder utilizing such cashless exercise provisions at any time, or from time to time, on or after the Original Issue Date and through and including the Expiration Date.

(b) The Holder may exercise this Warrant by delivering to the Company an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed. If such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”). The date the Exercise Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. Additionally, at the request of the Holder, if this Warrant shall have been exercised in part and the Holder shall have surrendered this Warrant certificate, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c) Notwithstanding anything contained herein to the contrary, if at the time of exercise hereof, a Registration Statement (as defined in the Registration Rights Agreement (as defined in the Purchase Agreement)) is not effective (or the prospectus contained therein is not available for use) for the resale by the Holder of all of the Warrant Shares, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

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For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 4 hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 4 hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 4 hereof and (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 4 hereof after the close of “regular trading hours” on such Trading Day.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(d) In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

5. Delivery of Warrant Shares.

(a) On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and the Warrant Shares can be issued without restrictive legends, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Warrant Shares cannot be issued without restrictive legends, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the

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Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a cashless exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of (x) the close of the (3rd) third Trading Day after delivery of an Exercise Notice and (y) the Trading Day in which the Company receives the Aggregate Exercise Price (such later date, the “Share Delivery Deadline”) shall not be deemed to be a breach of this Warrant.

(b) If by the Share Delivery Deadline, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s sole discretion, either (i) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock times (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice.

(c) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may

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be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant (in accordance with Section 3(e)), but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a new Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a new Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the new Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (the “Required Reserve Amount”, and such reservation failure, an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

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(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) outstanding shares of Common Stock into a larger number of shares, or (iii) combines (by combination, reverse stock split or otherwise) outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by Section 9(a)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable) (without regard to any limitations on exercise hereof), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c) Fundamental Transactions. Prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 9(b) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 9(c) shall apply similarly and equally to successive Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant.

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(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(g) Notice of Events. The Company will give written notice to the Holder (i) at least two (2) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation and (iii) at least two (2) Trading Days prior to the consummation of any Change of Control. Notwithstanding the foregoing, the failure deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company (including its subsidiaries), the Company shall simultaneously file such notice with the SEC (as defined in the Purchase Agreement) pursuant to a Current Report on Form 8-K. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

10. Payment of Exercise Price. The Holder shall pay the Exercise Price by delivering immediately available funds to the Company unless the Holder has specified a “Cashless Exercise” in the applicable Exercise Notice.

11. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Closing Bid Price of one Warrant Share on the applicable Exercise Date.

12. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be

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deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section at or prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices or communications shall be: if to the Company, to Emisphere Technologies, Inc., 4 Becker Farm Road, Suite 103, Roseland, New Jersey 07068, Attention: Chief Financial Officer, Facsimile No.: (973) 422-0125 (or such other address as the Company shall indicate in writing in accordance with this Section) or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register (or such other address as the Company shall indicate in writing in accordance with this Section).

13. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

14. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation (as defined in the Purchase Agreement), Bylaws (as defined in the Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

15. Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or

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arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the number of Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. If a disputed determination or arithmetic calculation is submitted to the investment bank or the accountant (as the case may be) pursuant to this Section 15, then the prevailing party in such determination or calculation shall be reimbursed by the other party for its costs and expenses (including any and all fees and expenses charged by the investment back or accountant) incurred in connection with the determination or calculation (as the case may be).

16. Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder that is reasonably necessary to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant. The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

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17. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

(b) This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

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(e) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

18. Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Bloomberg” means Bloomberg, L.P.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Change of Control” means at any time while this Warrant is outstanding (i) the Company, directly or indirectly, effects any merger or consolidation with or into another Person, in which the shareholders of the Company as of immediately prior to the transaction own less than a majority of the outstanding stock of the surviving entity, (ii) the Company, directly or indirectly, effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any purchase, tender or exchange offer (whether by the Company or any other Person) that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

(e) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such

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security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(f) “Common Stock” means (i) the Company’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(g) “Expiration Date” means July 8, 2019.

(h) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) (I) reorganize, recapitalize or reclassify the Common Stock, or (II) effect or consummate a stock combination, reverse stock split or other similar transaction involving the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company (other than MHR).

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(i) “MHR” means, collectively, MHR Fund Management, LLC and any of its affiliated investment funds and controlled accounts.

(j) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(k) “Principal Market” means the OTC Bulletin Board.

(l) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than (4.5) four and a half hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder and the Company.

(m) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

EMISPHERE TECHNOLOGIES, INC.

By:
Name:	Michael R. Garone
Title:	Chief Financial Officer

[August 2010 Warrant Signature Page]

EXERCISE NOTICE

EMISPHERE TECHNOLOGIES, INC.

AMENDED AND RESTATED WARRANT NO. A-[XX] DATED AUGUST 25, 2010

Ladies and Gentlemen:

(1) Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                                          a “Cash Exercise” with respect to                  Warrant Shares; and/or

                                          a “Cashless Exercise” with respect to                  Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at                      [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $        .

(2) Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

(3) Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below,                  Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, to the following address:

HOLDER

(Print name)

By:

Title:

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AMENDED AND RESTATED WARRANT ORIGINALLY ISSUED AUGUST 25, 2010

AMENDED AND RESTATED WARRANT NO. A-[XX]

FORM OF ASSIGNMENT

To be completed and signed only upon transfer of Warrant

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right represented by the within Warrant to purchase                  shares of Common Stock to which the within Warrant relates and appoints attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:	TRANSFEROR:

(Print name)

By:

Title:

TRANSFEREE:

(Print name)

(Address of Transferee)

In the presence of:

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EXHIBIT F

FORM OF AMENDED AND RESTATED 2011 WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

EMISPHERE TECHNOLOGIES, INC.

WARRANT

Warrant No. A-[XX]	Original Issue Date: July 6, 2011

EMISPHERE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, [NAME OF HOLDER] or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [NUMBER] shares of Common Stock (as defined below) of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.50 per share (as adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time on or after the Original Issue Date and through and including the Expiration Date (as defined below), and subject to the following terms and conditions:

This Warrant is one of a series of warrants issued pursuant to that certain Securities Purchase Agreement dated June 30, 2011 (the “Subscription Date”), by and between the Company and each of the purchasers identified therein (the “Purchase Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.”

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in Section 18.

2. List of Warrant Holders. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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3. List of Transfers; Restrictions on Transfer.

(a) This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(g) of the Purchase Agreement.

(b) The Company shall register any such transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (in accordance with Section 33(e)), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a new Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the new Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the new Warrant that the Holder has in respect of this Warrant.

(c) This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 33(e)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

(e) Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to this Section 3 or Section 7, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Original Issue Date, and (iv) shall have the same rights and conditions as this Warrant.

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4. Exercise and Duration of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 4 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including the Expiration Date. At 5:00 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding. In addition, if cashless exercise would be permitted under Section 44(c) of this Warrant, then all or part of this Warrant may be exercised by the registered Holder utilizing such cashless exercise provisions at any time, or from time to time, on or after the Original Issue Date and through and including the Expiration Date.

(b) The Holder may exercise this Warrant by delivering to the Company an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed. If such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”). The date the Exercise Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. Additionally, at the request of the Holder, if this Warrant shall have been exercised in part and the Holder shall have surrendered this Warrant certificate, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c) Notwithstanding anything contained herein to the contrary, if at the time of exercise hereof, a Registration Statement (as defined in the Registration Rights Agreement (as defined in the Purchase Agreement)) is not effective (or the prospectus contained therein is not available for use) for the resale by the Holder of all of the Warrant Shares, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

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For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 4 hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 4 hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 4 hereof and (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 4 hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(d) In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

5. Delivery of Warrant Shares.

(a) On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and the Warrant Shares can be issued without restrictive legends, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Warrant Shares cannot be issued without restrictive legends, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise

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Date. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a cashless exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of (x) the close of the (3rd) third Trading Day after delivery of an Exercise Notice and (y) the Trading Day in which the Company receives the Aggregate Exercise Price (such later date, the “Share Delivery Deadline”) shall not be deemed to be a breach of this Warrant.

(b) If by the Share Delivery Deadline, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 55(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s sole discretion, either (i) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock times (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice.

(c) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

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7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant (in accordance with Section 33(e)), but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a new Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a new Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the new Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (the “Required Reserve Amount”, and such reservation failure, an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any

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stock split, stock dividend, recapitalization or otherwise) outstanding shares of Common Stock into a larger number of shares, or (iii) combines (by combination, reverse stock split or otherwise) outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by Section 99(a)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable) (without regard to any limitations on exercise hereof), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the shareholders of the Company as of immediately prior to the transaction own less than a majority of the outstanding stock of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph 9(c) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

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(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs 9(a) and 9(b) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(g) Notice of Events. The Company will give written notice to the Holder at least two (2) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation. Notwithstanding the foregoing, the failure deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company (including its subsidiaries), the Company shall simultaneously file such notice with the SEC (as defined in the Purchase Agreement) pursuant to a Current Report on Form 8-K. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

10. Payment of Exercise Price. The Holder shall pay the Exercise Price by delivering immediately available funds to the Company unless the Holder has specified a “Cashless Exercise” in the applicable Exercise Notice.

11. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Closing Bid Price of one Warrant Share on the applicable Exercise Date.

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12. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) upon confirmation of receipt, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or e-mail address specified in this Section at or prior to 5:00 p.m. (New York City time) on a Trading Day (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (ii) the next Trading Day after the date of confirmation of receipt, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or e-mail address specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices or communications shall be: if to the Company, to Emisphere Technologies, Inc., 4 Becker Farm Road, Suite 103, Roseland, New Jersey 07068, Attention: Chief Financial Officer, Facsimile No.: (973) 422-0125, e-mail address: mgarone@emisphere.com (or such other address as the Company shall indicate in writing in accordance with this Section) or (ii) if to the Holder, to the address, facsimile number or e-mail address appearing on the Warrant Register (or such other address as the Company shall indicate in writing in accordance with this Section).

13. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

14. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, as amended, its Bylaws as amended or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

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15. Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the number of Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. If a disputed determination or arithmetic calculation is submitted to the investment bank or the accountant (as the case may be) pursuant to this Section 16, then the prevailing party in such determination or calculation shall be reimbursed by the other party for its costs and expenses (including any and all fees and expenses charged by the investment back or accountant) incurred in connection with the determination or calculation (as the case may be).

16. Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder that is reasonably necessary to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant. The issuance of shares and certificates for shares as contemplated

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hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

17. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

(b) This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

18. Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Bloomberg” means Bloomberg, L.P.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a

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security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(e) “Common Stock” means (i) the Company’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(f) “Expiration Date” means July 8, 2019.

(g) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(h) “Principal Market” means the OTC Bulletin Board.

(i) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than (4.5) four and a half hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder and the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

EMISPHERE TECHNOLOGIES, INC.

By:
Name:	Michael R. Garone
Title:	Chief Financial Officer

[June 2011 Warrant Signature Page]

EXERCISE NOTICE

EMISPHERE TECHNOLOGIES, INC.

AMENDED AND RESTATED WARRANT NO. A-[XX] DATED             , 2011

Ladies and Gentlemen:

(1) Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to Warrant Shares; and/or
a “Cashless Exercise” with respect to Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at          [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $        .

(2) Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

(3) Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below,                  Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, to the following address:

HOLDER

(Print name)

By:

Title:

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AMENDED AND RESTATED WARRANT ORIGINALLY ISSUED             , 2011

WARRANT NO. A-[XX]

FORM OF ASSIGNMENT

To be completed and signed only upon transfer of Warrant

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                      the right represented by the within Warrant to purchase                      shares of Common Stock to which the within Warrant relates and appoints                      attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:	TRANSFEROR:

(Print name)

By:

Title:

TRANSFEREE:

(Print name)

(Address of Transferee)

In the presence of:

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EXHIBIT G

FORM OF AMENDED AND RESTATED REIMBURSEMENT NOTES

AMENDED & RESTATED PROMISSORY NOTE

$[600,000 plus default interest from 9/26/12]	, 2013

1. FOR VALUE RECEIVED, the undersigned, Emisphere Technologies, Inc., a Delaware corporation (“Maker”), unconditionally promises to pay to the order of [MHR entity] (“Creditor”), the principal sum of [                ] dollars ($[        ]), with the entire principal balance due and payable on [first anniversary], 2014 (the “Maturity Date”). The Maturity Date is subject to adjustment as set forth below.

2. Interest. Except as otherwise provided herein, the unpaid principal balance of this promissory note (the “Note”) outstanding from time to time shall bear no interest; provided that after the Maturity Date (whether by acceleration after default or otherwise), interest shall be payable on the unpaid principal balance from time to time outstanding at a rate equal to ten percent (10%) per annum, compounded monthly, and will be payable in arrears semi-annually on each June 30th and December 31st in kind through issuance to the Creditor of additional Notes (in a form substantially similar to the form of this Note with appropriate notations for the date of issuance and initial principal amount). Interest, if any, shall be calculated on the basis of a 360-day year times the actual number of days elapsed, until paid in full.

3. Optional Redemption.

(a) The Maker may redeem this Note, in whole or in part, at any time, at a redemption price (the “Optional Redemption Price”) equal to the principal amount of this Note, plus accrued and unpaid interest thereon, if any, through the date of such redemption, if at the time of any such redemption all of the Common Stock into which this Note (or a portion thereof subject to such redemption) is convertible is freely transferable by the Creditor without any restriction pursuant to registration or exemption under all applicable United States federal and state securities laws (such redemption, an “Optional Redemption”). Notwithstanding anything to the contrary in this Section 3(a), until the Optional Redemption Price is paid, in full, the Creditor may convert all or any part of the outstanding principal amount of this Note, plus accrued interest thereon, if any, through the Conversion Date, into a number of Conversion Shares in accordance with Section 4 hereof.

(b) The Company shall give written notice in respect of an Optional Redemption to each Creditor pursuant to Section 16 at least twenty (20) but not more than thirty (30) days before the date of such Optional Redemption (the “Optional Redemption Date”). In the case of any Optional Redemption of the Notes in part, the balance of the Notes to be redeemed pursuant to Section 3(a) shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal balances thereof. The Maker shall apply any amounts to be used for Optional Redemption pursuant to this Section 3(a), first, to pay accrued and unpaid interest on the Notes, if any, then to redeem the principal amount of the Notes or any portion thereof. Each notice in respect of an Optional Redemption given pursuant to this Section 3(b) shall state (A) the Optional Redemption Date, (B) the projected Optional Redemption Price of the Notes to be redeemed, (C) in the case of an Optional Redemption of the Notes in part, the portion of the outstanding balance of the Notes that is expected to be redeemed and the aggregate balance of Notes to be outstanding after such partial Optional Redemption, (D) that Notes to be redeemed in an Optional Redemption in whole must be surrendered (which action may be taken by any Creditor or its authorized agent) to the Maker to collect the Optional Redemption Price on such Notes, and specifying the procedures for such surrender and (E) that, unless the Maker fails to pay the Optional Redemption Price, interest, if any, on Notes, (or the portion thereof) called for Optional Redemption shall cease to accrue after the Optional Redemption Date.

(c) If notice in respect of an Optional Redemption for any Notes shall have been given as provided in Section 4(b), such Notes shall become due and payable on the Optional Redemption Date at the applicable Optional Redemption Price, and, unless there is a default in the payment of the applicable Optional Redemption Price, interest on such Notes, if any, shall cease to accrue on and after such Optional Redemption Date. Upon presentation and surrender of such Notes to the Maker in accordance with the notice given pursuant to Section 4(b), such Notes shall be paid and redeemed at the applicable Optional Redemption Price on the Optional Redemption Date.

(d) Upon surrender of a Note that is redeemed in part pursuant to Section 3(a) the Maker shall execute for the Creditor (at the Maker’s expense) a new Note (in a form substantially similar to the form of this Note with appropriate notations for the date of issuance and initial principal amount) equal in principal balance to the unredeemed portion of the Note surrendered.

(e) All Notes that are redeemed pursuant to Section 3 will be surrendered to the Issuer for cancellation and may not be reissued or resold.

4. Conversion.

(a) Conversion at the Option of the Creditor. The Creditor may, at any time and from time to time on or after the date hereof, convert all or any part of the outstanding principal amount of this Note, plus all accrued interest thereon, if any, through the Conversion Date, into a number of fully paid and nonassessable shares of Common Stock (“Conversion Shares”) upon surrender of this Note. The number of shares of Common Stock issuable upon surrender of this Note shall be determined in accordance with the following formula:

Conversion Amount

Conversion Price

(b) Mechanics of Conversion. In order to effect a conversion pursuant to this Section 4, the Creditor shall: (a) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion, attached hereto as Exhibit A (the “Notice of Conversion”), to the Maker and (b) surrender or cause to be surrendered this Note, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Maker. Upon receipt by the Maker of a

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facsimile copy of a Notice of Conversion from a Creditor, the Maker shall within two (2) Business Days send, via facsimile, a confirmation to such Creditor stating that the Notice of Conversion has been received, advising the Creditor of any additional documentation reasonably required by the transfer agent for the Common Stock to issue the Conversion Shares in the manner provided in the Notice of Conversion (the “Additional Documentation”) and the name and telephone number of a contact person at the Maker regarding the conversion. The Maker shall not be obligated to issue Conversion Shares upon a conversion unless either this Note is delivered to the Maker as provided above, or the Creditor notifies the Maker that such certificates have been lost, stolen or destroyed and delivers the documentation to the Maker required by Section 14.

(c) Delivery of Conversion Shares Upon Conversion. Upon the surrender of this Note accompanied by a Notice of Conversion and any Additional Documentation, the Maker shall, no later than the later of (a) the second Business Day following the Conversion Date and (b) the third Business Day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 14) (the “Delivery Period”), issue and deliver to the Creditor or its nominee (x) that number of Conversion Shares issuable upon conversion of the portion of this Note being converted and (y) a new Note in the form hereof representing the balance of the principal amount hereof not being converted, if any. If the Maker’s transfer agent is participating in the Depositary Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Creditor thereof is not then required to return such certificate for the placement of a legend thereon, the Maker shall cause its transfer agent to electronically transmit the Conversion Shares to the Creditor by crediting the account of the Creditor or its nominee with DTC, as specified in the Notice of Conversion, through its DTC Deposit Withdrawal Agent Commission System (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Maker shall deliver to the Creditor physical certificates representing the Conversion Shares. Further, the Creditor may instruct the Maker to deliver to the Creditor physical certificates representing the Conversion Shares in lieu of delivering such shares by way of DTC Transfer.

(d) Adjustment to Conversion Price. The Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(i) Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits. If the Maker, at any time while this Note is outstanding, (A) shall pay a stock dividend on its Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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(ii) Subscription Rights. If the Maker, at any time while this Note is outstanding, shall fix a record date for the distribution to all of the holders of Common Stock evidence of its indebtedness or assets or rights, options, warrants or other securities entitling them to subscribe for, purchase, convert to, exchange for or to otherwise acquire any security (excluding those referred to in Section 4(d)(i) above), then in each such case the Conversion Price at which this Note shall thereafter be exercisable shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, the denominator of which shall be the average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to the record date mentioned above, and the numerator of which shall be such average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to such record date less the then fair market value at such record date of the portion of such evidence of indebtedness or assets or rights, options, warrants or other securities so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding twenty percent (20%) of the net assets of the Maker, such fair market value shall be determined by an appraiser selected by the Creditor and reasonably acceptable to the Maker. The Maker shall pay for all such appraisals. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(iii) Other Events. In case of (A) any reclassification of the Common Stock into other securities of the Maker, (B) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property or (C) any merger or consolidation with or into any persons, or any sale or other disposition of all or substantially all of the assets of the Maker to any person (each of (A), (B) or (C), an “Extraordinary Event”), the Creditor shall have the right thereafter to convert this Note into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Extraordinary Event, that the Creditor would have been entitled to receive had it converted this Note immediately prior to such Extraordinary Event (without taking into account any limitations or restrictions on the convertibility of this Note). In the case of an Extraordinary Event, the terms of any such Extraordinary Event shall include such terms so as to continue to give to the Creditor the right to receive the securities, cash or property set forth in this Section 4(d)(iii) upon any conversion following such Extraordinary Event. This provision shall similarly apply to successive Extraordinary Events.

(iv) Issuance of Additional Shares of Common Stock. Except as provided in subsection (v) hereof, if and whenever the Maker shall issue or sell, or is, in accordance with any of subsections (iv)(A) through (iv)(H) hereof, deemed to have issued or sold, any Additional Shares of Common Stock (defined below) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to the lowest price per share at which any share of Common Stock was issued or sold or

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deemed to be issued or sold in the Trigger Issuance. For purposes of this subsection (iv), “Additional Shares of Common Stock” means all shares of Common Stock issued by the Maker or deemed to be issued pursuant to this subsection (iv), other than Excluded Issuances (as defined in subsection (v) hereof).

For purposes of this subsection (iv), the following subsections (iv)(A) to (iv)(H) shall also be applicable (subject, in each such case, to the provisions of subsection (v) hereof) and to each other subsection contained in this subsection (iv):

(A) Issuance of Rights or Options. In case at any time the Maker shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Maker as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Maker upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection (iv)(D), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(B) Issuance of Convertible Securities. In case the Maker shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined

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by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Maker as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Maker upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection (iv)(D), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection (iv).

(C) Change in Warrant Price or Amount. Notwithstanding the provisions of subsection (iii), if the exercise price provided for in any warrants of the Maker on the date hereof is below the Conversion Price and (i) such exercise price is reduced, the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of such reduction in exercise price by an amount equal to the product of (x) the original exercise price minus (y) the reduced exercise price and (2) a fraction, the numerator of which is the number of shares of Common Stock that may be acquired upon exercise, if any, of the warrants whose exercise price is reduced and the denominator of which is the aggregate number of shares of Common Stock that may be acquired upon exercise of all of the outstanding warrants or (ii) the Maker amends the terms of such warrants to increase the number of shares of Common Stock that may be acquired upon exercise of the warrants, the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of amendment by an amount equal to the product of (1) (x) the original exercise price minus (y) the product of the original exercise price and a fraction, the numerator of which is the old number of shares for which the warrants were exercisable immediately prior to such amendment and the denominator of which is the new number of shares for which the warrants are exercisable immediately following such amendment and (2) a fraction, the numerator of which is the number of shares of Common Stock that may be acquired upon exercise, if any, of the warrants whose exercise price is reduced and the denominator of which is the aggregate number of shares of Common Stock that may be acquired upon exercise of all of the outstanding warrants.

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(D) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection (iv)(A) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections (iv)(A) or (iv)(B), or the rate at which Convertible Securities referred to in subsections (iv)(A) or (iv)(B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(E) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor will be the amount received by the Maker therefor, after deduction of all underwriting discounts or allowances in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Maker, purchase services from the Maker or otherwise provide intangible consideration to the Maker, the amount of the consideration other than cash received by the Maker (including the net present value of the consideration expected by the Maker for the provided or purchased services) will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Maker will be the average Daily Market Price for the ten (10) Trading Days with respect to such securities thereof prior to the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Maker is the surviving Maker, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving Maker as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. Notwithstanding anything to the contrary contained herein, if Common Stock, Options or Convertible Securities are issued, granted or sold in conjunction with each other as part of a single transaction or in a series of related transactions, and one or more of such securities are issued, granted or sold for a price below fair market value (when the aggregate value of such securities is compared with the aggregate amount of consideration received by the Maker therefor), the Creditor may elect to determine the amount of consideration deemed to be received by the Maker therefor by deducting the difference between the fair value of and the amount paid for any type of securities issued, granted or sold in such transaction or series of transactions (the “Disregarded Securities”). If the Creditor makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this subsection

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(iv)(E) for the issuance of the Disregarded Securities or upon any conversion or exercise thereof. For example, if the Maker were to issue convertible notes having a face value of $1,000,000 and warrants to purchase shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of issuance of such warrants in exchange for $1,000,000 of consideration, the fair value of the warrants would be subtracted from the $1,000,000 of consideration received by the Maker for the purposes of determining the price per share of Common Stock issuable upon conversion of the convertible notes and for purposes of determining any adjustment to the Conversion Price hereunder as a result of the issuance of the Convertible Securities. The Creditor shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Maker does not agree to such fair market value calculation within three (3) Business Days after receipt of such calculation along with reasonably detailed supporting documentation from the Creditor, then such fair market value will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Creditor (which investment banker or other expert shall not have been engaged or otherwise employed by the Creditor within one (1) year of the date of such engagement hereunder) and reasonably acceptable to the Maker, with the costs of such appraisal to be borne by the Maker.

(F) Other Action Affecting Conversion Price. If the Maker takes any action affecting the Common Stock after the date hereof that would be covered by this Section 4, but for the manner in which such action is taken or structured, which would in any way diminish the value of this Note then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Maker shall in good faith determine to be equitable under the circumstances.

(G) Record Date. In case the Maker shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided, however, that any such adjustment in the Conversion Price shall be reversed or shall not become effective, as applicable, if the Maker abandons the action to which the record date pertains.

(H) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Maker or any of its wholly owned Subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (iv).

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(v) Excluded Issuances. Notwithstanding anything to the contrary contained herein, the Maker shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) Common Stock, Options or Convertible Securities issued to employees or consultants of the Maker in connection with their employment or engagement by the Maker pursuant to an equity compensation plan in effect as of April 26, 2013, or as approved by the Board of Directors, which are granted in the ordinary course of business and consistent with past practice; (B) Common Stock or Convertible Securities to employees or consultants of the Maker in connection with their employment or engagement by the Maker pursuant to an equity purchase plan in effect as of April 26, 2013, or as approved by the Board of Directors, which are granted in the ordinary course of business and consistent with past practice or (C) Common Stock upon the conversion or exercise of any warrants outstanding on the date hereof (collectively, “Excluded Issuances”).

(vi) Weighted Average Adjustment for Issuances. In the event that at any time or from time to time the Maker shall issue or sell Common Stock, Options or Convertible Securities subject to Section 4(d)(iv) for no consideration or for a per share consideration that is greater than the applicable Conversion Price at the time of such issuance or sale but less at the time of such issuance or sale than the Daily Market Price, then the Conversion Price in effect immediately prior to each such issuance or sale will immediately be reduced to the price determined by multiplying the Conversion Price, in effect immediately prior to such issuance or sale, by a fraction, (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Maker for the total number of such additional shares of Common Stock so issued or sold would purchase at the Daily Market Price on the last Trading Day immediately preceding such issuance or sale and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale.

(e) Fractional Shares. Upon a conversion hereunder, the Maker shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing bid price at such time. If the Maker elects not, or is unable, to make such a cash payment, the Creditor shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Maker, at its own expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Creditor a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon the written request at any time of the Creditor, furnish to such Creditor a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.

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5. Definitions. As used herein:

(a) “Board of Directors” means the board of directors of the Maker.

(b) “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

(c) “Common Stock” means the Maker’s common stock, par value $0.01 per share.

(d) “Conversion Amount” means the portion of the principal amount of this Note being converted plus any accrued and unpaid interest thereon, if any, through the Conversion Date each as specified in the Notice of Conversion.

(e) “Conversion Date” means, for any conversion, the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Maker at or before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Creditor faxes or otherwise delivers the Notice of Conversion to the Maker.

(f) “Conversion Price” means $0.50 per share of Common Stock, subject to adjustments as set forth herein.

(g) “Daily Market Price” means, as of any date of determination, the closing sale price for the Common Stock, for the Trading Day of such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such Trading Day or that are not otherwise reflected in such closing price and further subject to adjustment as provided herein) on the principal United States securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the closing sale price for the Common Stock on the OTC Bulletin Board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the closing sale price as reported in the “pink sheets” by the Pink Sheets LLC, in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date which was a Trading Day. If the Daily Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Daily Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Creditor and reasonably acceptable to the Maker, with the costs of such appraisal to be borne by the Maker.

(h) “Trading Day” shall mean any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

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6. Payments.

(a) Creditor may, at its option, apply the amount of any payment of principal or interest on account of this Note as consideration for the purchase of any securities that may, from time to time, be issued by the Maker to the Creditor for value.

(b) All payments shall first be applied to any interest then due, if any, with the balance remaining applied to principal. Notwithstanding any provision contained herein or contained in any other instrument or agreement now or hereafter executed in connection with this Note, the maximum amount of interest and other charges in the nature thereof contracted for, or payable hereunder or thereunder, shall not exceed the maximum amount which may be lawfully contracted for, charged and received in this transaction, all as determined by the final judgment of a court of competent jurisdiction, including all appeals therefrom, and in event the interest rate is determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. To the extent any interest received by Creditor exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker. The Maker agrees to pay on demand all costs and expenses incurred by the holder hereof, including, without limitation, all reasonable attorneys’ fees and all court costs, for the collection and enforcement of this Note and the indebtedness evidenced hereby. If the Maturity Date is a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

7. Form of Payment. All payments of principal, interest, fees and other amounts due hereunder shall be made by the Maker in U.S. Dollars by wire transfer to the account designated by the Creditor or by any other method approved in advance in writing by the Creditor

8. Events of Default. Notwithstanding anything to the contrary contained herein, this Note shall become immediately due and payable upon the occurrence of (and the Maturity Date shall be correspondingly accelerated to the date of such occurrence) any of the following:

(i) (A) A court enters a decree or order for relief with respect to the Maker in an involuntary case under the U.S. Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (B) the continuance of any of the following events for 45 days unless dismissed, bonded or discharged: (x) an involuntary case is commenced against the Maker, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Maker, or over all or a substantial part of its property, is entered; or (z) a receiver, trustee or other custodian is appointed without the consent of the Maker, for all or a substantial part of the property of the Maker;

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(ii) (A) The Maker commences a voluntary case under the U.S. Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (B) the Maker makes any assignment for the benefit of creditors; or (C) the Board of Directors of the Maker adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this paragraph; or

(iii) (A) Individuals who, as of the date of this Note, constitute the Board of Directors (the “Board”) of the Maker (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of this Note whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Maker as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; (B) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Creditor and its affiliates becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Maker representing 50% or more of the combined voting power of the Maker’s then outstanding securities eligible to vote generally in the election of directors; and (C) the Maker sells or otherwise disposes of all or a substantial part of its assets in one transaction or in a series of related transactions or ceases to conduct all or a substantial part of its business as now conducted, or merges or consolidates with any other person or entity without the prior written consent of the Creditor.

9. Right of Set-off. The obligations of the Maker to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Maker hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder; and (c) agrees to be bound by all of the terms contained in this Note.

10. Governing Law. All rights and obligations hereunder shall be governed by the laws of the State of New York, U.S.A. This Note is executed as, and shall have the effect of, a sealed instrument.

11. Invalidity. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

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12. Amendments, Assignments, etc. This Note may not be amended, supplemented, modified or terminated orally, but only by an agreement in writing signed by the Maker and the Creditor. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Maker may not assign any of its rights or obligations under this Note without the prior written consent of the Creditor. The Creditor may assign all or a portion of its rights or obligations under this Note without the prior written consent of the Maker.

13. Jurisdiction. For purposes of any action or proceeding involving this Note, Maker hereby expressly consents to the exclusive jurisdiction of all federal and state courts located in the State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens. The Maker hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Note or any instrument or document delivered pursuant to this Note, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between the Maker and the Creditor.

14. Replacement of Note. Upon the loss, theft, destruction or mutilation of this Note, and upon the execution and delivery by the Creditor to the Maker of an affidavit in form and substance reasonably acceptable to the Maker attesting to such loss, theft, destruction or mutilation, as the case may be, and an agreement, in form and substance reasonably acceptable to the Maker indemnifying and holding the Maker harmless from and against any liability or damages arising therefrom, the Maker shall execute and deliver in lieu thereof a new Note, dated the date of the Note being replaced, in the same principal amount.

15. Waivers. No delay or omission on the part of the holder in exercising any right hereunder (or any right under any instrument or agreement executed in connection herewith or which is given or may be given to secure the indebtedness evidenced hereby) shall operate as a waiver of such right, or of any other right, of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to, or waiver of, the same or of any other right on any future occasion.

16. Notices. All notices and other communications given to any party hereto pursuant to this Note shall be in writing and shall be delivered by hand, fax or email (and in the case of fax or email, receipt confirmed immediately via telephone), or mailed first class postage prepaid, registered or certified mail, addressed as follows:

(a) If to the Maker, to:

Emisphere Technologies, Inc.

4 Becker Farm Road

Suite 103

Roseland, NJ 07068

Attention: Chief Financial Officer

Phone: (973) 532-8000

Fax: (973) 422-0125

Email: mgarone@emisphere.com

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with a copy to:

Pierce Atwood LLP

100 Summer St, Suite 2250

Boston, MA 02110

Attn:	Timothy C. Maguire, Esq.
Phone:	(617) 488-8100
Fax:	(617) 824-2020
Email:	tmaguire@pierceatwood.com

(b) If to the Creditor, to:

[MHR entity]

c/o MHR Fund Management LLC

40 West 57th Street, 24th Floor

New York, NY 10019

Fax number: (212) 262-9356

Attention: Janet Yeung

Phone: (212) 262-0005

Fax: (212) 262-9356

Email: jyeung@mhrfund.com

with a copy to:

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Attn: Doron Lipshitz, Esq.; David I. Schultz, Esq.

Phone: (212) 326-2000

Fax: (212) 326-2061

Email: dlipshitz@omm.com, dschultz@omm.com

Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or if by overnight courier or, if sent by mail, upon actual receipt.

17. Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

[Signature Page Follows]

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WITNESS the hand and seal of the undersigned on the day and year first above written.

MAKER: EMISPHERE TECHNOLOGIES, INC.

By:
	Name:	Michael R. Garone
	Title:	Chief Financial Officer

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EXHIBIT A

NOTICE OF CONVERSION

To:	Emisphere Technologies, Inc.
4 Becker Farm Road
Suite 103
Roseland, NJ 07068
Attention: Chief Financial Officer

The undersigned hereby irrevocably elects to convert $         principal amount of the Note (the “Conversion”), into shares of common stock (“Common Stock”) of Emisphere Technologies, Inc. (the “Maker”) according to the conditions of the Amended and Restated Promissory Note dated [                     ,         ] (the “Note”), as of the date written below. A copy of the Note is attached hereto (or evidence of loss, theft or destruction as required under Section 14 of the Note).

[The Maker shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is                     ) with DTC through its Deposit Withdrawal Agent Commission System (“DTC Transfer”).]

In the event of partial exercise, please reissue an appropriate Note(s) for the principal balance which shall not have been converted.

Check Box if Applicable:

☐	In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Maker issue and deliver to the undersigned or its nominee (if applicable) physical certificates representing such shares of Common Stock.

Date of Conversion:

Applicable Conversion Price:

Amount of Accrued and Unpaid Interest on the Principal Amount to be converted,

if any:

Default Amount to be converted, if any:

Number of Shares of Common Stock to be Issued:

Signature:

Name:

Address:

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EXHIBIT H

FORM OF AMENDED AND RESTATED BRIDGE NOTES

AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE

$[1,400,000 plus accrued interest]	[ ], 2013

1. FOR VALUE RECEIVED, the undersigned, Emisphere Technologies, Inc., a Delaware corporation (“Maker”), unconditionally promises to pay to the order of MHR Institutional Partners IIA LP, MHR Institutional Partners II LP, MHR Capital Partners Master Account LP and MHR Capital Partners (100) LP (together, the “Creditor”), a principal sum of [            ] dollars $([        ]) plus any interest accrued on the unpaid principal amount in accordance with Section 2 hereof on September 26, 2017 (the “Maturity Date”). The Maturity Date is subject to adjustment as set forth below. The obligations under this Note are secured by a security interest in substantially all the assets of the Maker pursuant to a Pledge and Security Agreement, dated as of September 26, 2005, as amended through the date hereof (the “Security Agreement”) by and between Maker and MHR Institutional Partners IIA LP, as secured party, other than, to the extent provided in the Security Agreement, the Excluded Collateral and the 2012 Bridge Loan Excluded Collateral, as such terms are defined in the Security Agreement.

2. Interest. Except as otherwise provided herein, the unpaid principal balance of this promissory note (the “Note”) outstanding from time to time shall bear interest at a rate of thirteen percent (13%) per annum, compounded monthly, and will be payable in arrears semi-annually on each June 30th and December 31st in kind through issuance to the Creditor of additional Notes (in a form substantially similar to the form of this Note with appropriate notations for the date of issuance and initial principal amount). After the Maturity Date (whether by acceleration after an Event of Default or otherwise), interest shall be payable on the unpaid principal balance from time to time outstanding at a rate equal to sixteen percent (16%) per annum, compounded monthly, and will be payable in arrears semi-annually on each June 30th and December 31st in kind through issuance to the Creditor of additional Notes (in a form substantially similar to the form of this Note with appropriate notations for the date of issuance and initial principal amount). Interest and fees shall be calculated on the basis of a 360-day year times the actual number of days elapsed.

3. Optional Redemption.

(a) The Maker may redeem this Note, in whole or in part, at any time, at a redemption price (the “Optional Redemption Price”) equal to the principal amount of this Note, plus accrued and unpaid interest thereon, through the date of such redemption, if at the time of any such redemption all of the Common Stock into which this Note (or a portion thereof subject to such redemption) is convertible is freely transferable by the Creditor without any restriction pursuant to registration or exemption under all applicable United States federal and state securities laws (such redemption, an “Optional Redemption”). Notwithstanding anything to the contrary in this Section 3(a), until the Optional Redemption Price is paid, in full, the Creditor may convert all or any part of the outstanding principal amount of this Note, plus accrued interest thereon, through the Conversion Date, into a number of Conversion Shares in accordance with Section 4 hereof.

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(b) The Company shall give written notice in respect of an Optional Redemption to each Creditor pursuant to Section 15 at least twenty (20) but not more than thirty (30) days before the date of such Optional Redemption (the “Optional Redemption Date”). In the case of any Optional Redemption of the Notes in part, the balance of the Notes to be redeemed pursuant to Section 3(a) shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal balances thereof. The Maker shall apply any amounts to be used for Optional Redemption pursuant to this Section 3(a), first, to pay accrued and unpaid interest on the Notes, then to redeem the principal amount of the Notes or any portion thereof. Each notice in respect of an Optional Redemption given pursuant to this Section 3(b) shall state (A) the Optional Redemption Date, (B) the projected Optional Redemption Price of the Notes to be redeemed, (C) in the case of an Optional Redemption of the Notes in part, the portion of the outstanding balance of the Notes that is expected to be redeemed and the aggregate balance of Notes to be outstanding after such partial Optional Redemption, (D) that Notes to be redeemed in an Optional Redemption in whole must be surrendered (which action may be taken by any Creditor or its authorized agent) to the Maker to collect the Optional Redemption Price on such Notes, and specifying the procedures for such surrender and (E) that, unless the Maker fails to pay the Optional Redemption Price, interest, on Notes, (or the portion thereof) called for Optional Redemption shall cease to accrue after the Optional Redemption Date.

(c) If notice in respect of an Optional Redemption for any Notes shall have been given as provided in Section 4(b), such Notes shall become due and payable on the Optional Redemption Date at the applicable Optional Redemption Price, and, unless there is a default in the payment of the applicable Optional Redemption Price, interest on such Notes, shall cease to accrue on and after such Optional Redemption Date. Upon presentation and surrender of such Notes to the Maker in accordance with the notice given pursuant to Section 4(b), such Notes shall be paid and redeemed at the applicable Optional Redemption Price on the Optional Redemption Date.

(d) Upon surrender of a Note that is redeemed in part pursuant to Section 3(a) the Maker shall execute for the Creditor (at the Maker’s expense) a new Note (in a form substantially similar to the form of this Note with appropriate notations for the date of issuance and initial principal amount) equal in principal balance to the unredeemed portion of the Note surrendered.

(e) All Notes that are redeemed pursuant to Section 3 will be surrendered to the Issuer for cancellation and may not be reissued or resold.

4. Conversion.

(a) Conversion at the Option of the Creditor. The Creditor may, at any time and from time to time on or after the date hereof, convert all or any part of the outstanding principal amount of this Note, plus all accrued interest thereon, through the Conversion Date, into a number of fully paid and nonassessable shares of Common Stock (“Conversion Shares”) upon surrender of this Note. The number of shares of Common Stock issuable upon surrender of this Note shall be determined in accordance with the following formula:

Conversion Amount

Conversion Price

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(b) Mechanics of Conversion. In order to effect a conversion pursuant to this Section 4, the Creditor shall: (a) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion, attached hereto as Exhibit A (the “Notice of Conversion”), to the Maker and (b) surrender or cause to be surrendered this Note, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Maker. Upon receipt by the Maker of a facsimile copy of a Notice of Conversion from a Creditor, the Maker shall within two (2) Business Days send, via facsimile, a confirmation to such Creditor stating that the Notice of Conversion has been received, advising the Creditor of any additional documentation reasonably required by the transfer agent for the Common Stock to issue the Conversion Shares in the manner provided in the Notice of Conversion (the “Additional Documentation”) and the name and telephone number of a contact person at the Maker regarding the conversion. The Maker shall not be obligated to issue Conversion Shares upon a conversion unless either this Note is delivered to the Maker as provided above, or the Creditor notifies the Maker that such certificates have been lost, stolen or destroyed and delivers the documentation to the Maker required by Section 16.

(c) Delivery of Conversion Shares Upon Conversion. Upon the surrender of this Note accompanied by a Notice of Conversion and any Additional Documentation, the Maker shall, no later than the later of (a) the second Business Day following the Conversion Date and (b) the third Business Day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 16) (the “Delivery Period”), issue and deliver to the Creditor or its nominee (x) that number of Conversion Shares issuable upon conversion of the portion of this Note being converted and (y) a new Note in the form hereof representing the balance of the principal amount hereof not being converted, if any. If the Maker’s transfer agent is participating in the Depositary Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Creditor thereof is not then required to return such certificate for the placement of a legend thereon, the Maker shall cause its transfer agent to electronically transmit the Conversion Shares to the Creditor by crediting the account of the Creditor or its nominee with DTC, as specified in the Notice of Conversion, through its DTC Deposit Withdrawal Agent Commission System (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Maker shall deliver to the Creditor physical certificates representing the Conversion Shares. Further, the Creditor may instruct the Maker to deliver to the Creditor physical certificates representing the Conversion Shares in lieu of delivering such shares by way of DTC Transfer.

(d) Adjustment to Conversion Price. The Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(i) Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits. If the Maker, at any time while this Note is outstanding, (A) shall pay a stock dividend on its Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of

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shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii) Subscription Rights. If the Maker, at any time while this Note is outstanding, shall fix a record date for the distribution to all of the holders of Common Stock evidence of its indebtedness or assets or rights, options, warrants or other securities entitling them to subscribe for, purchase, convert to, exchange for or to otherwise acquire any security (excluding those referred to in Section 4(d)(i) above), then in each such case the Conversion Price at which this Note shall thereafter be exercisable shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, the denominator of which shall be the average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to the record date mentioned above, and the numerator of which shall be such average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to such record date less the then fair market value at such record date of the portion of such evidence of indebtedness or assets or rights, options, warrants or other securities so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding twenty percent (20%) of the net assets of the Maker, such fair market value shall be determined by an appraiser selected by the Creditor and reasonably acceptable to the Maker. The Maker shall pay for all such appraisals. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(iii) Other Events. In case of (A) any reclassification of the Common Stock into other securities of the Maker, (B) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property or (C) any merger or consolidation with or into any persons, or any sale or other disposition of all or substantially all of the assets of the Maker to any person (each of (A), (B) or (C), an “Extraordinary Event”), the Creditor shall have the right thereafter to convert this Note into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Extraordinary Event, that the Creditor would have been entitled to receive had it converted this Note immediately prior to such Extraordinary Event (without taking into account any limitations or restrictions on the convertibility of this Note). In the case of an Extraordinary Event, the terms of any such Extraordinary Event shall include such terms so as to continue to give to the Creditor the right to receive the securities, cash or property set forth in this Section 4(d)(iii) upon any conversion following such Extraordinary Event. This provision shall similarly apply to successive Extraordinary Events.

(iv) Issuance of Additional Shares of Common Stock. Except as provided in subsection (v) hereof, if and whenever the Maker shall issue or sell, or is, in accordance with any of subsections (iv)(A) through (iv)(H) hereof, deemed to have issued or sold,

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any Additional Shares of Common Stock (defined below) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold in the Trigger Issuance. For purposes of this subsection (iv), “Additional Shares of Common Stock” means all shares of Common Stock issued by the Maker or deemed to be issued pursuant to this subsection (iv), other than Excluded Issuances (as defined in subsection (v) hereof).

For purposes of this subsection (iv), the following subsections (iv)(A) to (iv)(H) shall also be applicable (subject, in each such case, to the provisions of subsection (v) hereof) and to each other subsection contained in this subsection (iv):

(A) Issuance of Rights or Options. In case at any time the Maker shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Maker as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Maker upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection (iv)(D), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

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(B) Issuance of Convertible Securities. In case the Maker shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Maker as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Maker upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection (iv)(D), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection (iv).

(C) Change in Warrant Price or Amount. Notwithstanding the provisions of subsection (iii), if the exercise price provided for in any warrants of the Maker on the date hereof is below the Conversion Price and (i) such exercise price is reduced, the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of such reduction in exercise price by an amount equal to the product of (x) the original exercise price minus (y) the reduced exercise price and (2) a fraction, the numerator of which is the number of shares of Common Stock that may be acquired upon exercise, if any, of the warrants whose exercise price is reduced and the denominator of which is the aggregate number of shares of Common Stock that may be acquired upon exercise of all of the outstanding warrants or (ii) the Maker amends the terms of such warrants to increase the number of shares of Common Stock that may be acquired upon exercise of the warrants, the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of amendment by an amount equal to the product of (1) (x) the original exercise price minus (y) the product of the original exercise price and a fraction, the numerator of which is the old number of shares for which the warrants were exercisable immediately prior to such amendment and the denominator of which is the new number of shares for which the warrants are exercisable immediately following such amendment and (2) a fraction, the numerator of which is the number of shares of Common Stock that may be acquired upon exercise, if any, of the warrants whose exercise price is

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reduced and the denominator of which is the aggregate number of shares of Common Stock that may be acquired upon exercise of all of the outstanding warrants.

(D) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection (iv)(A) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections (iv)(A) or (iv)(B), or the rate at which Convertible Securities referred to in subsections (iv)(A) or (iv)(B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(E) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor will be the amount received by the Maker therefor, after deduction of all underwriting discounts or allowances in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Maker, purchase services from the Maker or otherwise provide intangible consideration to the Maker, the amount of the consideration other than cash received by the Maker (including the net present value of the consideration expected by the Maker for the provided or purchased services) will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Maker will be the average Daily Market Price for the ten (10) Trading Days with respect to such securities thereof prior to the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Maker is the surviving Maker, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving Maker as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. Notwithstanding anything to the contrary contained herein, if Common Stock, Options or Convertible Securities are issued, granted or sold in conjunction with each other as part of a single transaction or in a series of related transactions, and one or more of such securities are issued, granted or sold for a price below fair market value (when the aggregate value of such securities is compared with the aggregate amount of consideration received by the Maker therefor), the Creditor may elect to determine the amount of consideration deemed to be received by the Maker therefor by deducting the difference between the fair

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value of and the amount paid for any type of securities issued, granted or sold in such transaction or series of transactions (the “Disregarded Securities”). If the Creditor makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this subsection (iv)(E) for the issuance of the Disregarded Securities or upon any conversion or exercise thereof. For example, if the Maker were to issue convertible notes having a face value of $1,000,000 and warrants to purchase shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of issuance of such warrants in exchange for $1,000,000 of consideration, the fair value of the warrants would be subtracted from the $1,000,000 of consideration received by the Maker for the purposes of determining the price per share of Common Stock issuable upon conversion of the convertible notes and for purposes of determining any adjustment to the Conversion Price hereunder as a result of the issuance of the Convertible Securities. The Creditor shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Maker does not agree to such fair market value calculation within three (3) Business Days after receipt of such calculation along with reasonably detailed supporting documentation from the Creditor, then such fair market value will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Creditor (which investment banker or other expert shall not have been engaged or otherwise employed by the Creditor within one (1) year of the date of such engagement hereunder) and reasonably acceptable to the Maker, with the costs of such appraisal to be borne by the Maker.

(F) Other Action Affecting Conversion Price. If the Maker takes any action affecting the Common Stock after the date hereof that would be covered by this Section 4, but for the manner in which such action is taken or structured, which would in any way diminish the value of this Note then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Maker shall in good faith determine to be equitable under the circumstances.

(G) Record Date. In case the Maker shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided, however, that any such adjustment in the Conversion Price shall be reversed or shall not become effective, as applicable, if the Maker abandons the action to which the record date pertains.

(H) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Maker or any of its wholly owned Subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (iv).

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(v) Excluded Issuances. Notwithstanding anything to the contrary contained herein, the Maker shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) Common Stock, Options or Convertible Securities issued to employees or consultants of the Maker in connection with their employment or engagement by the Maker pursuant to an equity compensation plan in effect as of April 26, 2013, or as approved by the Board of Directors, which are granted in the ordinary course of business and consistent with past practice; (B) Common Stock or Convertible Securities to employees or consultants of the Maker in connection with their employment or engagement by the Maker pursuant to an equity purchase plan in effect as of April 26, 2013, or as approved by the Board of Directors, which are granted in the ordinary course of business and consistent with past practice or (C) Common Stock upon the conversion or exercise of any warrants outstanding on the date hereof (collectively, “Excluded Issuances”).

(vi) Weighted Average Adjustment for Issuances. In the event that at any time or from time to time the Maker shall issue or sell Common Stock, Options or Convertible Securities subject to Section 4(d)(iv) for no consideration or for a per share consideration that is greater than the applicable Conversion Price at the time of such issuance or sale but less at the time of such issuance or sale than the Daily Market Price, then the Conversion Price in effect immediately prior to each such issuance or sale will immediately be reduced to the price determined by multiplying the Conversion Price, in effect immediately prior to such issuance or sale, by a fraction, (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Maker for the total number of such additional shares of Common Stock so issued or sold would purchase at the Daily Market Price on the last Trading Day immediately preceding such issuance or sale and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale.

(e) Fractional Shares. Upon a conversion hereunder, the Maker shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing bid price at such time. If the Maker elects not, or is unable, to make such a cash payment, the Creditor shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Maker, at its own expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Creditor a certificate

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setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon the written request at any time of the Creditor, furnish to such Creditor a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.

5. Definitions.

(a) “Board of Directors” means the board of directors of the Maker.

(b) “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

(c) “Common Stock” means the Maker’s common stock, par value $0.01 per share.

(d) “Conversion Amount” means the portion of the principal amount of this Note being converted plus any accrued and unpaid interest thereon, through the Conversion Date each as specified in the Notice of Conversion.

(e) “Conversion Date” means, for any conversion, the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Maker at or before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Creditor faxes or otherwise delivers the Notice of Conversion to the Maker.

(f) “Conversion Price” means $0.50 per share of Common Stock, subject to adjustments as set forth herein.

(g) “Daily Market Price” means, as of any date of determination, the closing sale price for the Common Stock, for the Trading Day of such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such Trading Day or that are not otherwise reflected in such closing price and further subject to adjustment as provided herein) on the principal United States securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the closing sale price for the Common Stock on the OTC Bulletin Board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the closing sale price as reported in the “pink sheets” by the Pink Sheets LLC, in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date which was a Trading Day. If the Daily Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Daily Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Creditor and reasonably acceptable to the Maker, with the costs of such appraisal to be borne by the Maker.

(h) “Trading Day” shall mean any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

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6. Payments.

(a) Creditor may, at its option, apply the amount of any payment of principal or interest on account of this Note as consideration for the purchase of any securities that may, from time to time, be issued by the Maker to the Creditor for value.

(b) All payments shall first be applied to any interest then due, with the balance remaining applied to principal. Notwithstanding any provision contained herein or contained in any other instrument or agreement now or hereafter executed in connection with this Note, the maximum amount of interest and other charges in the nature thereof contracted for, or payable hereunder or thereunder, shall not exceed the maximum amount which may be lawfully contracted for, charged and received in this transaction, all as determined by the final judgment of a court of competent jurisdiction, including all appeals therefrom, and in the event the interest rate is determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. To the extent any interest received by Creditor exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker. The Maker agrees to pay on demand all costs and expenses incurred by the holder hereof, including, without limitation, all reasonable attorneys’ fees and all court costs, for the collection and enforcement of this Note and the indebtedness evidenced hereby. If the Maturity Date is a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

7. Form of Payment. All payments of principal, interest, fees and other amounts due hereunder shall be made by the Maker in U.S. Dollars by wire transfer to the account designated by the Creditor or by any other method approved in advance in writing by the Creditor.

8. Events of Default. Notwithstanding anything to the contrary contained herein, (a) this Note shall become immediately due and payable upon the occurrence of (and the Maturity Date shall be correspondingly accelerated to the date of such occurrence) any of the events described in paragraphs (i) and (ii) below and (b) any Creditor may declare this Note to be immediately due and payable upon the occurrence of (and the Maturity Date shall be correspondingly accelerated to the date of such occurrence) any of the events described in paragraph (iii) below (each of the following events described in clauses (i), (ii) and (iii) below, an “Event of Default”):

(i) (A) A court enters a decree or order for relief with respect to the Maker in an involuntary case under the U.S. Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (B) the continuance of any of the following events for 45 days unless dismissed, bonded or discharged: (x) an involuntary case is commenced against the Maker, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Maker, or over all or a substantial part of its property, is entered; or (z) a receiver, trustee or other custodian is appointed without the consent of the Maker, for all or a substantial part of the property of the Maker;

(ii) (A) The Maker commences a voluntary case under the U.S. Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (B) the Maker makes any assignment for the benefit of creditors; or (C) the Board of Directors of the Maker adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this paragraph; or

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(iii) (A) During any 12 month-period following the date hereof, individuals who at the beginning of such period constituted the Board of Directors (and any new members of the Board of Directors whose election by the Board of Directors or whose nomination for election by the Maker’s shareholders was approved by (x) a vote of a majority of the members of the Board of Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (y) the Permitted Holders), cease for any reason to constitute a majority of the Board of Directors; (B) any person (as defined in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than one or more Permitted Holders, becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 under the Exchange Act) of a majority of the combined voting power of the Maker’s common stock; or (C) the Maker sells or otherwise disposes of all or a substantial part of its assets or ceases to conduct all or a substantial part of its business as now conducted, or merges or consolidates with any other person or entity without the prior written consent of the Creditor. For purposes of this paragraph (iii): “Permitted Holders” means MHR Fund Management LLC (and any successor thereto) and any Related Party or affiliate of MHR Fund Management LLC (and any successor thereto); and “Related Party” means (1) any controlling stockholder, controlling member, general partner, majority owned subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Holder, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons holding a controlling interest of which consist solely of one or more Permitted Holders and/or such other persons referred to in the immediately preceding clause (1), (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any person referred to in the immediately preceding clause (2) acting solely in such capacity, (4) any investment fund or other entity controlled by, or under common control with, MHR Fund Management LLC or the principals that control MHR Fund Management LLC, or (5) upon the liquidation of any entity of the type described in the immediately preceding clause (4), the former partners or beneficial owners thereof to the extent any voting stock may still be held by such entity.

9. Right of Set-off. The obligations of the Maker to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Maker hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder; and (c) agrees to be bound by all of the terms contained in this Note.

10. Governing Law. ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, U.S.A. This Note is executed as, and shall have the effect of, a sealed instrument.

11. Invalidity. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

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12. Amendments, Assignments, etc. This Note may not be amended, supplemented, modified or terminated orally, but only by an agreement in writing signed by the Maker and the Creditor. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Maker may not assign any of its rights or obligations under this Note without the prior written consent of the Creditor. The Creditor may assign all or a portion of its rights or obligations under this Note without the prior written consent of the Maker.

13. Jurisdiction; Trial by Jury. For purposes of any action or proceeding involving this Note, Maker hereby expressly consents to the exclusive jurisdiction of all federal and state courts located in the State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens. THE MAKER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS NOTE, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE MAKER AND THE CREDITOR.

14. Waivers. No delay or omission on the part of the holder in exercising any right hereunder (or any right under any instrument or agreement executed in connection herewith or which is given or may be given to secure the indebtedness evidenced hereby) shall operate as a waiver of such right, or of any other right, of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to, or waiver of, the same or of any other right on any future occasion.

15. Notices. All notices and other communications given to any party hereto pursuant to this Note shall be in writing and shall be delivered by hand, fax or email (and in the case of fax or email, receipt confirmed immediately via telephone), or mailed first class postage prepaid, registered or certified mail, addressed as follows:

(a) If to the Maker, to:

Emisphere Technologies, Inc.

4 Becker Farm Road

Suite 103

Roseland, NJ 07068

Attention: Chief Financial Officer

Phone: (973) 532-8000

Fax: (973) 422-0125

Email: mgarone@emisphere.com

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with a copy to:

Pierce Atwood LLP

100 Summer Street #2250

Boston, MA 02110

Attn: Timothy C. Maguire, Esq.

Phone: (617) 488-8100

Fax: (617) 824-2020

Email: tmaguire@pierceatwood.com

(b) If to the Creditor, to:

MHR Institutional Partners IIA LP

40 West 57th Street, 24th Floor

New York, NY 10019

Attention: Janet Yeung

Phone: (212) 262-0005

Fax: (212) 262-9356

Email: jyeung@mhrfund.com

with a copy to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, New York 10036

Attention: David I. Schultz

Phone: (212) 728-5977

Fax: (212) 326-2061

Email: dschultz@omm.com

Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or if by overnight courier or, if sent by mail, upon actual receipt.

16. Replacement of Note. Upon the loss, theft, destruction or mutilation of this Note, and upon the execution and delivery by the Creditor to the Maker of an affidavit in form and substance reasonably acceptable to the Maker attesting to such loss, theft, destruction or mutilation, as the case may be, and an agreement, in form and substance reasonably acceptable to the Maker indemnifying and holding the Maker harmless from and against any liability or damages arising therefrom, the Maker shall execute and deliver in lieu thereof a new Note, dated the date of the Note being replaced, in the same principal amount.

17. Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

[Signature Page Follows]

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WITNESS the hand and seal of the undersigned on the day and year first above written.

MAKER: EMISPHERE TECHNOLOGIES, INC.

By:
	Name:	Michael R. Garone
	Title:	Chief Financial Officer

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EXHIBIT A

NOTICE OF CONVERSION

To:	Emisphere Technologies, Inc.
4 Becker Farm Road
Suite 103
Roseland, NJ 07068
Attention: Chief Financial Officer

The undersigned hereby irrevocably elects to convert $             principal amount of the Note (the “Conversion”), into shares of common stock (“Common Stock”) of Emisphere Technologies, Inc. (the “Maker”) according to the conditions of the Amended and Restated Promissory Note dated [                     ,         ] (the “Note”), as of the date written below. A copy of the Note is attached hereto (or evidence of loss, theft or destruction as required under Section 16 of the Note).

[The Maker shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is                     ) with DTC through its Deposit Withdrawal Agent Commission System (“DTC Transfer”).]

In the event of partial exercise, please reissue an appropriate Note(s) for the principal balance which shall not have been converted.

Check Box if Applicable:

☐	In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Maker issue and deliver to the undersigned or its nominee (if applicable) physical certificates representing such shares of Common Stock.

Date of Conversion:

Applicable Conversion Price:

Amount of Accrued and Unpaid Interest on the Principal Amount to be converted,

if any:

Default Amount to be converted, if any:

Number of Shares of Common Stock to be Issued:

Signature:

Name:

Address:

EXHIBIT I

FORM OF SECURITY AGREEMENT AMENDMENT

AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

THIS AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”), dated as of April [—], 2013, is made by and among EMISPHERE TECHNOLOGIES, INC., as grantor (together with each other grantor party to the Existing Security Agreement (as defined below), “Grantor”) and MHR INSTITUTIONAL PARTNERS IIA LP, as secured party on behalf of the Lenders and the 2012 Bridge Lenders (“Secured Party”). All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Existing Security Agreement (as defined below).

WHEREAS, Grantor and Secured Party entered into that certain Pledge and Security Agreement, dated as of September 26, 2005 (the “Original Security Agreement”) (as previously amended by that certain Amendment to Pledge and Security Agreement dated as of July 29, 2010 (the “2010 Amendment”) and that certain Amendment to Pledge and Security Agreement dated as of October 17, 2012 (the “2012 Amendment”), pursuant to which Grantor granted in favor of Secured Party a first priority security interest in and lien upon all of Grantor’s right, title and interest in and to the Collateral in order to secure the Secured Loan and the Convertible Note. The Original Security Agreement, as amended by the 2010 Amendment and 2012 Amendment shall be referred to herein as the “Existing Security Agreement,” and as amended by this Amendment, the “Amended Security Agreement”);

WHEREAS, pursuant to that certain Restructuring Agreement, dated as of April 26, 2013, by and among Grantor, Secured Party, and the other MHR Funds (as defined therein) from time to time party thereto (the “Restructuring Agreement”), Grantor and the MHR Funds have agreed to amend and restate the Convertible Note and the 2012 Bridge Note, and to enter into this Amendment; and

WHEREAS, it is a condition to the closing of the transactions contemplated by the Restructuring Agreement that Grantor and Secured Party enter into this Amendment;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

I. Amendments to the Existing Security Agreement.

A. The third paragraph of the recitals of the Existing Security Agreement is hereby amended by replacing the words “(the ‘Convertible Note’)” with the words “(the ‘Initial Convertible Note’)

B. Section 1.1 of the Existing Security Agreement is hereby amended by amending and restating the definition of the term “2012 Bridge Note” in its entirety as follows:

“ ‘2012 Bridge Note’ shall mean that certain senior secured promissory note, dated as of October 17, 2012, made by the Grantor in favor of the 2012 Bridge Lenders with respect to the 2012 Bridge Loan, as amended and restated pursuant to the Restructuring Agreement, and as may be further amended, restated or otherwise modified from time to time.”

C. Section 1.1 of the Existing Security Agreement is hereby further amended by inserting the following new defined terms in the appropriate alphabetical order:

“ ‘Convertible Note’ shall mean the Initial Convertible Note, as amended and restated pursuant to the Restructuring Agreement, and as may be further amended, restated or otherwise modified from time to time.”

“ ‘Restructuring Agreement’ shall mean that certain Restructuring Agreement, dated as of April 26, 2013, by and among Grantor, Secured Party, and the other MHR Funds (as defined therein) from time to time party thereto.”

II. Further Assurances. The Grantor and the Secured Party further agree that the Grantor shall, if so requested by the Lenders or the 2012 Bridge Lenders, take all reasonable actions necessary to give effect to this Amendment and the intent of the parties with respect thereto.

III. Representations and Warranties. To induce Secured Party to enter into this Amendment, Grantor does hereby represent and warrant to Secured Party, as to itself, that as of the date hereof:

A. after giving effect to the closing of the transactions contemplated by the Restructuring Agreement, there exists no Default or Event of Default under the Amended Security Agreement or any of the other Loan Documents;

B. Grantor has the power and authority and has taken all the necessary action to authorize the execution, delivery and performance of this Amendment;

C. this Amendment has been duly executed and delivered by a duly authorized officer of Grantor, and this Amendment and the Amended Security Agreement are the legal, valid and binding obligation of Grantor enforceable against Grantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity; and

D. the execution, delivery and performance of this Amendment in accordance with the terms hereof do not and will not, with the passage of time, the giving of notice or otherwise: (i) require any consent, approval, authorization, permit or license, governmental or otherwise which has not already been obtained or is not in full force and effect or violate any applicable law relating to Grantor; or (ii) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or bylaws, operating agreement or the partnership agreement, as the case may be, of Grantor, (B) any indenture, material agreement or other material instrument to which Grantor is a party or by which any of its properties may be bound, or (C) any material licenses of Grantor.

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IV. General. This Amendment:

A. shall be deemed to be a Loan Document;

B. embodies the entire understanding and agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written; and

C. may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by electronic transmission shall be equally effective as delivery of a manually executed counterpart to this Amendment.

V. Effect on Existing Security Agreement and Loan Documents.

A. Except as specifically amended by this Amendment, the Existing Security Agreement shall remain in full force and effect and is hereby ratified and confirmed.

B. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of or of any prior or existing Default or Event of Default under, or operate as a waiver of any right, power or remedy of Secured Party or any Lender under the Existing Security Agreement or any Loan Document. Secured Party on behalf of itself and the other Lenders hereby reserves all of its rights under the Loan Documents, at law and in equity in connection with any Defaults or Events of Default.

VI. No Course of Dealing or Performance. Grantor acknowledges and agrees that the execution, delivery and performance of this Amendment by Secured Party does not and shall not create (nor shall Grantor rely upon the existence of or claim or assert that there exists) any obligation of Secured Party to consider or agree to any other amendment of or consent with respect to any of the Loan Documents, or any other instrument or agreement to which Secured Party is a party (collectively an “Amendment or Consent”), and in the event that Secured Party subsequently agrees to consider any requested Amendment or Consent, neither the existence of this Amendment, nor any other conduct of Secured Party related hereto, shall be of any force or effect on Secured Party’s consideration or decision with respect to any such requested Amendment or Consent, and Secured Party shall not have any obligation whatsoever to consider or agree to any such Amendment or Consent.

VII. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

VIII. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

EMISPHERE TECHNOLOGIES, INC.

By
Name:
Title:

MHR INSTITUTIONAL PARTNERS IIA LP,

By:	MHR Institutional Advisors II LLC,
its general partner

By
	Name:	Janet Yeung
	Title:	Authorized Signatory

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EXHIBIT J

FAIRNESS OPINION